Exhibit 10.7

EXECUTION VERSION

AMENDMENT NO. 1 TO CREDIT AGREEMENT

AMENDMENT NO. 1 TO SECOND LIEN TERM LOAN CREDIT AGREEMENT, dated as of December 18, 2013 (this “Amendment”), among SAMSON INVESTMENT COMPANY, as the Borrower, each of the Lenders that is a signatory hereto and BANK OF AMERICA, N.A. (“Bank of America”), as Administrative Agent and Collateral Agent to the Credit Agreement, dated as of September 25, 2012 (the “Credit Agreement”), among the Borrower, the Lenders from time to time party thereto, the Administrative Agent and Collateral Agent and the various other parties thereto (capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement).

W I T N E S S E T H:

WHEREAS, the Borrower, the Administrative Agent and each Lender party hereto wishes to replace the Borrower’s existing Term Loans (the “Existing Term Loans”) with a new a tranche of Term Loans (the “Tranche 1 Term Loans”) created pursuant to Section 2.14(b) of the Credit Agreement for the purpose of refinancing the Existing Term Loans;

WHEREAS, upon the effectiveness of this Amendment, each Lender that shall have executed and delivered a consent to this Amendment substantially in the form of Annex A hereto (a “Consent”) indicating the “Cashless Settlement Option” (each, a “Cashless Option Lender”) shall be deemed to have exchanged all of its Existing Term Loans (or such lesser amount allocated to such Lender by Credit Suisse Securities (USA) LLC) for Tranche 1 Term Loans in the same aggregate principal amount as such Lender’s Existing Term Loans as of the Amendment No. 1 Effective Date (as defined below) and prior to giving effect to this Amendment (or such lesser amount allocated to such Lender by Credit Suisse Securities (USA) LLC), and such Lenders shall thereafter become Tranche 1 Term Loan Lenders in accordance with the provisions hereof;

WHEREAS, each of the entities listed on Schedule 1 hereto (each, an “Additional Tranche 1 Term Loan Lender”) has agreed to make Additional Tranche 1 Term Loans (as defined in Exhibit A) on the Amendment No. 1 Effective Date in the principal amount set forth next to such Additional Tranche 1 Term Loan Lender’s name, with the sum of all such commitments equaling to $186,389,790.66, the proceeds of which shall be applied to repay in full all then outstanding Existing Term Loans that are not exchanged for Tranche 1 Term Loans, as well as to prepay Existing Term Loans from Lenders that execute and deliver a Consent indicating the “Post-Closing Settlement Option” (each, a “Post-Closing Option Lender”);

WHEREAS, the Borrower shall no later than 2:00 pm (New York time) on the Amendment No. 1 Effective Date (i) submit to the Administrative Agent funds in such amount as necessary to pay all accrued and unpaid interest on the Existing Term Loans under the Credit Agreement and (ii) use proceeds from the Tranche 1 Term Loans made on the Amendment No. 1 Effective Date to prepay all outstanding Existing Term Loans on such date that are not exchanged for Tranche 1 Term Loans as well as prepay Existing Term Loans from each Post-Closing Option Lender; and

WHEREAS, Credit Suisse Securities (USA) LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated shall act as the Joint Lead Arrangers and Joint Bookrunners, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC shall act as Joint Bookrunners, and KKR Capital Markets LLC shall act as the Arranger and the Joint Manager (together with the Joint Lead Arrangers and Joint Bookrunners, the “Arrangers”), in connection with this Amendment.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the sufficiency and receipt of all of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Tranche 1 Term Loans.

(a) Subject to the terms and conditions set forth in the Credit Agreement as amended by this amendment (the “Amended Credit Agreement”), each Additional Tranche 1 Term Loan Lender hereby agrees to provide Additional Tranche 1 Term Loans equal to the commitment amount next to such Additional Tranche 1 Term Loan Lender’s name on Schedule 1 hereto, with the aggregate principal amount of such Additional Tranche 1 Term Loans equaling $186,389,790.66. The proceeds of the Additional Tranche 1 Term Loans will be used on the Amendment No. 1 Effective Date to repay in full the then outstanding Existing Term Loans that are not exchanged for Tranche 1 Term Loans, as well as to prepay Existing Term Loans from each Post-Closing Option Lender. The Additional Tranche 1 Term Loans shall have the terms set forth in the Amended Credit Agreement.

(b) Subject to the terms and conditions set forth in the Amended Credit Agreement, each Cashless Option Lender agrees to exchange its Initial Term Loans for a like principal amount of Tranche 1 Term Loans (or such lesser amount allocated to such Lender by Credit Suisse Securities (USA) LLC) on the Amendment No. 1 Effective Date. The Tranche 1 Term Loans shall have the terms set forth in the Amended Credit Agreement.

SECTION 2. Amendment. The Credit Agreement is, effective as of the Amendment No. 1 Effective Date, hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Amended Credit Agreement attached as Exhibit A hereto.

SECTION 3. Conditions of Effectiveness. This Amendment shall become effective as of the first date (such date being referred to as the “Amendment No. 1 Effective Date”) when each of the following conditions shall have been satisfied:

(a) Prior to 1:00 p.m. (New York City time) at least three Business Days prior to the Amendment No. 1 Effective Date, the Borrower shall have submitted to the Administrative Agent a prepayment notice pursuant to Section 5.1(a) of the Amended Credit Agreement in respect of the Existing Term Loans.

(b) The Borrower shall have submitted to the Administrative Agent a Notice of Borrowing which shall comply with the requirements of Section 2.3(a) of the Amended Credit Agreement.

(c) The Administrative Agent shall have received this Amendment, duly executed and delivered by (A) the Borrower, (B) each Cashless Option Lender and each Post-Closing Option Lender, (C) the Administrative Agent and (D) each Additional Tranche 1 Term Loan Lender.

(d) The Administrative Agent shall have received, on behalf of itself, the Collateral Agent and the Lenders, an opinion of (i) Simpson Thacher & Bartlett LLP, counsel for the Borrower and (ii) Woodburn and Wedge, Nevada counsel for the Borrower, in each case, dated the Amendment No. 1 Effective Date and addressed to the Administrative Agent, the Collateral Agent and the Lenders, in each case in form and substance reasonably satisfactory to the Administrative Agent.

(e) The Administrative Agent shall have received a certificate of the Loan Parties, substantially in the form of Exhibit G-1 to the Amended Credit Agreement, with appropriate insertions, executed by the Secretary or any Assistant Secretary of each Loan Party, and attaching the documents referred to in clause (g) below; provided that the Administrative Agent hereby acknowledges that it has received such certificate prior to the Amendment No. 1 Effective Date.

(f) Payment of (i) all reasonable and documented fees and expenses due to the Administrative Agent, the Collateral Agent and the Arrangers (including, without limitation, fees and reasonable out-of-pocket expenses of Cahill Gordon & Reindel LLP, in its capacity as counsel to the Administrative Agent and the Arrangers) and (ii) all fees required to be paid on the Amendment No. 1 Effective Date pursuant to any engagement letter or fee letter previously agreed in writing among the Arrangers and the Borrower. Simultaneous with effectiveness, the Lenders under the Credit Agreement shall have been paid all accrued interest and paid or exchanged all outstanding principal under the Credit Agreement.

(g) The Administrative Agent shall have received (a) a copy of the resolutions, in form and substance reasonably satisfactory to the Administrative Agent, of the board of directors or managers of each Loan Party (or a duly authorized committee thereof) authorizing (i) the execution, delivery and performance of the Loan Documents to be delivered on the Amendment No. 1 Effective Date (and any agreements relating thereto) to which it is a party and (ii) in the case of the Borrower, the extensions of credit contemplated by the Amended Credit Agreement and (b) true and complete copies of each of the organizational documents of each Person that is a Loan Party as of the Amendment No. 1 Effective Date; provided that the Administrative Agent hereby acknowledges that it has received such documents required to be delivered pursuant to clauses (a) and (b) prior to the Amendment No. 1 Effective Date.

(h) On the Amendment No. 1 Effective Date, (i) no Default or Event of Default shall exist and be continuing and (ii) the representations and warranties set forth in Section 8 of the Amended Credit Agreement shall be true and correct in all material respects as if made on the Amendment No. 1 Effective Date and as of such date (except to the extent made as of a specific date, in which case such representation and warranty shall be true and correct in all material respects on and as of such specific date).

(i) The Administrative Agent and the Arrangers shall have received all documentation and other information about the Borrower and the Guarantors as shall have been reasonably requested in writing by the Administrative Agent or the Arrangers at least five calendar days prior to the Amendment No. 1 Effective Date required by U.S. regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act; provided that the Administrative Agent hereby acknowledges that it has received such documentation or information required to be delivered pursuant to this clause (i) prior to the Amendment No. 1 Effective Date.

SECTION 4. Representations and Warranties. Each Loan Party represents and warrants as follows as of the date hereof:

(a) Neither the execution, delivery or performance by such Loan Party of this Amendment nor compliance with the terms and provisions hereof and the other transactions contemplated hereby will (i) contravene any applicable provision of any material law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality, (ii) result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of such Loan Party or any of its Restricted Subsidiaries (other than Liens created under the Loan Documents)

pursuant to, the terms of any material indenture, loan agreement, lease agreement, mortgage, deed of trust, agreement or other material instrument to which such Loan Party or any of its Restricted Subsidiaries is a party or by which it or any of its property or assets is bound other than any such breach, default or Lien that could not reasonably be expected to result in a Material Adverse Effect or (iii) violate any provision of the certificate of incorporation, by-laws, articles or other organizational documents of such Loan Party or any of its Restricted Subsidiaries.

(b) Such Loan Party has the corporate or other organizational power and authority to execute, deliver and carry out the terms and provisions of this Amendment and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of this Amendment. Such Loan Party has duly executed and delivered this Amendment and this Amendment constitutes the legal, valid and binding obligation of such Loan Party enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors’ rights generally and general principles of equity (whether considered in a proceeding in equity or law).

SECTION 5. Covenant Regarding Collateral.

The Borrower agrees, within 90 days of such request (unless extended by the Collateral Agent in its reasonable discretion), to take such actions requested by the Collateral Agent pursuant to Section 9.20(a) of the Amended Credit Agreement in connection with this Amendment (which, for avoidance of doubt, may include, without limitation, the execution and filing of amendments to real property mortgages).

SECTION 6. Reference to and Effect on the Credit Agreement and the Loan Documents.

(a) On and after the Amendment No. 1 Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended by this Amendment (i.e., the Amended Credit Agreement).

(b) The Credit Agreement and each of the other Loan Documents, as specifically amended by this Amendment are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Security Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents, in each case, as amended by this Amendment and all guarantees and grants of security interests are hereby reaffirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender, the Administrative Agent or the Collateral Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents. On and after the effectiveness of this Amendment, this Amendment shall for all purposes constitute a Loan Document.

(d) By executing and delivering a copy of this Amendment, each applicable Loan Party hereby agrees and confirms that all Obligations (including those created hereby) shall continue to be guaranteed and secured pursuant to the Loan Documents.

SECTION 7. Execution in Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by facsimile or electronic transmission of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment.

SECTION 8. Governing Law; Waivers.

(I) THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(II) EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY:

(A) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AMENDMENT OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AND APPELLATE COURTS FROM ANY THEREOF;

(B) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING SHALL BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(C) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO SUCH PERSON AT ITS ADDRESS SET FORTH ON SCHEDULE 13.2 OF THE AMENDED CREDIT AGREEMENT OR AT SUCH OTHER ADDRESS OF WHICH THE ADMINISTRATIVE AGENT SHALL HAVE BEEN NOTIFIED PURSUANT TO SECTION 13.2 OF THE AMENDED CREDIT AGREEMENT;

(D) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY REQUIREMENTS OF LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION;

(E) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN THIS SECTION 8 ANY SPECIAL, EXEMPLARY, INDIRECT, PUNITIVE OR CONSEQUENTIAL DAMAGES; AND

(F) AGREES THAT A FINAL JUDGMENT IN ANY ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(III) EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AMENDMENT AND FOR ANY COUNTERCLAIM THEREIN.

[The remainder of this page is intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

SAMSON INVESTMENT COMPANY,
as Borrower

By:	/s/ Philip Cook
Name:	Philip Cook
Title:	Executive Vice President and Chief Financial Officer

SAMSON RESOURCES CORPORATION

SAMSON RESOURCES COMPANY

SAMSON HOLDINGS, INC.

SAMSON-INTERNATIONAL, LTD.

SAMSON CONTOUR ENERGY CO.

SAMSON CONTOUR ENERGY E&P, LLC

SAMSON LONE STAR, LLC

GEODYNE RESOURCES, INC.,

as Guarantors

By:	/s/ Philip Cook
Name:	Philip Cook
Title:	Executive Vice President and Chief Financial Officer

[Amendment No. 1]

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Don B. Pinzon
Name:	Don B. Pinzon
Title:	Vice President

[Amendment No. 1]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as an Additional Tranche 1 Term Loan Lender

By:	/s/ Vipul Dhadda
Name:	Vipul Dhadda
Title:	Authorized Signatory

By:	/s/ Sally Reyes
Name:	Sally Reyes
Title:	Authorized Signatory

[Amendment No. 1]

ANNEX A

CONSENT TO AMENDMENT NO. 1

CONSENT (this “Consent”) to Amendment No. 1 (“Amendment”) to the Credit Agreement, dated as of September 25, 2012 (the “Credit Agreement”) among Samson Investment Company, a Nevada corporation (the “Borrower”), the lending institutions from time to time parties thereto (each a “Lender” and, collectively, the “Lenders”), and Bank of America, N.A., as Administrative Agent and Collateral Agent, and the various other parties thereto. Capitalized terms used in this Consent but not defined in this Consent have the meanings assigned to such terms in the Credit Agreement (as amended by the Amendment).

Lenders with Existing Term Loans. The undersigned Lender hereby irrevocably and unconditionally approves the Amendment and consents as follows (check ONE option):

Cashless Settlement Option

☐    to exchange 100% of the outstanding principal amount of the Existing Term Loans held by such Lender (or such lesser amount allocated to such Lender by Credit Suisse Securities (USA) LLC) into a Tranche 1 Term Loan in a like principal amount.

Post-Closing Settlement Option

☐    to have 100% of the outstanding principal amount of the Existing Term Loans held by such Lender prepaid on the Amendment No. 1 Effective Date and purchase by assignment the principal amount of Tranche 1 Term Loans committed to separately by the undersigned (or such lesser amount allocated to such Lender by Credit Suisse Securities (USA) LLC).

Please indicate the principal amount of Existing Term Loans currently outstanding for each Lender executing this Consent.

Lender	Existing Term Loan Amount

IN WITNESS WHEREOF, the undersigned has caused this Consent to be executed and delivered by a duly authorized officer as of the         of December, 2013.

,
as a Lender (type name of the legal entity)

By:
Name:
Title:

If a second signature is necessary:

By:
Name:
Title:

Name of Fund Manager (if any):

SCHEDULE 1

Additional Tranche 1 Term Loan Commitments

Lender	Additional Tranche 1 Term Loan Commitment
Credit Suisse AG, Cayman Islands Branch	$186,389,790.66

EXHIBIT A

MARKED TO REFLECT CHANGES

ADDED TEXT SHOWN UNDERSCORED

DELETED TEXT SHOWN ~~STRIKETHROUGH~~

$1,000,000,000

SECOND LIEN TERM LOAN CREDIT AGREEMENT

Dated as of September 25, 2012

as Amended on December 18, 2013

among

SAMSON INVESTMENT COMPANY,

as the Borrower,

The Several Lenders

from Time to Time Parties Hereto,

~~BANK OF AMERICA~~BANK OF AMERICA, N.A.,

as Administrative Agent and Collateral Agent,

CREDIT SUISSE SECURITIES (USA) LLC,

~~as Syndication Agent~~

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, ~~and~~

as Amendment No. 1 Joint Lead Arrangers and Amendment No.1 Joint Bookrunners

~~CREDIT SUISSE SECURITIES (USA) LLC,~~

~~as Joint Lead Arrangers,~~

~~MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,~~

~~CREDIT SUISSE SECURITIES (USA) LLC,~~

J.P. MORGAN SECURITIES LLC,

WELLS FARGO SECURITIES, LLC,

~~BMO CAPITAL MARKETS CORP.,~~

~~BARCLAYS BANK PLC,~~

~~CITIGROUP GLOBAL MARKETS INC.,~~

~~RBC CAPITAL MARKETS and~~

~~MIZUHO CORPORATE BANK, LTD.~~

as Amendment No. 1 Joint Bookrunners, and

KKR CAPITAL MARKETS LLC,

as Amendment No. 1 Arranger and Amendment No. 1 Joint Manager ~~and Arranger~~

TABLE OF CONTENTS

Page

SECTION 1. DEFINITIONS		1

1.1.	Defined Terms	1
1.2.	Other Interpretive Provisions	~~53~~55
1.3.	Accounting Terms	~~54~~56
1.4.	Rounding	~~54~~56
1.5.	References to Agreements, Laws, Etc.	~~54~~56
~~1.6.~~	~~[Reserved]~~	~~55~~

SECTION 2. AMOUNT AND TERMS OF CREDIT		~~55~~56

2.1.	Commitments	~~55~~56
2.2.	Maximum Number of Borrowings	~~55~~57
2.3.	Notice of Borrowing	~~55~~57
2.4.	Disbursement of Funds	~~56~~58
2.5.	Repayment of Loans; Evidence of Debt	~~56~~58
2.6.	Conversions and Continuations	~~57~~59
2.7.	Pro Rata Borrowings	~~58~~60
2.8.	Interest	~~58~~60
2.9.	Interest Periods	~~59~~61
2.10.	Increased Costs, Illegality, Etc.	~~60~~61
2.11.	Compensation	~~61~~63
2.12.	Change of Lending Office	~~61~~63
2.13.	Notice of Certain Costs	~~62~~63
2.14.	Incremental Facilities	~~62~~64
2.15.	Extensions of Term Loans	~~63~~65

SECTION 3. [RESERVED]		~~65~~67

SECTION 4. FEES; COMMITMENTS		~~65~~67

4.1.	Administrative Agent’s Fees	~~65~~67
4.2.	Mandatory Termination of Commitments	~~65~~67

SECTION 5. PAYMENTS		~~65~~68

5.1.	Voluntary Prepayments	~~66~~68
5.2.	Mandatory Prepayments	~~69~~71
5.3.	Method and Place of Payment	~~69~~71
5.4.	Net Payments	~~70~~72
5.5.	Computations of Interest	~~73~~75
5.6.	Limit on Rate of Interest	~~73~~75

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Page

SECTION 6. CONDITIONS PRECEDENT TO INITIAL BORROWING		~~73~~75

6.1.	Loan Documents	~~73~~75
6.2.	Collateral	~~74~~76
6.3.	Legal Opinions	~~75~~77
6.4.	Closing Certificates	~~75~~77
6.5.	Authorization of Proceedings of Each Loan Party; Organizational Documents	~~75~~77
6.6.	Fees	~~75~~77
6.7.	Representations and Warranties	~~75~~77
6.8.	Solvency Certificate	~~75~~77
6.9.	Patriot Act	~~75~~77

SECTION 7. ~~[RESERVED]~~CONDITIONS PRECEDENT TO TRANCHE 1 TERM LOAN BORROWING		~~75~~78

SECTION 8. REPRESENTATIONS, WARRANTIES AND AGREEMENTS		~~76~~78

8.1.	Corporate Status	~~76~~78
8.2.	Corporate Power and Authority; Enforceability	~~76~~78
8.3.	No Violation	~~76~~78
8.4.	Litigation	~~76~~78
8.5.	Margin Regulations	~~76~~78
8.6.	Governmental Approvals	~~76~~79
8.7.	Investment Company Act	~~77~~79
8.8.	True and Complete Disclosure	~~77~~79
8.9.	Financial Condition; Financial Statements	~~77~~79
8.10.	Tax Matters	~~77~~80
8.11.	Compliance with ERISA	~~78~~80
8.12.	Subsidiaries	~~78~~80
8.13.	Intellectual Property	~~78~~81
8.14.	Environmental Laws	~~79~~81
8.15.	Properties	~~79~~81
8.16.	Solvency	~~79~~81
8.17.	Insurance	~~79~~82
8.18.	Gas Imbalances, Prepayments	~~80~~82
8.19.	Marketing of Production	~~80~~82
8.20.	Hedging Agreements	~~80~~82
8.21.	Patriot Act	~~80~~82

SECTION 9. COVENANTS		~~80~~82

9.1.	Reports and Other Information	~~80~~82
9.2.	Compliance Certificate	~~82~~85
9.3.	Taxes	~~83~~85
9.4.	Stay, Extension and Usury Laws	~~83~~85
9.5.	Limitation on Restricted Payments	~~83~~86
9.6.	Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries	~~91~~93
9.7.	Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock	~~93~~95
9.8.	Asset Sales	~~98~~100
9.9.	Transactions with Affiliates	~~100~~102
9.10.	Liens	~~103~~105

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Page

9.11.	Corporate Existence	~~103~~105
9.12.	[Reserved]	~~104~~106
9.13.	Limitation on Guarantees of Indebtedness by Restricted Subsidiaries	~~104~~106
9.14.	Merger, Consolidation or Sale of All or Substantially All Assets	~~104~~106
9.15.	Successor Corporation Substituted	~~106~~108
9.16.	Use of Proceeds	~~106~~109
9.17.	Insurance	~~107~~109
9.18.	Compliance with Statutes, Regulations, Etc.	~~107~~109
9.19.	Additional Guarantors and Collateral	~~107~~109
9.20.	Further Assurances	~~108~~110
9.21.	Suspension of Covenants	~~108~~111

SECTION 10. [RESERVED]		~~110~~112

SECTION 11. DEFAULTS AND REMEDIES		~~110~~112

11.1.	Events of Default	~~110~~112
11.2.	Remedies upon Event of Default, Waivers of Past Defaults	~~112~~114
11.3.	Application of Proceeds	~~112~~115

SECTION 12. THE AGENTS		~~113~~115

12.1.	Appointment	~~113~~115
12.2.	Delegation of Duties	~~114~~116
12.3.	Exculpatory Provisions	~~114~~116
12.4.	Reliance by Agents	~~114~~116
12.5.	Notice of Default	~~115~~117
12.6.	Non-Reliance on Administrative Agent, Collateral Agent and Other Lenders	~~115~~117
12.7.	Indemnification	~~115~~118
12.8.	Agents in Their Individual Capacities	~~116~~118
12.9.	Successor Agents	~~116~~119
12.10.	Withholding Tax	~~117~~119
12.11.	Security Documents and Collateral Agent under Security Documents and Guarantee	~~117~~119
12.12.	Right to Realize on Collateral and Enforce Guarantee	~~117~~120
12.13.	Appointment	~~118~~120

SECTION 13. MISCELLANEOUS		~~118~~121

13.1.	Amendments, Waivers and Releases	~~118~~121
13.2.	Notices	~~120~~123
13.3.	No Waiver; Cumulative Remedies	~~121~~123
13.4.	Survival of Representations and Warranties	~~121~~123
13.5.	Payment of Expenses; Indemnification	~~121~~123
13.6.	Successors and Assigns; Participations and Assignments	~~122~~124
13.7.	Replacements of Lenders Under Certain Circumstances	~~127~~130
13.8.	Adjustments; Set-off	~~128~~130
13.9.	Counterparts	~~129~~131
13.10.	Severability	~~129~~131
13.11.	Integration	~~129~~131
13.12.	GOVERNING LAW	~~129~~132

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Page

13.13.	Submission to Jurisdiction; Waivers	~~129~~132
13.14.	Acknowledgments	~~130~~132
13.15.	WAIVERS OF JURY TRIAL	~~131~~133
13.16.	Confidentiality	~~131~~133
13.17.	[Reserved]	~~132~~134
13.18.	Direct Website Communications	~~132~~134
13.19.	USA PATRIOT Act	~~133~~136
13.20.	Payments Set Aside	~~133~~136
13.21.	Reinstatement	~~134~~136
13.22.	Release of Liens	~~134~~136
13.23.	Release of Subsidiary Guarantee. Each Subsidiary’s Subsidiary	~~135~~137

SCHEDULES

Schedule 1.1(a)	Commitments
Schedule 1.1(b)	Excluded Stock
Schedule 1.1(c)	Excluded Subsidiaries
Schedule 1.1(d)	Closing Date Subsidiary Guarantors
Schedule 1.1(e)	Closing Date Mortgaged Properties
Schedule 6.3	Local Counsels
Schedule 8.4	Litigation
Schedule 8.12	Subsidiaries
Schedule 8.18	Closing Date Gas Imbalances
Schedule 8.19	Closing Date Marketing Agreements
Schedule 8.20	Closing Date Hedging Agreements
Schedule 9.20	Further Assurances
Schedule 13.2	Notice Addresses

EXHIBITS

Exhibit A	Form of Guarantee
Exhibit B	Form of Security Agreement
Exhibit C	Form of Pledge Agreement
Exhibit D	[Reserved]
Exhibit E	Form of Notice of Borrowing
Exhibit F	Form of Legal Opinion of Simpson Thacher & Bartlett LLP
Exhibit G-1	Form of Secretary’s Certificate
Exhibit G-2	Form of Officer’s Certificate
Exhibit H	Form of Assignment and Acceptance
Exhibit I	Form of Term Loan Note
Exhibit J	Form of Solvency Certificate
Exhibit K	Form of Non-Bank Tax Certificate
Exhibit L	Form of First Lien/Second Lien Intercreditor Agreement
Exhibit M	Form of Equal Priority Lien Intercreditor Agreement

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SECOND LIEN TERM LOAN CREDIT AGREEMENT dated as of September 25, 2012, among SAMSON INVESTMENT COMPANY, a Nevada corporation (the “Borrower”), the lending institutions from time to time parties hereto (each a “Lender” and, collectively, the “Lenders”) and BANK OF AMERICA, N.A., as Administrative Agent and Collateral Agent (such terms and each other capitalized term used but not defined in this preamble having the meaning provided in Section 1 hereto).

WHEREAS, the Borrower has requested that, immediately upon the satisfaction in full of the conditions precedent set forth in Section 6 below, the Lenders extend credit to the Borrower in the form of $1,000,000,000 in aggregate principal amount of Initial Term Loans to be borrowed on the Closing Date (the “Initial Term Loan Facility”);

WHEREAS, the Borrower, the Administrative Agent and each Lender party to the Amendment Agreement wish to replace the Borrower’s remaining principal of existing Initial Term Loans with a new tranche of Term Loans (the “Tranche 1 Term Loans”) created pursuant to Section 2.14(b) hereof and to be borrowed on the Amendment No. 1 Effective Date for the purpose of refinancing such Initial Term Loans;

WHEREAS, the Lenders have indicated their willingness to extend such credit on the terms and subject to the conditions set forth herein;

WHEREAS, in connection with the foregoing and as an inducement for the Lenders to extend the credit contemplated hereunder, the Borrower has agreed to secure all of its Obligations by granting to the Collateral Agent, for the benefit of the Secured Parties, a second priority lien on substantially all of its assets (except as otherwise set forth in the Credit Documents), including a pledge of all of the Capital Stock (other than Excluded Stock) of each of its Subsidiaries; and

WHEREAS, in connection with the foregoing and as an inducement for the Lenders to extend the credit contemplated hereunder, the Guarantors have agreed to guarantee the Obligations and to secure their respective guarantees by granting to the Collateral Agent, for the benefit of Secured Parties, a second priority lien on substantially all of their respective assets (except as otherwise set forth in the Credit Documents), including a pledge of all of the Capital Stock (other than Excluded Stock) of their respective Subsidiaries;

NOW THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto hereby agree as follows:

SECTION 1. Definitions

1.1. Defined Terms.

(a) As used herein, the following terms shall have the meanings specified in this Section 1.1 unless the context otherwise requires (it being understood that defined terms in this Agreement shall include in the singular number the plural and in the plural the singular):

“ABR” shall mean for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Effective Rate plus  1⁄2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by the Administrative Agent as its “prime rate”, (c) the LIBOR Rate for a one-month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.0% and (d)(i) 2.25% with respect to the Initial Term Loans and (ii) 2.00% with respect to the Tranche 1 Term Loans; provided that, for the avoidance of doubt, for purposes of calculating the LIBOR Rate pursuant to clause (c) above, the LIBOR Rate for any day shall be based on the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time) on such day by reference to the rate appearing on the Reuters Screen LIBOR01 Page (or any successor page or any successor service, or any substitute page or substitute for such service, providing rate quotations comparable to the Reuters Screen LIBOR01 Page, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) for a period equal to one-month. The “prime rate” is a rate set by the Administrative Agent based upon various factors, including the Administrative Agent’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the ABR due to a change in such rate announced by the Administrative Agent, in the Federal Funds Effective Rate or in the one-month LIBOR Rate shall take effect at the opening of business on the day specified in the public announcement of such change.

“ABR Loan” shall mean each Loan bearing interest based on the ABR.

“Acceptable Commitment” shall have the meaning provided in Section 9.8(b) hereof.

“Acquired Indebtedness” shall mean, with respect to any specified Person,

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Acquisition” shall mean the acquisition contemplated by the Stock Purchase Agreement pursuant to which Holdings acquired all of the issued and outstanding shares of capital stock of the Borrower.

“Additional Assets” shall mean:

(1) any properties or assets to be used by the Borrower or a Restricted Subsidiary in the Oil and Gas Business;

(2) capital expenditures by the Borrower or a Restricted Subsidiary in the Oil and Gas Business;

(3) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of the acquisition of such Capital Stock by the Borrower or another Restricted Subsidiary; or

(4) Capital Stock constituting a Minority Interest in any Person that at such time is a Restricted Subsidiary;

provided, however, that, in the case of clauses (3) and (4), such Restricted Subsidiary is primarily engaged in the Oil and Gas Business.

“Additional Lender” shall have the meaning provided in Section 2.14(d).

“Additional Tranche 1 Term Loan” shall mean a Tranche 1 Term Loan that is made pursuant to Section 2.1(c)(y) on the Amendment No. 1 Effective Date.

“Additional Tranche 1 Term Loan Commitment” shall mean the amount set forth opposite each Additional Tranche 1 Term Loan Lender’s name on Schedule 1 to the Amendment Agreement as such Lender’s “Additional Tranche 1 Term Loan Commitment”. The aggregate amount of the Additional Tranche 1 Term Loan Commitments as of the Amendment No. 1 Effective Date is $186,389,790.66.

“Additional Tranche 1 Term Loan Lender” means each Lender on the date hereof with an Additional Tranche 1 Term Loan Commitment, as set forth opposite such Lender’s name on Schedule 1 to the Amendment Agreement as such Lender’s “Additional Tranche 1 Term Loan Commitment”.

“Administrative Agent” shall mean Bank of America, N.A., as the administrative agent for the Lenders under this Agreement and the other Loan Documents, or any successor administrative agent appointed in accordance with the provisions of Section 12.9.

“Administrative Agent’s Office” shall mean the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 13.2, or such other address or account as the Administrative Agent may from time to time notify in writing to the Borrower and the Lenders.

“Administrative Questionnaire” shall have the meaning provided in Section 13.6(b)(ii)(D) hereof.

“Affiliate” of any specified Person shall mean, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Affiliate Transaction” shall have the meaning provided in Section 9.9(a) hereof.

“Affiliated Institutional Lender” shall mean any investment fund managed or advised by Affiliates of an Investor that is a bona fide debt fund and that extends credit or buys loans in the ordinary course of business.

“Affiliated Lender” shall mean a Lender that is an Investor or any Affiliate thereof (other than Holdings, any Subsidiary of Holdings, any Borrower or any Affiliated Institutional Lender).

“Agent Parties” shall have the meaning provided in Section 13.18(d).

“Agents” shall mean the Administrative Agent, the Collateral Agent, the Syndication Agent and each Joint Lead Arranger ~~and~~, Joint Bookrunner, Amendment No. 1 Joint Lead Arrangers and Amendment No. 1 Joint Bookrunners.

“Agreement” shall mean this Second Lien Term Loan Credit Agreement.

“Amendment Agreement” means Amendment No. 1 to the Second Lien Term Loan Credit Agreement, dated as of December 18, 2013, among the Borrower, the Administrative Agent, the Lenders party thereto and the Additional Tranche 1 Term Lenders as of the date thereof.

“Amendment No. 1 Effective Date” shall have the meaning provided in the Amendment Agreement.

“Amendment No. 1 Joint Bookrunners” shall mean Credit Suisse Securities (USA) LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as bookrunners under the Amendment Agreement.

“Amendment No. 1 Joint Lead Arrangers” shall mean Credit Suisse Securities (USA) LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as lead arrangers under the Amendment Agreement.

“Applicable ABR Margin” shall mean at any date, (i) with respect to each ABR Loan that is an Initial Term Loan, 3.75% per annum and (ii) with respect to each ABR Loan that is a Tranche 1 Term Loan, 3.00% per annum.

“Applicable LIBOR Margin” shall mean at any date, (i) with respect to each LIBOR Loan that is an Initial Term Loan, 4.75% per annum and (ii) with respect to each LIBOR Loan that is a Tranche 1 Term Loan, 4.00% per annum.

“Applicable Ratio Calculation Date” shall mean the applicable date of calculation for the Fixed Charge Coverage Ratio.

“Applicable Ratio Measurement Period” shall mean the most recently ended four fiscal quarters immediately preceding the Applicable Ratio Calculation Date for which internal financial statements are available.

“Approved Fund” shall mean any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Asset Sale” shall mean any direct or indirect sale, lease (including by means of Production Payments and Reserve Sales and a Sale and Lease-Back Transaction) (other than an operating lease entered into in the ordinary course of the Oil and Gas Business), transfer, issuance or other disposition, or a series of related sales, leases, transfers, issuances or dispositions that are part of a common plan, of (A) shares of Capital Stock of a Restricted Subsidiary (other than Preferred Stock of Restricted Subsidiaries issued in compliance with Section 9.7 hereof, and directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Borrower or a Restricted Subsidiary), (B) all or substantially all of the assets of any division or line of business of the Borrower or any Restricted Subsidiary (excluding any division or line of business the assets of which are owned by an Unrestricted Subsidiary) or (C) any other assets of the Borrower or any Restricted Subsidiary outside of the ordinary course of business of the Borrower or such Restricted Subsidiary (each referred to for the purposes of this definition as a “disposition”), in each case by the Borrower or any of its Restricted Subsidiaries, including any disposition by means of a merger, consolidation or similar transaction.

Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

(1) any disposition of obsolete or worn out equipment in the ordinary course of business or any disposition of inventory or goods (or other assets) held for sale or no longer used in the ordinary course of business;

(2) the disposition of all or substantially all of the assets of the Borrower in a manner permitted pursuant to the provisions described under Section 9.14 hereof or any disposition that constitutes a Change of Control pursuant to this Agreement;

(3) the making of any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under Section 9.5 hereof;

(4) any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of transactions with an aggregate Fair Market Value of less than $50.0 million;

(5) any disposition of property or assets or issuance of securities by a Restricted Subsidiary of the Borrower to the Borrower or by the Borrower or a Restricted Subsidiary of the Borrower to another Restricted Subsidiary of the Borrower;

(6) to the extent allowable under Section 1031 of the Internal Revenue Code of 1986, or any comparable or successor provision, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

(7) the lease, assignment, sub-lease, license or sub-license of, or any transfer related to a “reverse build to suit” or similar transaction in respect of, any real or personal property in the ordinary course of business;

(8) any issuance, sale or pledge of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(9) foreclosures, condemnation or any similar action on assets;

(10) sales of accounts receivable, or participations therein, in connection with any Receivables Facility;

(11) any financing transaction with respect to property built or acquired by the Borrower or any Restricted Subsidiary after February 8, 2012, including Sale and Lease-Back Transactions and asset securitizations permitted by this Agreement;

(12) any surrender, expiration or waiver of contractual rights, oil and gas leases, or the settlement, release or surrender of contractual rights or other litigation claims in the ordinary course of business;

(13) the sale or discount of inventory, accounts receivable or notes receivable in the ordinary course of business or the conversion of accounts receivable to notes receivable;

(14) the licensing or sub-licensing of intellectual property or other general intangibles in the ordinary course of business, other than the licensing of intellectual property on a long-term basis;

(15) the unwinding of any Hedging Obligations;

(16) sales, transfers and other dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(17) the lapse or abandonment of intellectual property rights in the ordinary course of business, which in the reasonable good faith determination of the Borrower are not material to the conduct of the business of the Borrower and its Restricted Subsidiaries taken as a whole;

(18) the sale or other disposition of cash, Cash Equivalents or Investment Grade Securities;

(19) the issuance of directors’ qualifying shares and shares issued to foreign nationals as required by applicable law;

(20) a disposition of Hydrocarbons or mineral products inventory in the ordinary course of business;

(21) any Production Payments and Reserve Sales; provided that any such Production Payments and Reserve Sales, other than incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists and other providers of technical services to the Borrower or a Restricted Subsidiary, shall have been created, incurred, issued, assumed or Guaranteed in connection with the financing of, and within 60 days after the acquisition of, the property that is subject thereto;

(22) the abandonment, farm-out pursuant to a Farm-Out Agreement, lease or sublease of developed or underdeveloped Oil and Gas Properties owned or held by the Borrower or any Restricted Subsidiary in the ordinary course of business or which are usual and customary in the Oil and Gas Business generally or in the geographic region in which such activities occur; and

(23) a disposition (whether or not in the ordinary course of business) of any Oil and Gas Property or interest therein to which no proved reserves are attributable at the time of such disposition.

For the avoidance of doubt, in the event that a transaction (or any portion thereof) meets the criteria of a permitted Asset Sale and would also be a permitted Restricted Payment or Permitted Investment, the Borrower, in its sole discretion, will be entitled to divide and classify such transaction (or any portion thereof) as an Asset Sale and/or one or more of the types of permitted Restricted Payments or Permitted Investments.

“Asset Sale Offer” shall have the meaning provided in Section 9.8(c) hereof.

“Assignment and Acceptance” shall mean an assignment and acceptance substantially in the form of Exhibit H hereto, or such other form as may be approved by the Administrative Agent, acting reasonably.

“Auction Agent” means (a) the Administrative Agent or (b) any other financial institution or advisor employed by Borrower (whether or not an Affiliate of the Administrative Agent) to act as an arranger in connection with any Discounted Loan Prepayment pursuant to Section 5.1(b)(ii); provided that the Borrower shall not designate the Administrative Agent as the Auction Agent without the written consent of the Administrative Agent (it being understood that the Administrative Agent shall be under no obligation to agree to act as the Auction Agent).

“Authorized Officer” shall mean as to any Person, the President, the Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer, the Treasurer, the Assistant or Vice Treasurer, the Vice President-Finance, the General Counsel and any manager, managing member or general partner, in each case, of such Person, and any other senior officer designated as such in writing to the Administrative Agent by such Person. Any document delivered hereunder that is signed by an Authorized Officer shall be conclusively presumed to have been authorized by all necessary corporate, limited liability company, partnership and/or other action on the part of the Borrower or any other Loan Party and such Authorized Officer shall be conclusively presumed to have acted on behalf of such Person.

“Bankruptcy Code” shall mean Title 11 of the United States Code, as amended.

“Bankruptcy Law” shall mean the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“BBA LIBOR” shall have the meaning provided in the definition of “LIBOR Rate”.

“benefited Lender” shall have the meaning provided in Section 13.8(a) hereof.

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States (or any successor).

“board of directors” means, for any Person, the board of directors or other governing body of such Person or, if such Person does not have such a board of directors or other governing body and is owned or managed by a single entity, the board of directors or other governing body of such entity, or, in either case, any committee thereof duly authorized to act on behalf of such board of directors or other governing body. Unless otherwise provided, “board of directors” means the board of directors of the Borrower.

“Board Resolution” shall mean with respect to the Borrower, a duly adopted resolution of the board of directors of the Borrower or any committee thereof.

“Borrower” shall have the meaning provided in the preamble to this Agreement.

“Borrower Offer of Specified Discount Prepayment” means the offer by Borrower to make a voluntary prepayment of Loans at a specified discount to par pursuant to Section 5.1(b)(ii).

“Borrowing” shall mean and include (a) the incurrence of one Class and Type of Initial Term Loan on the Closing Date (or resulting from conversions on a given date after the Closing Date) having, in the case of LIBOR Loans, the same Interest Period (provided that ABR Loans incurred pursuant to Section 2.10(b) shall be considered part of any related Borrowing of LIBOR Loans) ~~or~~, (b) the incurrence of one Class and Type of Tranche 1 Term Loan on the Amendment No. 1 Effective Date (or resulting from conversions on a given date after the Amendment No. 1 Effective Date) having, in the case of LIBOR Loans, the same Interest Period (provided that ABR Loans incurred pursuant to Section 2.10(b) shall be considered part of any related Borrowing of LIBOR Loans) or (c) the incurrence of one Class and Type of Incremental Term Loan on an Incremental Facility Closing Date (or resulting from conversions on a given date after the applicable Incremental Facility Closing Date) having, in the case of LIBOR Loans, the same Interest Period (provided that ABR Loans incurred pursuant to Section 2.10(b) shall be considered part of any related Borrowing of LIBOR Loans).

“Borrowing Base” shall mean at any date an amount equal to the amount of (a) 65% of the net present value discounted at 9% of proved developed producing (PDP) reserves, plus (b) 35% of the net present value discounted at 9% of proved developed non-producing (PDNP) reserves, plus (c) 25% of the net present value discounted at 9% of proven undeveloped (PUD) reserves, plus or minus (d) 65% of the net present value discounted at 9% of the future receipts expected to be paid to or by the

Borrower and its Restricted Subsidiaries under commodity Hedging Agreements (other than basis differential commodity Hedging Agreements), netted against the price described below, plus or minus (e) 65% of the net present value discounted at 9% of the future receipts expected to be paid to or by the Borrower and its Restricted Subsidiaries under basis differential commodity Hedging Agreements, in each case for the Borrower and its Restricted Subsidiaries, and (i) for purposes of clauses (a) through (d) above, as estimated by the Borrower in a reserve report prepared by the Borrower’s petroleum engineers applying the relevant NYMEX published forward prices adjusted for relevant basis differentials (before any state or federal or other income tax) and (ii) for purposes of clauses (d) and (e) above, as estimated by the Borrower applying, if available, the relevant NYMEX published forward basis differential or, if such NYMEX forward basis differential is unavailable, in good faith based on historical basis differential (before any state or federal or other income tax). For any months beyond the term included in published NYMEX forward pricing, the price used will be equal to the last published contract escalated at 1.5% per annum.

“Business Day” shall mean any day excluding Saturday, Sunday and any other day on which banking institutions in New York City or Tulsa, Oklahoma are authorized by law or other governmental actions to close, and, if such day relates to any interest rate settings as to a LIBOR Loan, any fundings, disbursements, settlements and payments in respect of any such LIBOR Loan, or any other dealings pursuant to this Agreement in respect of any such LIBOR Loan, such day shall be a day on which dealings in deposits in Dollars are conducted by and between banks in the London interbank eurodollar market.

“Capital Stock” shall mean:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligations” shall mean, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP; provided that any obligations of the Borrower or its Restricted Subsidiaries, or of a special purpose or other entity not consolidated with the Borrower and its Restricted Subsidiaries, either existing on February 8, 2012 or created prior to any recharacterization described below (or any refinancings thereof) (i) that were not included on the consolidated balance sheet of the Borrower as capital lease obligations and (ii) that are subsequently recharacterized as capital lease obligations or, in the case of such a special purpose or other entity becoming consolidated with the Borrower and its Restricted Subsidiaries, due to a change in accounting treatment or otherwise, shall for all purposes not be treated as Capital Lease Obligations or Indebtedness.

“Cash Equivalents” shall mean:

(1) United States dollars,

(2) Canadian dollars,

(3) (a) euros, pounds sterling or any national currency of any participating member state in the European Union or,

(b) local currencies held from time to time in the ordinary course of business,

(4) securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of the U.S. government with maturities of 24 months or less from the date of acquisition,

(5) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus of not less than $250.0 million in the case of U.S. banks and $100.0 million (or the U.S. dollar equivalent as of the date of determination) in the case of foreign banks,

(6) repurchase obligations for underlying securities of the types described in clauses (4) and (5) above entered into with any financial institution meeting the qualifications specified in clause (5) above,

(7) commercial paper rated at least P-1 by Moody’s or at least A-1 by S&P and in each case maturing within 24 months after the date of creation thereof,

(8) marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 24 months after the date of creation thereof,

(9) investment funds investing 95% of their assets in securities of the types described in clauses (1) through (8) above and (10) and (11) below,

(10) readily marketable direct obligations issued by any state, commonwealth or territory of the United States of America or any political subdivision or taxing authority thereof having one of the two highest rating categories obtainable from either Moody’s or S&P with maturities of 24 months or less from the date of acquisition, and

(11) Indebtedness or Preferred Stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s with maturities of 24 months or less from the date of acquisition.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) through (3) above; provided that such amounts are converted into any currency listed in clauses (1) through (3) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

“Cash Management Services” shall mean any of the following to the extent not constituting a line of credit (other than an overnight overdraft facility that is not in default): ACH transactions, treasury and/or cash management services, including, without limitation, controlled disbursement services, overdraft facilities, foreign exchange facilities, deposit and other accounts and merchant services.

“Cashless Option Lender” shall mean each Lender that has executed and delivered a Consent to the Amendment Agreement indicating the “Cashless Settlement Option.”

“Certificate of Designations” shall mean the certificate of designations of Holdings establishing the voting powers, designations, preferences, limitations, restrictions and relative rights of the Cumulative Preferred Stock dated as of December 20, 2011 as in effect on February 8, 2012.

“Change in Law” shall mean (a) the adoption of any law, treaty, order, policy, rule or regulation after the date of this Agreement, (b) any change in any law, treaty, order, policy, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender with any guideline, request, directive or order issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law); provided that notwithstanding anything herein to the contrary, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority) and all guidelines, requests, directives, orders, rules and regulations adopted, enacted or promulgated in connection therewith shall be deemed to have gone into effect after the Closing Date regardless of the date adopted, enacted or promulgated and shall be included as a Change in Law only to the extent a Lender is imposing applicable increased costs or costs in connection with capital adequacy requirements similar to those described in clauses (a)(ii) and (c) of Section 2.10 generally on other borrowers of loans under comparable syndicated credit facilities.

“Change of Control” shall mean the occurrence of any of the following after the Closing Date:

(1) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Borrower and its Subsidiaries, taken as a whole, to any Person other than a Permitted Holder in connection with which any Person other than one or more Permitted Holders, is or becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the transferee Person in such sale or transfer of assets, as the case may be, provided that (x) so long as such transferee Person is a Subsidiary of a parent company, no Person shall be deemed to be or become a beneficial owner of more than 50% of the total voting power of the Voting Stock of such transferee Person unless such Person shall be or become a beneficial owner of more than 50% of the total voting power of the Voting Stock of such parent company and (y) any Voting Stock of which any Permitted Holder is the beneficial owner shall not in any case be included in the calculation of any Voting Stock of which any such Person is the beneficial owner; or

(2) at any time, the Borrower becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act, or any successor provision), other than the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power of the Voting Stock of the Borrower or any direct or indirect parent company of the Borrower.

“Class,” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Initial Term Loans, Tranche 1 Term Loans, Incremental Term Loans (of a Class) or Extended Term Loans (of the same Extension Series), and, when used in reference to any Commitment, refers to whether such Commitment is an Initial Term Loan Commitment, Additional Tranche 1 Term Loan Commitment or an Incremental Term Loan Commitment (of a Class), and when used in reference to any Lender, refers to whether such Lender has a Loan or Commitment of such Class.

“Closing Date” shall mean the date of the initial Borrowings hereunder.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” shall have the meaning provided for such term in each of the Security Documents; provided that with respect to any Mortgages, “Collateral”, as defined herein, shall include “Mortgaged Property” as defined therein.

“Collateral Agent” shall mean Bank of America, N.A., as Collateral Agent under the Security Documents, or any successor Collateral Agent appointed in accordance with the provisions of Section 12.9.

“Commitments” shall mean, with respect to each Lender (to the extent applicable), such Lender’s Initial Term Loan Commitment, Additional Tranche 1 Term Loan Commitment or Incremental Term Loan Commitment or any combination thereof (as the context requires).

“Communications” shall have the meaning provided in Section 13.18(a).

“Confidential Information” shall have the meaning provided in Section 13.16 hereof.

“Consent” shall mean a consent to the Amendment Agreement substantially in the form of Annex A attached thereto.

“Consolidated Depreciation, Depletion and Amortization Expense” shall mean with respect to any Person for any period, the total amount of depreciation, depletion and amortization expense, including the amortization of deferred financing fees or costs, debt issuance costs, commissions, fees and expenses, capitalized expenditures, customer acquisition costs and incentive payments, conversion costs and contract acquisition costs of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Interest Expense” shall mean, with respect to any Person for any period, the sum, without duplication, of:

(1) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount or premium resulting from the issuance of Indebtedness at less than or greater than par, as applicable, other than with respect to Indebtedness issued in connection with the Transactions, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (c) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations and (e) net payments, if any, pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (r) non-cash interest expense attributable to movement in mark to market valuation of Hedging Obligations or other derivatives (in each case permitted hereunder) under GAAP, (s) any interest attributable to Dollar-Denominated Production Payments, (t) accretion or accrual of discounted liabilities not constituting Indebtedness, (u) interest expense attributable to a parent entity resulting from push-down accounting, (v) any expense resulting from the discounting of Indebtedness in connection with the application of recapitalization or purchase accounting, (w) “additional interest” with respect to the Registration Rights Agreement and any comparable “additional interest” with respect to other securities, (x) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, and original issue discount with respect to Indebtedness issued in connection with the Transactions or any intercompany Indebtedness, (y) any expensing of bridge, commitment and other financing fees and (z) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Receivables Facility); plus

(2) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less

(3) interest income for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Net Income” shall mean, with respect to any Person for any period, the aggregate of the Net Income, of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided that, without duplication,

(1) any after-tax effect of extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses (including relating to the Transactions), severance, relocation costs, curtailments or modifications to pension and post-retirement employee benefits plans, start-up, transition or integration and other restructuring and business optimization costs, charges, reserves or expenses (including (x) related to acquisitions after the Closing Date and to the start-up, closure and/or consolidation of facilities and (y) consolidation initiatives, severance costs and other costs relating to initiatives aimed at profitability improvement) and one-time compensation charges, shall be excluded,

(2) the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period,

(3) any net after-tax gains or losses on disposal of disposed, abandoned, transferred, closed or discontinued operations or fixed assets, shall be excluded,

(4) any after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business, as determined in good faith by the board of directors of the Borrower, shall be excluded,

(5) the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of the Borrower shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash or Cash Equivalents) to the referent Person or a Restricted Subsidiary thereof in respect of such period,

(6) solely for the purpose of determining the amount available for Restricted Payments under clause (3)(a) of Section 9.5(a) hereof, the Net Income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded to the extent the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that Consolidated Net Income of the Borrower will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) or Cash Equivalents to the Borrower or a Restricted Subsidiary in respect of such period, to the extent not already included therein,

(7) effects of adjustments (including the effects of such adjustments pushed down to the Borrower and its Restricted Subsidiaries) in any line item in such Person’s consolidated financial statements required or permitted by ASC 805 and ASC 350 (formerly Financial Accounting Standards Board Statement Nos. 141 and 142, respectively) resulting from the application of purchase accounting in relation to the Transactions and any acquisition that is consummated after the Closing Date or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded,

(8) (i) any after-tax effect of income (loss) from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments (including deferred financing costs written off and premiums paid), (ii) any non-cash income (or loss) related to currency gains or losses related to Indebtedness, intercompany balances and other balance sheet items and to Hedging Obligations pursuant to Financial Accounting Standards Codification No. 815—Derivatives and Hedging (formerly SFAS 133) (or such successor provision) and (iii) any non-cash expense, income or loss attributable to the movement in mark to market valuation of Indebtedness or derivative instruments pursuant to GAAP, shall be excluded,

(9) any impairment charge, asset write-off or write-down, including ceiling test write-downs, (i) pursuant to ASC 350 and ASC 360 (formerly Financial Accounting Standards Board Statement Nos. 142 and 144, respectively) and the amortization of intangibles arising pursuant to ASC 805 (formerly Financial Accounting Standards Board Statement No. 141) or (ii) on Oil and Gas Properties under GAAP or SEC guidelines, shall be excluded,

(10) (i) any non-cash compensation expense recorded from grants of stock appreciation or similar rights, phantom equity, stock options, restricted stock or other rights to officers, directors, managers or employees and (ii) non-cash income (loss) attributable to deferred compensation plans or trusts, shall be excluded,

(11) any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, recapitalization, Asset Sale, issuance or repayment of Indebtedness, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Closing Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction, shall be excluded,

(12) accruals and reserves that are established or adjusted within 12 months after the Closing Date that are so required to be established as a result of the Transactions in accordance with GAAP, or changes as a result of adoption or modification of accounting policies, shall be excluded,

(13) to the extent covered by insurance or indemnification and actually reimbursed, or, so long as the Borrower has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer or indemnifying party and only to the extent that such amount is (a) not denied by the applicable carrier or indemnifying party in writing within 180 days and (b) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), losses and expenses with respect to liability or casualty events or business interruption, shall be excluded, and

(14) any deferred tax expense associated with tax deductions or net operating losses arising as a result of the Transactions, or the release of any valuation allowance related to such item, shall be excluded.

Notwithstanding the foregoing, for the purpose of Section 9.5 hereof only (other than clause (a)(3)(d) thereof), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by the Borrower and the Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from the Borrower and the Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments by the Borrower or any Restricted Subsidiary, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under clause (a)(3)(d) of Section 9.5 hereof.

“Consolidated Total Assets” shall mean, as of any date of determination, the amount that would, in conformity with GAAP, be set forth opposite the caption “total assets” (or any like caption) on a consolidated balance sheet of the Borrower and the Restricted Subsidiaries at such date.

“Contingent Obligations” shall mean, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,

(1) to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(2) to advance or supply funds

(a) for the purchase or payment of any such primary obligation or

(b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or

(3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Contractual Requirement” shall have the meaning provided in Section 8.3 hereof.

“Corrective Extension Agreement” shall have the meaning provided in Section 2.15(e).

“Credit Facilities” shall mean, with respect to the Borrower or any Restricted Subsidiary, one or more debt facilities, including the RBL Credit Agreement, or other financing arrangements (including, without limitation, commercial paper facilities with banks or other institutional lenders or investors or indentures) providing for revolving credit loans, term loans, letters of credit or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes or other securities, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under Section 9.7 hereof) or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Cumulative Preferred Stock” means the 180,000 shares of $1,000 liquidation preference cumulative redeemable preferred stock, par value $0.10 per share, of Holdings, authorized by the Certificate of Designations.

“Customary Intercreditor Agreement” shall mean (a) to the extent executed in connection with the incurrence of secured Indebtedness the Liens securing which are intended to rank equal in priority to the Liens on Collateral securing the Obligations hereunder (but without regard to the control of remedies), at the option of the Borrower and the Administrative Agent acting together in good faith, either (i) any intercreditor agreement substantially in the form of the Equal Priority Lien Intercreditor Agreement or (ii) a customary intercreditor agreement in form and substance reasonably acceptable to the Administrative Agent and the Borrower, which agreement shall provide that the Liens securing such Indebtedness shall rank equal in priority to the Liens securing the Obligations (but without regard to the control of remedies), (b) to the extent executed in connection with the incurrence of secured Indebtedness the Liens securing which are intended to rank senior to the Liens securing the Obligations, at the option of the Borrower and the Administrative Agent acting together in good faith, either (i) an intercreditor agreement substantially in the form of the First Lien/Second Lien Intercreditor Agreement or (ii) a customary intercreditor agreement in form and substance reasonably acceptable to the Administrative Agent and the Borrower, which agreement shall provide that the Liens securing such Indebtedness shall rank senior to the Lien securing the Obligations and (c) to the extent executed in connection with the incurrence, issuance or other obtaining of secured Indebtedness the Liens on the Collateral securing which Indebtedness are intended to rank junior to the Liens on the Collateral securing the Obligations hereunder, at the option of the Borrower and the Administrative Agent acting together in good faith, either (i) an intercreditor agreement substantially in the form of the First Lien/Second Lien Intercreditor Agreement (modified to reflect the senior rank of the Administrative Agent and the Obligations hereunder relative to such junior Liens) or (ii) a customary intercreditor agreement in form and substance reasonably acceptable to the Administrative Agent and the Borrower, which agreement shall provide that the Liens on the Collateral securing such Indebtedness shall rank junior to the Liens on the Collateral securing the Obligations hereunder.

“Debt Incurrence Prepayment Event” shall mean any issuance or incurrence by the Borrower or any of the Restricted Subsidiaries of any Indebtedness, but excluding any Indebtedness permitted to be issued or incurred under Section 9.7 (other than Incremental Term Loans incurred in reliance on clause (i) of the proviso to Section 2.14(b)).

“Default” shall mean any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Default Rate” shall have the meaning provided in Section 2.8(c).

“Defaulting Lender” shall mean any Lender with respect to which a Lender Default is in effect.

“Designated Non-cash Consideration” shall mean the Fair Market Value of non-cash consideration received by the Borrower or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, executed by a senior vice president and the principal financial officer of the Borrower, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

“Designated Preferred Stock” shall mean Preferred Stock of the Borrower or any direct or indirect parent company of the Borrower (in each case other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Borrower or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate executed by the principal financial officer of the Borrower or the applicable parent company thereof, as the case may be, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (3) of Section 9.5(a) hereof.

“Discount Prepayment Accepting Lender” shall have the meaning provided in Section 5.1(b)(iii) hereof.

“Discounted Loan Prepayment” shall have the meaning provided in Section 5.1(b)(i) hereof.

“Discounted Prepayment Effective Date” means, in the case of a Borrower Offer of Specified Discount Prepayment, five (5) Business Days following the receipt by each relevant Lender of notice from the Auction Agent in accordance with Section 5.1(b)(ii), unless a shorter period is agreed to between Borrower and the Auction Agent.

“Disqualified Stock” shall mean, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable, other than as a result of a change of control or asset sale, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, other than as a result of a change of control or asset sale, in whole or in part, in each case prior to the date 91 days after the earlier of the Term Loan Maturity Date or the date the Loans are no longer outstanding; provided that if such Capital Stock is issued to any plan for the benefit of employees of the Borrower or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Borrower or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Disregarded Entity” shall mean any Domestic Subsidiary that is disregarded for U.S. federal income tax purposes.

“Dollar-Denominated Production Payments” shall mean production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“Dollars” and “$” shall mean dollars in lawful currency of the United States of America.

“Domestic Subsidiary” shall mean with respect to any Person, any Restricted Subsidiary of such Person other than a Foreign Subsidiary.

“EBITDA” shall mean, with respect to any Person for any period, the Consolidated Net Income of such Person for such period

(1) increased (without duplication) by:

(a) provision for taxes based on income or profits or capital, including, without limitation, U.S. federal, state, non-U.S., franchise, excise and similar taxes and foreign withholding taxes of such Person paid or accrued during such period deducted, including any penalties and interest relating to any tax examinations (and not added back) in computing Consolidated Net Income and any payments to any direct or indirect parent in respect of such taxes, plus

(b) Fixed Charges of such Person for such period (including net losses on Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, to the extent included in Fixed Charges), together with items excluded from the definition of “Consolidated Interest Expense” pursuant to clauses 1(t) through 1(z) thereof, to the extent the same were deducted (and not added back) in calculating such Consolidated Net Income, plus

(c) Consolidated Depreciation, Depletion and Amortization Expense of such Person for such period to the extent the same were deducted in computing Consolidated Net Income, plus

(d) any expenses or charges (other than depreciation, depletion or amortization expense) related to any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or the incurrence of Indebtedness permitted to be incurred by this Agreement (including a refinancing thereof) (whether or not successful), including (i) such fees, expenses or charges related to this Agreement, the RBL Credit Agreement, the offering of the Senior Notes and any other refinancings of the Loans, the Senior Notes or the RBL Credit Agreement and (ii) any amendment or other modification of the Senior Notes, the Term Loans, the RBL Credit Agreement or other Indebtedness and, in each case, deducted (and not added back) in computing Consolidated Net Income, plus

(e) any other non-cash charges, including ceiling test write-downs and any other write-offs or write-downs, reducing Consolidated Net Income, excluding any such charge that represents an accrual or reserve for a cash expenditure for a future period, plus

(f) the amount of management, monitoring, consulting and advisory fees (including termination fees) and related indemnities and expenses paid or accrued in such period to the Investors or any of their respective Affiliates, plus

(g) costs of surety bonds incurred in such period in connection with financing activities, plus

(h) the amount of “run rate” net cost savings and synergies projected by the Borrower in good faith to be realized as a result of specified actions taken or to be taken (which cost savings or synergies shall be calculated on a pro forma basis as though such cost savings or synergies had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (A) such cost savings or synergies are reasonably identifiable and factually supportable and (B) such actions have been taken or are to be taken within 18 months after the date of determination to take such action (provided that such period shall be 36 months until the first anniversary of the Closing Date) (it is understood and agreed that “run rate” means the full recurring benefit for a period that is associated with any action taken, committed to be taken, or expected to be taken, net of the amount of actual benefits realized during such period from such actions), plus

(i) the amount of loss or discount on sale of receivables and related assets to the Receivables Subsidiary in connection with a Receivables Facility, plus

(j) any costs or expense incurred by the Borrower or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Borrower or net cash proceeds of an issuance of Equity Interests of the Borrower (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation set forth in clause (a)(3)(a) of Section 9.5 hereof; and have not been relied on for purposes of any incurrence of Indebtedness pursuant to clause (b)(12)(b) of Section 9.7 hereof, plus

(k) the amount of expenses relating to payments made to option holders of any direct or indirect parent company of the Borrower or any of its direct or indirect parent companies in connection with, or as a result of, any distribution being made to shareholders of such Person or its direct or indirect parent companies, which payments are being made to compensate such option holders as though they were shareholders at the time of, and entitled to share in, such distribution, in each case to the extent permitted under this Agreement, plus

(l) with respect to any joint venture that is not a Restricted Subsidiary, an amount equal to the proportion of those items described in clauses (a) and (c) above relating to such joint venture corresponding to the Borrower’s and the Restricted Subsidiaries’ proportionate share of such joint venture’s Consolidated Net Income (determined as if such joint venture were a Restricted Subsidiary), plus

(m) costs associated with preparations for and implementation of compliance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith and Public Company Costs, plus

(n) the amount of any loss attributable to a new plant or facility until the date that is 12 months after commencing construction of or acquiring such plant or facility, as the case may be; provided that (A) such losses are reasonably identifiable and factually supportable and certified by a responsible officer of the Borrower and (B) losses attributable to such plant or facility after 12 months from the date of commencement of construction or acquisition of such plant or facility, as the case may be, shall not be included in this clause (n), plus

(o) exploration expenses or costs (to the extent the Borrower adopts the “successful efforts” method), and

(2) decreased by (without duplication) the sum of (x) the amount of deferred revenues that are amortized during such period and are attributable to reserves that are subject to Volumetric Production Payments, (y) amounts recorded in accordance with GAAP as repayments of principal and interest pursuant to Dollar-Denominated Production Payments and (z) other non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges that reduced EBITDA in any prior period; and

(3) increased or decreased by (without duplication):

(a) any net gain or loss resulting in such period from currency gains or losses related to Indebtedness, intercompany balances and other balance sheet items, plus or minus, as the case may be

(b) any net gain or loss resulting in such period from Hedging Obligations, and the application of Financial Accounting Standards Codification No. 815—Derivatives and Hedging.

“Effective Yield” shall mean, as to any Indebtedness, the effective yield on such Indebtedness as determined by the Borrower and the Administrative Agent, taking into account the applicable interest rate margins, any interest rate floors (the effect of which floors shall be determined in a manner set forth in the proviso below) or similar devices and all fees, including upfront or similar fees or original issue discount (amortized over the shorter of (x) the remaining Weighted Average Life to Maturity of such Indebtedness and (y) the four years following the date of incurrence thereof) payable generally to Lenders or other institutions providing such Indebtedness, but excluding any arrangement, structuring or other similar fees payable in connection therewith that are not generally shared with the relevant Lenders and, if applicable, customary consent or ticking fees for an amendment paid generally to consenting Lenders; provided that, with respect to any Indebtedness that includes a “LIBOR floor”, (1) to the extent that the Reference Rate on the date that the Effective Yield is being calculated is less than such floor, the amount of such difference shall be deemed added to the interest rate margin for such Indebtedness for the purpose of calculating the Effective Yield and (2) to the extent that the Reference Rate on the date that the Effective Yield is being calculated is greater than such floor, then the floor shall be disregarded in calculating the Effective Yield.

“EMU” shall mean the economic and monetary union as contemplated in the Treaty on European Union.

“Environmental Claims” shall mean any and all actions, suits, orders, decrees, demands, demand letters, claims, liens, notices of noncompliance, violation or potential responsibility or investigation (other than internal reports prepared by the Borrower or any of the Subsidiaries (a) in the

ordinary course of such Person’s business or (b) as required in connection with a financing transaction or an acquisition or disposition of real estate) or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereinafter, “Claims”), including, without limitation, (i) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief relating to the presence, release or threatened release of Hazardous Materials or arising from alleged injury or threat of injury to health or safety (to the extent relating to human exposure to Hazardous Materials), or the environment including, without limitation, ambient air, surface water, groundwater, land surface and subsurface strata and natural resources such as wetlands.

“Environmental Law” shall mean any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code and rule of common law now or hereafter in effect and in each case as amended, and any binding judicial or administrative interpretation thereof, including any binding judicial or administrative order, consent decree or judgment, relating to the protection of environment, including, without limitation, ambient air, surface water, groundwater, land surface and subsurface strata and natural resources such as wetlands, or human health or safety (to the extent relating to human exposure to Hazardous Materials), or Hazardous Materials.

“Equal Priority Indebtedness” shall have the meaning provided in Section 9.8(c) hereof.

“Equal Priority Lien Intercreditor Agreement” means an Equal Priority Lien Intercreditor Agreement substantially in the form of Exhibit M to this Agreement to be entered into (in the event a Loan Party incurs any Equal Priority Indebtedness) among the Administrative Agent and one or more representatives for holders of such Indebtedness secured by Liens on the Collateral that rank equal in priority with the Liens on the Collateral securing the Obligations hereunder (but without regard to the control of remedies), with such modifications thereto as the Administrative Agent may reasonably agree.

“Equal Priority Obligations” shall mean any Obligations in respect of Equal Priority Indebtedness.

“Equity Interest” shall mean Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Equity Investments” shall have the meaning provided in the preamble to this Agreement.

“Equity Offering” shall mean any public or private sale of common stock or Preferred Stock of the Borrower or any direct or indirect parent company of the Borrower (excluding Disqualified Stock), other than:

(1) public offerings with respect to the Borrower’s or any of its direct or indirect parent company’s common stock registered on Form S-8;

(2) issuances to any Subsidiary of the Borrower; and

(3) any such public or private sale that constitutes an Excluded Contribution.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time. Section references to ERISA are to ERISA as in effect at the date of this Agreement and any subsequent provisions of ERISA amendatory thereof, supplemental thereto or substituted therefor.

“ERISA Affiliate” shall mean each person (as defined in Section 3(9) of ERISA) that together with the Borrower would be deemed to be a “single employer” within the meaning of Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“euro” shall mean the single currency of participating member states of the EMU.

“Event of Default” shall have the meaning provided in Section 11 hereof.

“Excess Proceeds” shall have the meaning provided in Section 9.8(c) hereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Contribution” shall mean net cash proceeds or the Fair Market Value of Qualified Proceeds received by the Borrower from

(1) contributions to its common equity capital, and

(2) the sale (other than to a Subsidiary of the Borrower or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Borrower) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Borrower,

in each case designated as Excluded Contributions pursuant to an Officer’s Certificate of the Borrower on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in clause (3) of Section 9.5(a) hereof.

“Excluded Stock” shall mean (a) any Stock or Stock Equivalents with respect to which, in the reasonable judgment of the Administrative Agent (confirmed in writing by notice to the Borrower and the Collateral Agent), the cost or other consequences of pledging such Stock or Stock Equivalents in favor of the Secured Parties under the Security Documents shall be excessive in view of the benefits to be obtained by the Secured Parties therefrom (it being understood that so long as any First Lien Obligations are outstanding, the judgment of the First Lien Administrative Agent in respect of the matters described in this clause (a) shall be deemed to be the judgment of the Administrative Agent with respect to such matters), (b) solely in the case of any pledge of Stock or Stock Equivalents of any Foreign Corporate Subsidiary or FSHCO to secure the Obligations, any Stock or Stock Equivalents that is Voting Stock of such Foreign Corporate Subsidiary or FSHCO in excess of 66% of the outstanding Stock and Stock Equivalents of such class and, solely in the case of a pledge of Stock or Stock Equivalents of any Disregarded Entity substantially all of whose assets consist of Stock and Stock Equivalents of Foreign Corporate Subsidiaries to secure the Obligations, any Stock or Stock Equivalents of such Disregarded Entity in excess of 66% of the outstanding Stock and Stock Equivalents of such entity (such percentages to be adjusted upon any change of law as may be required to avoid adverse U.S. federal income tax consequences to the Borrower or any Subsidiary), (c) any Stock or Stock Equivalents to the extent the pledge thereof would be prohibited by any Requirement of Law, (d) in the case of (i) any Stock or Stock Equivalents of any Subsidiary to the extent the pledge of such Stock or Stock Equivalents is prohibited by

Contractual Requirements or (ii) any Stock or Stock Equivalents of any Subsidiary that is not wholly owned by the Borrower and its Restricted Subsidiaries at the time such Subsidiary becomes a Subsidiary, any Stock or Stock Equivalents of each such Subsidiary described in clause (i) or (ii) to the extent (A) that a pledge thereof to secure the Obligations hereunder is prohibited by any applicable Contractual Requirement (other than customary non-assignment provisions which are ineffective under the Uniform Commercial Code or other applicable Requirements of Law), (B) any Contractual Requirement prohibits such a pledge without the consent of any other party; provided that this clause (B) shall not apply if (1) such other party is a Loan Party or a wholly owned Restricted Subsidiary or (2) consent has been obtained to consummate such pledge (it being understood that the foregoing shall not be deemed to obligate the Borrower or any Subsidiary to obtain any such consent)) and for so long as such Contractual Requirement or replacement or renewal thereof is in effect, or (C) a pledge thereof to secure the Obligations would give any other party (other than a Loan Party or a wholly owned Restricted Subsidiary) to any Contractual Requirement governing such Stock or Stock Equivalents the right to terminate its obligations thereunder (other than customary non-assignment provisions that are ineffective under the Uniform Commercial Code or other applicable Requirement of Law), (e) the Stock or Stock Equivalents of any Immaterial Subsidiary and any Unrestricted Subsidiary, (f) the Stock or Stock Equivalents of any Subsidiary of a Foreign Corporate Subsidiary, (g) any Stock or Stock Equivalents of any Subsidiary to the extent that the pledge of such Stock or Stock Equivalents would result in material adverse tax consequences to the Borrower or any Subsidiary as reasonably determined by the Borrower and (h) any Stock or Stock Equivalents set forth on Schedule 1.1(b) which have been identified on or prior to the Closing Date in writing to the Administrative Agent by an Authorized Officer of the Borrower and agreed to by the Administrative Agent.

“Excluded Subsidiary” shall mean (a) each Domestic Subsidiary listed on Schedule 1.1(c) and each future Domestic Subsidiary, in each case, for so long as any such Subsidiary does not constitute a Material Subsidiary, (b) each Domestic Subsidiary that is not a wholly owned Subsidiary on any date such Subsidiary would otherwise be required to become a Guarantor pursuant to the requirements of Section 9.13 (for so long as such Subsidiary remains a non-wholly owned Restricted Subsidiary), (c) any Disregarded Entity substantially all the assets of which consist of Stock and Stock Equivalents of Foreign Corporate Subsidiaries, (d) each Domestic Subsidiary that is prohibited by any applicable Contractual Requirement or Requirement of Law from guaranteeing or granting Liens to secure the Obligations at the time such Subsidiary becomes a Restricted Subsidiary (and for so long as such restriction or any replacement or renewal thereof is in effect) or that would require consent, approval, license or authorization of a Governmental Authority to guarantee or grant Liens to secure the Obligations at the time such Subsidiary becomes a Restricted Subsidiary (unless such consent, approval, license or authorization has been received), (e) each Domestic Subsidiary that is a Subsidiary of a Foreign Corporate Subsidiary, (f) each other Domestic Subsidiary acquired pursuant to an acquisition financed with secured Indebtedness and each Restricted Subsidiary thereof that guarantees such Indebtedness, in each case, to the extent and so long as the financing documentation relating to such acquisition to which such Restricted Subsidiary is a party prohibits such Restricted Subsidiary from guaranteeing or granting a Lien on any of its assets to secure the Obligations, (g) any other Domestic Subsidiary with respect to which, (x) in the reasonable judgment of the Administrative Agent and the Borrower, the cost or other consequences of providing a Guarantee of the Obligations shall be excessive in view of the benefits to be obtained by the Lenders therefrom (it being understood that so long as any First Lien Obligations are outstanding, the judgment of the First Lien Administrative Agent in respect of the matters described in this clause (~~e~~g) shall be deemed to be the judgment of the Administrative Agent with respect to such matters), or (y) providing such a Guarantee would result in material adverse tax consequences as reasonably determined by the Borrower, and (h) each Unrestricted Subsidiary.

“Excluded Taxes” shall mean, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder or under any other Loan Document, (i) Taxes imposed on or measured by its overall net income or branch profits (however denominated, and including (for the avoidance of doubt) any backup withholding in respect thereof under Section 3406 of the Code or any similar provision of state, local or foreign law), and franchise (and similar) Taxes imposed on it (in lieu of net income Taxes), in each case by a jurisdiction (including any political subdivision thereof) as a result of such recipient being organized in, having its principal office in, or in the case of any Lender, having its applicable lending office in, such jurisdiction, or as a result of any other present or former connection with such jurisdiction (other than any such connection arising solely from this Agreement or any other Loan Documents or any transactions contemplated thereunder), (ii) except in the case of a Lender that is an assignee pursuant to a request by the Borrower under Section 13.7, in the case of a Non-U.S. Lender, any United States federal withholding Tax imposed on any payment by or on account of any obligation of any Loan Party hereunder or under any other Loan Document that (A) is required to be imposed on amounts payable to such Non-U.S. Lender pursuant to laws in force at the time such Non-U.S. Lender becomes a party hereto (or designates a new lending office), except to the extent that such Non-U.S. Lender (or its assignor, if any) was entitled, immediately prior to the designation of a new lending office (or assignment), to receive additional amounts or indemnification payments from any Credit Loan with respect to such withholding Tax pursuant to Section 5.4 or (B) is attributable to such Non-U.S. Lender’s failure to comply with Section 5.4(e) or (iii) any United States federal withholding Tax imposed under FATCA.

“Existing Term Loan Class” shall have the meaning provided in Section 2.15(a)(i).

“Extended Repayment Date” shall have the meaning provided in Section 2.5(c).

“Extended Term Loan Facility” shall mean each Class of Extended Term Loans made pursuant to Section 2.15.

“Extended Term Loan Repayment Amount” shall have the meaning provided in Section 2.5(c).

“Extended Term Loans” shall have the meaning provided in Section 2.15(a)(i).

“Extending Lender” shall have the meaning provided in Section 2.15(b).

“Extension Agreement” shall have the meaning provided in Section 2.15(c).

“Extension Election” shall have the meaning provided in Section 2.15(b).

“Extension Request” shall mean Term Loan Extension Requests.

“Extension Series” shall mean all Extended Term Loans that are established pursuant to the same Extension Agreement (or any subsequent Extension Agreement to the extent such Extension Agreement expressly provides that the Extended Term Loans provided for therein are intended to be a part of any previously established Extension Series) and that provide for the same interest margins, extension fees, if any, and amortization schedule.

“Fair Market Value” shall mean, with respect to any Investment, asset or property, the fair market value of such Investment, asset or property, determined in good faith by senior management or the board of directors of the Borrower, whose determination will be conclusive for all purposes under this Agreement.

“Fair Value” shall mean the amount at which the assets (both tangible and intangible), in their entirety, of the Borrower and its Subsidiaries taken as a whole would change hands between a willing buyer and a willing seller, within a commercially reasonable period of time, each having reasonable knowledge of the relevant facts, with neither being under any compulsion to act.

“Farm-In Agreement” shall mean an agreement whereby a Person agrees to pay all or a share of the drilling, completion or other expenses of an exploratory or development well (which agreement may be subject to a maximum payment obligation, after which expenses are shared in accordance with the working or participation interests therein or in accordance with the agreement of the parties) or perform the drilling, completion or other operation on such well as all or a part of the consideration provided in exchange for an ownership interest in an Oil and Gas Property.

“Farm-Out Agreement” shall mean a Farm-In Agreement, viewed from the standpoint of the party that transfers an ownership interest to another.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), or any Treasury regulations promulgated thereunder or official administrative interpretations thereof.

“Federal Funds Effective Rate” shall mean, for any day, the weighted average of the per annum rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published on the next succeeding Business Day by the Federal Reserve Bank of New York or, if such rate is not so published for any date that is a Business Day, the Federal Funds Effective Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by it.

“Fees” shall mean all amounts payable pursuant to, or referred to in, Section 4.1 hereof.

“First Lien Agent” shall mean the “Senior Representative” under and as defined in the First Lien/Second Lien Intercreditor Agreement.

“First Lien Obligations” shall mean Obligations in respect of Indebtedness secured by a Lien ranking senior to the Lien securing the Obligations under this Agreement.

“First Lien/Second Lien Intercreditor Agreement” shall mean the First Lien/Second Lien Intercreditor Agreement in substantially the form of Exhibit L dated as of the Closing Date, as amended, restated, supplemented or otherwise modified from time to time, among JPMorgan Chase Bank, N.A., as Senior Representative for the Senior Secured Parties (each as defined therein), Bank of America, N.A., as Second Priority Representative for the Second Priority Debt Parties (each as defined therein), the Loan Parties, and each additional representative party thereto from time to time.

“Fixed Charge Coverage Ratio” shall mean, with respect to any Person as of the Applicable Ratio Calculation Date, the ratio of (1) EBITDA of such Person for the Applicable Ratio Measurement Period to (2) the Fixed Charges of such Person for such Applicable Ratio Measurement Period. In the event that the Borrower or any Restricted Subsidiary incurs, assumes, guarantees, redeems, retires or extinguishes any Indebtedness or issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the Applicable Ratio Measurement Period but prior to or simultaneously with the Applicable Ratio Calculation Date, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock (in each case, including a pro forma application of the net proceeds therefrom), as if the same had occurred at the beginning of the Applicable Ratio Measurement Period.

For purposes of calculating the Fixed Charge Coverage Ratio, Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (as determined in accordance with GAAP) that have been made by the Borrower or any Restricted Subsidiary during the Applicable Ratio Measurement Period or subsequent to such Applicable Ratio Measurement Period and on or prior to or simultaneously with the Applicable Ratio Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (and the change in any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the Applicable Ratio Measurement Period. If since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Borrower or any Restricted Subsidiary since the beginning of such period) shall have made any Investment, acquisition, disposition, merger, consolidation or disposed operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such Applicable Ratio Measurement Period as if such Investment, acquisition, disposition, merger, consolidation or disposed operation had occurred at the beginning of the Applicable Ratio Measurement Period.

For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Borrower (and may include, for the avoidance of doubt and without duplication, cost savings and operating expense reductions resulting from such Investment, acquisition, merger or consolidation which is being given pro forma effect that have been or are expected to be realized). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Applicable Ratio Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Borrower to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Borrower may designate.

“Fixed Charges” shall mean, with respect to any Person for any period, the sum of:

(1) Consolidated Interest Expense of such Person for such period;

(2) all cash dividend payments or distributions (excluding items eliminated in consolidation) on any series of Preferred Stock (including any Designated Preferred Stock) of such Person made during such period; and

(3) all cash dividend payments or distributions (excluding items eliminated in consolidation) on any series of Disqualified Stock made during such period.

“Foreign Corporate Subsidiary” shall mean a Foreign Subsidiary that is treated as a corporation for U.S. federal income tax purposes.

“Foreign Plan” shall mean any employee benefit plan, program, policy, arrangement or agreement maintained or contributed to by the Borrower or any of its Subsidiaries with respect to employees employed outside the United States.

“Foreign Subsidiary” shall mean with respect to any Person, any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof or the District of Columbia and any Restricted Subsidiary of such Foreign Subsidiary.

“FSHCO” shall mean any direct or indirect Subsidiary that has no material assets other than the Stock of one or more direct or indirect Foreign Corporate Subsidiaries

“Fund” shall mean any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course.

“GAAP” shall mean generally accepted accounting principles in the United States which were in effect on February 8, 2012.

“Governmental Authority” shall mean any nation, sovereign or government, any state, province, territory or other political subdivision thereof, and any entity or authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including a central bank or stock exchange.

“Granting Lender” shall have the meaning provided in Section 13.6(g) hereof.

“Guarantee” shall mean (a) the Guarantee made by each Guarantor in favor of the Administrative Agent for the benefit of the Secured Parties, substantially in the form of Exhibit A hereto, and (b) any other guarantee of the Obligations made by a Restricted Subsidiary that in form and substance reasonably acceptable to the Administrative Agent.

“Guarantee Obligations” shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent, (a) to purchase any such Indebtedness or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such Indebtedness or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such Indebtedness of the ability of the primary obligor to make payment of such Indebtedness or (d) otherwise to assure or hold harmless the owner of such Indebtedness against loss in respect thereof; provided, however, that the term “Guarantee Obligations” shall not include endorsements of instruments for deposit or collection in the ordinary course of business or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee Obligation shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness in respect of which such Guarantee Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

“Guarantors” shall mean Holdings and each Subsidiary listed on Schedule 1.1(d) and each other Restricted Subsidiary (other than an Excluded Subsidiary) that becomes a party to the Guarantee after the Closing Date pursuant to Section 9.19 or otherwise.

“Hazardous Materials” shall mean (a) any petroleum or petroleum products, radioactive materials, friable asbestos, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing regulated levels of polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of “hazardous substances”, “hazardous waste”, “hazardous materials”, “extremely hazardous waste”, “restricted hazardous waste”, “toxic substances”, “toxic pollutants”, “contaminants”, or “pollutants”, or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, which is prohibited, limited or regulated by any Environmental Law.

“Hedging Agreements” shall mean, any and all (a) rate swap transactions, currency and interest rate basis swaps, currency and interest rate credit derivative transactions, forward rate transactions, interest rate options, forward foreign exchange transactions, currency and interest rate cap transactions, currency and interest rate floor transactions, currency and interest rate collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options and (b) commodity swaps, commodity options, forward commodity contracts, basis differential swaps, spot contracts, fixed-price physical delivery contracts or other similar agreements or arrangements in respect of Hydrocarbons, in each case whether or not exchange traded, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement. Notwithstanding the foregoing, agreements or obligations to physically sell any commodity at any index-based price shall not be considered Hedging Agreements.

For the avoidance of doubt, Hedging Agreements shall not be deemed speculative or entered into for speculative purposes if: (i) any commodity Hedging Agreement is intended in good faith, at inception of execution, to hedge or manage any of the risks related to existing and or forecasted Hydrocarbon production of the Borrower or its Restricted Subsidiaries (whether or not contracted) and (ii) any Hedging Agreement is intended in good faith, at inception of execution, (A) to hedge or manage the interest rate exposure associated with any debt securities, debt facilities or leases (existing or forecasted) of the Borrower or its Restricted Subsidiaries, (B) for foreign exchange or currency exchange management, (C) to manage commodity portfolio exposure associated with changes in interest rates or (D) to hedge any exposure that the Borrower or its Restricted Subsidiaries may have to counterparties under other Hedging Agreements such that the combination of such Hedging Agreements is not speculative taken as a whole.

“Hedging Obligations” shall mean, with respect to any Person, the obligations of such Person under any Hedging Agreements.

“Historical Financial Statements” shall mean (a) the audited consolidated balance sheets of ~~Samson~~Holdings and its consolidated Subsidiaries as of ~~June 30, 2010 and~~December 31, 2011 and 2012, and the related audited statements of income and comprehensive income, statements of changes in shareholders’ equity and statements of cash flows for ~~each of the fiscal years in the three-year period ended June 30~~the year ended December 31, 2012 and for the period from inception (November 14, 2011) to December 31, 2011 and the related audited statements of income and comprehensive income, statements of changes in shareholders’ equity and statements of cash flow of the Borrower for the period from July 1, 2011 to December 21, 2011 and (b) the unaudited interim consolidated balance sheets of ~~Samson~~Holdings and its consolidated Subsidiaries as of March 31, 2012 and 2013, June 30, ~~2011 and~~ 2012 and 2013 and September 30, 2012 and 2013, and the related statements of income and comprehensive income, statements of changes in shareholders’ equity and statements of cash flows for the ~~six months~~quarters ended March 31, 2012 and 2013, June 30, ~~2011 and~~ 2012~~.~~ and 2013 and September 30, 2012 and 2013, in each case, as applicable, as restated and recast.

“Holdings” shall mean Samson Resources Corporation, a Delaware corporation, and its successors.

“Hydrocarbons” shall mean oil, natural gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all constituents, elements or compounds thereof and products refined or processed therefrom.

“Identified Contingent Liabilities” shall mean the maximum estimated amount of liabilities reasonably likely to result from pending litigation, asserted claims and assessments, guaranties, uninsured risks and other contingent liabilities of the Borrower and its Subsidiaries taken as a whole after giving effect to the Transactions (including all fees and expenses related thereto but exclusive of such contingent liabilities to the extent reflected in Stated Liabilities), as identified and explained in terms of their nature and estimated magnitude by responsible officers of the Borrower.

“Immaterial Subsidiary” shall mean any Subsidiary that is not a Material Subsidiary.

“Incremental Agreement” shall have the meaning provided in Section 2.14(e).

“Incremental Commitments” shall have the meaning provided in Section 2.14(a).

“Incremental Facilities” shall have the meaning provided in Section 2.14(a).

“Incremental Facility Closing Date” shall have the meaning provided in Section 2.14(e).

“Incremental Limit” shall have the meaning provided in Section 2.14(b).

“Incremental Term Loan Commitment” shall mean the Commitment of any Lender to make Incremental Term Loans of a particular Class pursuant to Section 2.14(a).

“Incremental Term Loan Facility” shall mean each Class of Incremental Term Loans made pursuant to Section 2.14.

“Incremental Term Loan Maturity Date” shall mean, with respect to any Class of Incremental Term Loans made pursuant to Section 2.14, the final maturity date thereof.

“Incremental Term Loans” shall have the meaning provided in Section 2.14(a).

“Indebtedness” shall mean, with respect to any Person,

(1) any indebtedness (including principal and premium) of such Person, whether or not contingent

(a) in respect of borrowed money,

(b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without double counting, reimbursement agreements in respect thereof),

(c) representing the balance, deferred and unpaid, of the purchase price of any property (including Capitalized Lease Obligations), except (i) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (ii) any earn-out obligation until such obligation, within 60 days of becoming due and payable, has not been paid and such obligation is reflected as a liability on the balance sheet of such Person in accordance with GAAP, or

(d) representing any Hedging Obligations,

if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP; provided that Indebtedness of any direct or indirect parent company appearing upon the balance sheet of the Borrower solely by reason of push down accounting under GAAP shall be excluded,

(2) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations of the type referred to in clause (1) above of another Person (whether or not such items would appear upon the balance sheet of such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business,

(3) to the extent not otherwise included, the obligations of the type referred to in clause (1) above of another Person secured by a Lien on any asset owned by such Person, whether or not such Indebtedness is assumed by such Person, and

(4) to the extent not otherwise included, net obligations of such Person under Hedging Agreements (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time).

Notwithstanding the foregoing, “Indebtedness” shall not include (a) accrued expenses, royalties and trade payables; (b) Contingent Obligations incurred in the ordinary course of business; (c) asset retirement obligations and obligations in respect of reclamation and workers’ compensation (including pensions and retiree medical care) that are not overdue by more than 90 days; (d) Production Payments and Reserve Sales; (e) any obligation of a Person in respect of a Farm-In Agreement or similar arrangement whereby such Person agrees to pay all or a share of the drilling, completion or other expenses of an exploratory or development well (which agreement may be subject to a maximum payment obligation, after which expenses are shared in accordance with the working or participation interest therein or in accordance with the agreement of the parties) or perform the drilling, completion or other operation on such well in exchange for an ownership interest in an oil or gas property; (f) any obligations under Hedging Agreements; provided that such agreements are entered into for bona fide hedging purposes of the Borrower or its Restricted Subsidiaries (as determined in good faith by the board of directors or senior management of the Borrower, whether or not accounted for as a hedge in accordance with GAAP) and, in the case of any foreign exchange contract, currency swap agreement, futures contract, option contract or other similar agreement, such agreements are related to business transactions of the Borrower or its Restricted Subsidiaries entered into in the ordinary course of business and, in the case of any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement, such agreements substantially correspond in terms of notional amount, duration and interest rates, as applicable, to Indebtedness of the

Borrower or its Restricted Subsidiaries Incurred without violation of this Agreement; (g) in-kind obligations relating to net oil, natural gas liquids, or natural gas balancing positions arising in the ordinary course of business or (h) obligations under or in respect of Receivables Facilities.

“Indemnified Liabilities” shall have the meaning provided in Section 13.5 hereof.

“Indemnified Taxes” shall mean all Taxes imposed on or with respect to or measured by, any payment by or on account of any obligation of any Loan Party hereunder or under any other Loan Document other than (a) Excluded Taxes, (b) Other Taxes and (c) any interest, penalties or expenses caused by an Agent’s or Lender’s gross negligence or willful misconduct.

“Independent Financial Advisor” shall mean an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of the Borrower, qualified to perform the task for which it has been engaged.

“Initial Term Loan” shall have the meaning provided in Section 2.1(a).

“Initial Term Loan Commitment” shall mean (a) in the case of each Lender that is a Lender on the date hereof, the amount set forth opposite such Lender’s name on Schedule 1.1(a) hereto as such Lender’s “Initial Term Loan Commitment” and (b) in the case of any Lender that becomes a Lender after the date hereof, the amount specified as such Lender’s “Initial Term Loan Commitment” in the Assignment and Acceptance pursuant to which such Lender assumed a portion of the total Initial Term Loan Commitment, in each case as the same may be changed from time to time pursuant to the terms hereof. The aggregate amount of the Initial Term Loan Commitments as of the Closing Date is $1,000,000,000.

“Initial Term Loan Facility” shall have the meaning provided in the recitals to this Agreement.

“Initial Term Loan Lender” shall mean a Lender with an Initial Term Loan Commitment or an outstanding Initial Term Loan.

“Initial Term Loan Maturity Date” shall mean the sixth anniversary of the Closing Date, or if such anniversary of the Closing Date is not a Business Day, the Business Day immediately following such anniversary.

“Insolvency or Liquidation Proceeding” shall mean:

(a) any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to any Loan Party;

(b) any other voluntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Loan Party or with respect to a material portion of their respective assets;

(c) any liquidation, dissolution, reorganization or winding-up of any Loan Party whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or

(d) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Loan Party.

“Intercompany Note” shall mean the Intercompany Subordinated Note delivered in connection with the RBL Credit Agreement, or such other global intercompany note in form and substance reasonably acceptable to the Administrative Agent and the Borrower.

“Interest Period” shall mean, with respect to any Loan, the interest period applicable thereto, as determined pursuant to Section 2.9 hereof.

“Investment Grade Rating” shall mean a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Investment Grade Securities” shall mean:

(1) securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof (other than Cash Equivalents);

(2) debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Borrower and its Subsidiaries;

(3) investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) above which fund may also hold immaterial amounts of cash pending investment or distribution; and

(4) corresponding instruments in countries other than the United States customarily utilized for high quality investments.

“Investments” shall mean, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commissions, travel and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of the Borrower in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of “Unrestricted Subsidiary” and Section 9.5 hereof:

(1) “Investments” shall include the portion (proportionate to the Borrower’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of a Subsidiary of the Borrower at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Borrower shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:

(a) the Borrower’s “Investment” in such Subsidiary at the time of such redesignation; less

(b) the portion (proportionate to the Borrower’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer.

The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced by any dividend, distribution, interest payment, return of capital, repayment or other amount received in cash by the Borrower or a Restricted Subsidiary in respect of such Investment.

“Investors” shall mean Kohlberg Kravis Roberts & Co. LP, Crestview, L.L.C., ITOCHU Corporation, Natural Gas Partners and each of their respective Affiliates but not including, however, any operating portfolio companies of any of the foregoing.

“Joint Bookrunners” shall mean Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, BMO Capital Markets Corp., Barclays Bank PLC, Citigroup Global Markets Inc., RBC Capital Markets and Mizuho Corporate Bank, Ltd.

“Joint Lead Arrangers” shall mean Merrill Lynch, Pierce, Fenner & Smith Incorporated and Credit Suisse Securities (USA) LLC.

“Junior Lien Obligations” shall mean any Obligations in respect of Junior Priority Indebtedness.

“Junior Priority Indebtedness” shall mean any Indebtedness the Liens securing which rank junior to the Liens securing Second Lien Obligations.

“Latest Maturity Date” shall mean, with respect to the issuance or incurrence of any Indebtedness or Capital Stock, the latest Maturity Date applicable to any Credit Facility that is outstanding hereunder as determined on the date such Indebtedness is issued or incurred or such Capital Stock is issued.

“Lender” shall have the meaning provided in the preamble to this Agreement.

“Lender Default” shall mean (a) the failure (which has not been cured) of a Lender to make available its portion of any Borrowing or (b) a Lender having notified the Administrative Agent and/or the Borrower that it does not intend to comply with the obligations under Section 2.1(a) hereof, or (c) a Lender becoming the subject of a bankruptcy or insolvency proceeding.

“LIBOR Loan” shall mean any Term Loan bearing interest at a rate determined by reference to the LIBOR Rate.

“LIBOR Rate” shall mean, for any Interest Period with respect to a LIBOR Loan in Dollars, the rate per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Bloomberg (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; provided that, notwithstanding the foregoing, in no event shall the LIBOR Rate at any time be less than (i) 1.25% per annum with respect to the Initial Term Loans and (ii) 1.00% per annum with respect to the Tranche 1 Term Loans. If such rate is not available at such time for any reason, then the “LIBOR Rate” for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the LIBOR Loan being made, continued or converted by the Administrative Agent and with a term equivalent to such Interest Period would be offered by the Administrative Agent’s London Branch to major banks in the applicable London interbank eurocurrency market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

“Lien” shall mean, with respect to any asset, any mortgage, lien, pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Loan” shall mean any Term Loan made by any Lender hereunder.

“Loan Documents” shall mean this Agreement, the Amendment Agreement, the Security Documents, the First Lien/Second Lien Intercreditor Agreement, the Guarantees, any Term Loan Notes issued by the Borrower hereunder and any Customary Intercreditor Agreement entered into after the Closing Date to which the Collateral Agent and/or Administrative Agent is a party.

“Loan Party” shall mean the Borrower, the Guarantors and each other Subsidiary of the Borrower that is a party to a Loan Document.

“Material Adverse Effect” shall mean a circumstance or condition affecting the business, assets, operations, properties or financial condition of the Borrower and the Subsidiaries, taken as a whole, that would, individually or in the aggregate, materially adversely affect (a) the ability of the Borrower and the other Loan Parties, taken as a whole, to perform their payment obligations under this Agreement or any of the other Loan Documents or (b) the rights and remedies of the Administrative Agent and the Lenders under this Agreement or any of the other Loan Documents.

“Material Subsidiary” shall mean, any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Agreement; provided, however, that all references to “ten percent” in such definition shall be replaced with “five percent.”

“Material Subsidiary” shall mean, at any date of determination, each Restricted Subsidiary of the Borrower (a) whose Total Assets (when combined with the assets of such Subsidiary’s Subsidiaries, after eliminating intercompany obligations) at the last day of the Test Period for which Section 9.1 Financials have been delivered were equal to or greater than 5% of the Consolidated Total Assets of the Borrower and the Restricted Subsidiaries at such date or (b) whose revenues (when combined with the revenues of such Subsidiary’s Subsidiaries, after eliminating intercompany obligations) during such Test Period were equal to or greater than 5% of the consolidated revenues of the Borrower and the Restricted Subsidiaries for such period, in each case determined in accordance with GAAP; provided that if, at any time and from time to time after the Closing Date, Restricted Subsidiaries that are not Material Subsidiaries have, in the aggregate, (i) Total Assets (when combined with the assets of such Subsidiary’s Subsidiaries, after eliminating intercompany obligations) at the last day of such Test Period equal to or greater than 10.0% of the Consolidated Total Assets of the Borrower and the Restricted Subsidiaries at such date or (ii) revenues (when combined with the revenues of such Subsidiary’s Subsidiaries, after eliminating intercompany obligations) during such Test Period equal to or greater than 10.0% of the consolidated revenues of the Borrower and the Restricted Subsidiaries for such period, in each case determined in accordance with GAAP, then the Borrower shall, on the date on which financial statements for such quarter are delivered pursuant to this Agreement, designate in writing to the Administrative Agent one or more of such Restricted Subsidiaries as “Material Subsidiaries.”

“Maturity Date” shall mean, as to the applicable Loan or Commitment, the Initial Term Loan Maturity Date, the Tranche 1 Term Loan Maturity Date, any Incremental Term Loan Maturity Date, or any maturity date related to any Class of Extended Term Loans, as applicable.

“Minimum Equity Amount” shall have the meaning provided in the preamble to this Agreement.

“Minority Interest” means the percentage interest represented by any class of Capital Stock of a Restricted Subsidiary that is not owned by the Borrower or a Restricted Subsidiary.

“Moody’s” shall mean Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Mortgage” shall mean a mortgage or a deed of trust, deed to secure debt, trust deed, assignment of as-extracted collateral, fixture filing or other security document entered into by the owner of a Mortgaged Property and the Collateral Agent for the benefit of the Secured Parties in respect of that Mortgaged Property, substantially in the form of mortgages delivered in connection with RBL Credit Agreement or such other form as may be reasonably agreed between the Borrower and the Collateral Agent.

“Mortgaged Property” shall mean, initially, each parcel of real estate and improvements thereto owned by a Loan Party and identified on Schedule 1.1(e), and each other parcel of real property and improvements thereto with respect to which a Mortgage is required to be granted pursuant to Section 9.19.

“Multiemployer Plan” shall mean a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Asset Sale Proceeds” shall mean the aggregate cash proceeds and the Fair Market Value of any Cash Equivalents received by the Borrower or a Restricted Subsidiary in respect of any Asset Sale, including any cash received upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale, net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration, including legal, accounting and investment banking fees, and brokerage and sales commissions, any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts paid in connection with the termination of Hedging Agreements related to Indebtedness repaid with Net Asset Sale Proceeds or hedging oil, natural gas and natural gas liquid production in notional volumes corresponding Oil and Gas Properties subject of such Asset Sale, amounts required to be applied to the repayment of principal, premium, if any, and interest on Senior Indebtedness or Indebtedness of any Restricted Subsidiary required (other than required by clause (1) of Section 9.8(b) hereof) to be paid as a result of such transaction and any deduction of appropriate amounts to be provided by the Borrower or any of its Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Borrower or any of its Restricted Subsidiaries after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“Net Income” shall mean, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Net Indebtedness to EBITDA Ratio” shall mean, with respect to any Person, the ratio of: (a) the Indebtedness of the Borrower and its Restricted Subsidiaries for borrowed money, as of the end of the most recently ended fiscal quarter, plus the amount of any Indebtedness for borrowed money incurred subsequent to the end of such fiscal quarter, less the amount of unrestricted cash and Cash Equivalents that would be stated on the balance sheet of the Borrower and held by the Borrower as of such date of determination, as determined in accordance with GAAP, to (b) the Borrower’s EBITDA for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur (the “Measurement Period”); provided, however, that: (i) in making such computation, Indebtedness shall include the greater of (x) the average daily balance outstanding under any revolving credit facility during the most recently ended fiscal quarter and (y) the actual amount of Indebtedness outstanding under any revolving credit facility as of the date for which such calculation is being made; and (ii) if the Borrower or any of its Restricted Subsidiaries consummates a material acquisition or an Asset Sale or other disposition of assets subsequent to the commencement of the Measurement Period but prior to the event for which the calculation of the Net Indebtedness to EBITDA Ratio is made, then the Net Indebtedness to EBITDA Ratio shall be calculated giving pro forma effect to such material acquisition or Asset Sale or other disposition of assets as if the same had occurred at the beginning of the applicable period. Any pro forma calculations necessary pursuant to this “Net Indebtedness to EBITDA Ratio” shall be made in accordance with the provisions set forth in the definition of “Fixed Charge Coverage Ratio.”

“Non-Consenting Lender” shall have the meaning provided in Section 13.7(b) hereof.

“Non-Defaulting Lender” shall mean and include each Lender other than a Defaulting Lender.

“Non-Exchanging Term Lender” shall mean each Initial Term Loan Lender, as the case may be, that (i) did not execute and deliver a Consent on or prior to the Amendment No. 1 Effective Date or (ii) is a Post-Closing Option Lender.

“Non-U.S. Lender” shall mean any Lender that is not a “United States person” as defined under Section 7701(a)(30) of the Code.

“Notice of Borrowing” shall have the meaning provided in Section 2.3(a) hereof.

“Notice of Conversion or Continuation” shall have the meaning provided in Section 2.6(a) hereof.

“Obligations” shall mean any principal, interest, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Offering Document” means the offering memorandum dated February 3, 2012, pursuant to which the Borrower’s 9.750% Senior Notes due 2020 were offered to potential purchasers.

“Officer” shall mean the Chairman of the Board, any Manager or Director, the Chief Executive Officer, the Chief Financial Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer, the Controller or the Secretary of the Borrower or any other Person, as the case may be.

“Officer’s Certificate” shall mean a certificate signed by an Officer of the Borrower or any other Person, as the case may be, who must be a Manager or Director, the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Borrower (or of a Subsidiary of the Borrower acting in such capacity for the Borrower and its Subsidiaries, as determined by the Borrower) or such other Person, that meets the requirements set forth in this Agreement.

“Oil and Gas Business” shall mean:

(1) the business of acquiring, exploring, exploiting, developing, producing, operating and disposing of interests in oil, natural gas, natural gas liquids, liquefied natural gas and other Hydrocarbons and mineral properties or products produced in association with any of the foregoing;

(2) the business of gathering, marketing, distributing, treating, processing, storing, refining, selling and transporting of any production from such interests or properties and products produced in association therewith and the marketing of oil, natural gas, other Hydrocarbons and minerals obtained from unrelated Persons;

(3) any other related energy business, including power generation and electrical transmission business, directly or indirectly, from oil, natural gas and other Hydrocarbons and minerals produced substantially from properties in which the Borrower or its Restricted Subsidiaries, directly or indirectly, participate;

(4) any business relating to oil field sales and service; and

(5) any business or activity relating to, arising from, or necessary, appropriate or incidental to the activities described in the foregoing clauses (1) through (4) of this definition.

“Oil and Gas Properties” means all properties, including equity or other ownership interests therein, owned by a Person which contain or are believed to contain oil and gas reserves.

“Opinion of Counsel” shall mean a written opinion reasonably acceptable to the Administrative Agent from legal counsel. The counsel may be an employee of or counsel to the Borrower.

“Other Taxes” shall mean any and all present or future stamp, registration, documentary, intangible, recording, filing or any other excise, property or similar taxes (including interest, fines, penalties, additions to tax and related, reasonable, out-of-pocket expenses with regard thereto) arising from any payment made hereunder or made under any other Loan Document or from the execution or delivery of, registration or enforcement of, consummation or administration of, or otherwise with respect to, this Agreement or any other Loan Document; provided that such term shall not include any of the foregoing Taxes (i) that result from an assignment, grant of a participation pursuant to Section 13.6(c) or transfer or assignment to or designation of a new lending office or other office for receiving payments under any Loan Document (“Assignment Taxes”) to the extent such Assignment Taxes are imposed as a result of a connection between the assignor/participating Lender and/or the assignee/Participant and the taxing jurisdiction (other than a connection arising solely from any Loan Documents or any transactions contemplated thereunder), except to the extent that any such action described in this proviso is requested or required by the Borrower, or (ii) Excluded Taxes.

“Overnight Rate” shall mean, for any day the greater of (i) the Federal Funds Effective Rate and (ii) an overnight rate determined by the Administrative Agent, as the case may be, in accordance with banking industry rules on interbank compensation.

“Participant” shall have the meaning provided in Section 13.6(c) hereof.

“Patriot Act” shall have the meaning provided in Section 13.19 hereof.

“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

“Pension Act” shall mean the Pension Protection Act of 2006, as it presently exists or as it may be amended from time to time.

“Permitted Asset Swap” shall mean the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between the Borrower or a Restricted Subsidiary and another Person; provided that any cash or Cash Equivalents received must be applied in accordance with Section 9.8 hereof.

“Permitted Business Investment” means any Investment and expenditure made in the ordinary course of business or which are of a nature that is or shall have become customary in the Oil and Gas Business generally or in the geographic region in which such activities occur, including investments or expenditures for actively exploiting, exploring for, acquiring, developing, producing, processing, gathering, marketing, distributing, storing or transporting oil, natural gas or other Hydrocarbons and minerals (including with respect to plugging and abandonment) through agreements, transactions, interests or arrangements which permit one to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of the Oil and Gas Business jointly with third parties, including:

(1) Investments in ownership interests in oil, natural gas, other Hydrocarbons and minerals properties, liquefied natural gas facilities, processing facilities, gathering systems, pipelines, storage facilities or related systems or ancillary real property interests;

(2) Investments in the form of or pursuant to operating agreements, working interests, royalty interests, mineral leases, processing agreements, Farm-In Agreements, Farm-Out Agreements, contracts for the sale, transportation or exchange of oil, natural gas, other Hydrocarbons and minerals, production sharing agreements, participation agreements, development agreements, area of mutual interest agreements, unitization agreements, pooling agreements, joint bidding agreements, service contracts, joint venture agreements, partnership agreements (whether general or limited), subscription agreements, stock purchase agreements, stockholder agreements and other similar agreements (including for limited liability companies) with third parties; and

(3) Investments in direct or indirect ownership interests in drilling rigs and related equipment, including, without limitation, transportation equipment.

“Permitted Holders” shall mean each of (i) the Investors and members of management of the Borrower (or its direct or indirect parent) who are holders of Equity Interests of the Borrower (or its direct or indirect parent company) on the Closing Date and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided that, in the case of such group and without giving effect to the existence of such group or any other group, such Investors and members of management, collectively, have beneficial ownership of more than 50% of the total voting power of the Voting Stock of the Borrower or any direct or indirect parent company of the Borrower and (ii) any Permitted Parent. Any Person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of this Agreement will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

“Permitted Investments” shall mean:

(1) any Investment in the Borrower or any Restricted Subsidiary;

(2) any Investment in cash, Cash Equivalents or Investment Grade Securities;

(3) any Investment by the Borrower or any Restricted Subsidiary in a Person that is engaged in a Similar Business if as a result of such Investment

(a) such Person becomes a Restricted Subsidiary or

(b) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Borrower or a Restricted Subsidiary, and, in each case, any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;

(4) any Investment in securities or other assets not constituting cash or Cash Equivalents and received in connection with an Asset Sale made pursuant to Section 9.8 hereof or any other disposition of assets not constituting an Asset Sale;

(5) any Investment existing on the Closing Date;

(6) any Investment acquired by the Borrower or any Restricted Subsidiary

(a) in exchange for any other Investment or accounts receivable held by the Borrower or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the Borrower of such other Investment or accounts receivable or

(b) as a result of a foreclosure by the Borrower or any Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(7) Hedging Agreements and related Hedging Obligations, which transactions or obligations are Incurred in compliance with Section 9.7 hereof;

(8) any Investment in a Similar Business, joint ventures or Unrestricted Subsidiaries having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (8) that are at that time outstanding, not to exceed $100.0 million at the time of such

Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (8) is made in any Person that is not a Restricted Subsidiary of the Borrower at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (8) for so long as such Person continues to be a Restricted Subsidiary;

(9) Investments the payment for which consists of Equity Interests of the Borrower or any direct or indirect parent company of the Borrower (exclusive of Disqualified Stock); provided that such Equity Interests will not increase the amount available for Restricted Payments under clause (3) of Section 9.5(a) hereof;

(10) (x) guarantees of Indebtedness permitted under Section 9.7 hereof and (y) guarantees of performance or other obligations (other than Indebtedness) arising in the ordinary course in the Oil and Gas Business, including obligations under Hydrocarbon exploration, development, joint operating and related agreements and licenses, concessions or operating leases related to the Oil and Gas Business;

(11) any transaction to the extent it constitutes an Investment that is permitted and made in accordance with the provisions of Section 9.9(b) hereof (except transactions described in clauses (2), (5) and (9) of such section);

(12) Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment;

(13) additional Investments having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (13) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash), not to exceed the greater of (x) $300.0 million and (y) 2.75% of Total Assets at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (13) is made in any Person that is not a Restricted Subsidiary of the Borrower at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (13) for so long as such Person continues to be a Restricted Subsidiary;

(14) Investments relating to any Receivables Facility that, in the good faith determination of the board of directors of the Borrower, are necessary or advisable to effect such Receivables Facility or any repurchases in connection therewith;

(15) advances to, or guarantees of Indebtedness of, employees not in excess of $20.0 million outstanding at any one time, in the aggregate;

(16) loans and advances to officers, directors, managers and employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business or consistent with past practices or to fund such Person’s purchase of Equity Interests of the Borrower or any direct or indirect parent company thereof; and

(17) Permitted Business Investments.

“Permitted Liens” shall mean, with respect to any Person:

(1) pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure plugging and abandonment obligations or public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

(2) Liens imposed by law, such as carriers’, warehousemen’s, materialmens’, repairmens’ and mechanics’ Liens, in each case for sums not yet overdue for a period of more than 30 days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(3) Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than 30 days or which are being contested in good faith by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP, or for property taxes on property the Borrower or one of its Subsidiaries has determined to abandon if the sole recourse for such tax, assessment, charge, levy or claim is to such property;

(4) Liens in favor of issuers of performance, surety, bid, indemnity, warranty, release, appeal or similar bonds or with respect to regulatory requirements or letters of credit or bankers’ acceptances issued, and completion guarantees provided for, in each case pursuant to the request of and for the account of such Person in the ordinary course of its business;

(5) minor survey exceptions, minor encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights-of-way, servitudes, sewers, electric lines, drains, telegraph and telephone and cable television lines, gas and oil pipelines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental, to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(6) Liens securing Indebtedness of Foreign Subsidiaries and Indebtedness permitted to be incurred pursuant to clause (4), (12) or (18) of Section 9.7(b) hereof; provided that,

(x) in the case of clause (4), such Lien may not extend to any property or equipment (or assets affixed or appurtenant thereto) other than the property or equipment being financed or refinanced under such clause (4); and (y) in the case of Foreign Subsidiaries and clause (18), such Lien may not extend to any assets other than the assets owned by the Foreign Subsidiaries or the Restricted Subsidiaries incurring such Indebtedness; provided, further that, (A) in the case of Liens securing such Indebtedness that constitutes Second Lien Obligations (as designated by the Borrower) (other than the Loans), the secured parties in respect of such Indebtedness (or a representative thereof on behalf of such holders) shall have entered into with the Administrative

Agent and/or the Collateral Agent a Customary Intercreditor Agreement which agreement shall provide that the Liens securing such Second Lien Obligations shall rank equal in priority to the Liens securing the Obligations hereunder (but without regard to control of remedies) and (B) in the case of Liens securing such Indebtedness that constitutes Junior Lien Obligations (as designated by the Borrower), the secured parties in respect of such Indebtedness (or a representative thereof on behalf of such holders) shall have entered into with the Administrative Agent and/or the Collateral Agent a Customary Intercreditor Agreement which agreement shall provide that the Liens securing such Junior Lien Obligations shall rank junior to the Liens securing the Obligations (but without regard to control of remedies). Without any further consent of the Lenders, the Administrative Agent and the Collateral Agent shall be authorized to negotiate, execute and deliver on behalf of the Secured Parties any intercreditor agreement or any amendment (or amendment and restatement) to the Security Documents or a Customary Intercreditor Agreement to effect the provisions contemplated by this clause (6);

(7) Liens existing on the Closing Date (other than Liens incurred in connection with the RBL Credit Agreement or this Agreement);

(8) Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming a Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by the Borrower or any other Restricted Subsidiary;

(9) Liens on property at the time the Borrower or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Borrower or any Restricted Subsidiary; provided that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition, merger or consolidation; provided further that the Liens may not extend to any other property owned by the Borrower or any Restricted Subsidiary;

(10) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Borrower or another Restricted Subsidiary permitted to be incurred in accordance with Section 9.7 hereof;

(11) Liens securing Hedging Agreements, Hedging Obligations and Cash Management Services;

(12) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(13) leases, subleases, licenses or sublicenses (including intellectual property) granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Borrower or any Restricted Subsidiary and do not secure any Indebtedness;

(14) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases or consignments entered into by the Borrower or any Restricted Subsidiary in the ordinary course of business;

(15) Liens in favor of the Borrower or any Guarantor;

(16) Liens on equipment of the Borrower or any Restricted Subsidiary granted in the ordinary course of business to the Borrower’s or such Restricted Subsidiary’s client at which such equipment is located;

(17) Liens on accounts receivable and related assets incurred in connection with a Receivables Facility;

(18) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in clauses (6), (7), (8), (9), (10), (11), (15), (36), (37), (38) and this clause (18) of the definition of “Permitted Liens”); provided that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (and applicable after-acquired property that is affixed or incorporated into the property or class of assets covered by such Lien, the terms of which Indebtedness require or include a pledge of after-acquired property, plus improvements on such property), and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under the foregoing clauses (6), (7), (8), (9), (10), (11), (15), (36), (37), (38) and this clause (18) of the definition of “Permitted Liens” at the time the original Lien became a Permitted Lien under this Agreement, and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement; provided, further that to the extent any such Liens were subject to intercreditor arrangements (including a Customary Intercreditor Agreement or otherwise), the Administrative Agent or Collateral Agent shall enter into applicable amendments to or replacements of such intercreditor arrangements to provide that such Liens shall continue with the same priority as the original Lien;

(19) deposits made or other security provided to secure liabilities to insurance carriers under insurance or self-insurance arrangements in the ordinary course of business;

(20) (i) Liens securing Indebtedness under Credit Facilities, including the RBL Credit Agreement and the Loans, permitted to be incurred pursuant to clauses (1) of Section 9.7(b); provided, that, (A) in the case of Liens securing such Indebtedness that constitutes First Lien Obligations (as designated by the Borrower), the First Lien Agent (or other applicable representative thereof on behalf of the holders of such Indebtedness) shall have entered into with the Administrative Agent and/or the Collateral Agent the First Lien/Second Lien Intercreditor Agreement; (B) in the case of Liens securing such Indebtedness that constitutes Second Lien Obligations (as designated by the Borrower) (other than the Loans), the secured parties in respect of such Indebtedness (or a representative thereof on behalf of such holders) shall have entered into with the Administrative Agent and/or the Collateral Agent a Customary Intercreditor Agreement which agreement shall provide that the Liens securing such Second Lien Obligations shall rank equal in priority to the Liens securing the Obligations hereunder (but without regard to control of remedies) and (C) in the case of Liens securing such Indebtedness that constitutes Junior Lien Obligations (as designated by the Borrower), the secured parties in respect of such Indebtedness (or a representative thereof on behalf of such holders) shall have entered into with the Administrative Agent and/or the Collateral Agent a Customary Intercreditor Agreement which agreement shall provide that the Liens securing such Junior Lien Obligations shall rank junior to the Liens securing the Obligations (but without regard to control of remedies). Without any further consent of the Lenders, the Administrative Agent and the Collateral Agent shall be authorized to negotiate, execute and deliver on behalf of the Secured Parties any intercreditor agreement or any amendment (or amendment and restatement) to the Security Documents or a Customary Intercreditor Agreement to effect the provisions contemplated by this clause (20);

(21) other Liens securing Indebtedness or other obligations of the Borrower or any Subsidiary of the Borrower in the ordinary course of business with respect to Indebtedness and obligations that do not exceed the greater of (x) $150.0 million and (y) 1.25% of Total Assets at any one time outstanding; provided, that, in the case of such Liens securing such Indebtedness that constitutes Junior Lien Obligations (as designated by the Borrower), the secured parties in respect of such Indebtedness (or a representative thereof on behalf of such holders) shall have entered into with the Administrative Agent and/or the Collateral Agent a Customary Intercreditor Agreement which agreement shall provide that the Liens securing such Junior Lien Obligations shall rank junior to the Liens securing the Obligations (but without regard to control of remedies). Without any further consent of the Lenders, the Administrative Agent and the Collateral Agent shall be authorized to negotiate, execute and deliver on behalf of the Secured Parties any intercreditor agreement or any amendment (or amendment and restatement) to the Security Documents or a Customary Intercreditor Agreement to effect the provisions contemplated by this clause (21);

(22) Liens securing judgments for the payment of money not constituting an Event of Default under clause (f) under Section 11.1 hereof so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(23) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(24) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code or any comparable or successor provision on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business and (iii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(25) Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 9.7 hereof; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreements;

(26) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(27) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Borrower or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Borrower or any of its Restricted Subsidiaries in the ordinary course of business;

(28) Liens solely on any cash earnest money deposits made by the Borrower or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted this Agreement;

(29) the rights reserved or vested in any Person by the terms of any lease, license, franchise, grant or permit held by the Borrower or any of its Restricted Subsidiaries or by a statutory provision, to terminate any such lease, license, franchise, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof;

(30) restrictive covenants affecting the use to which real property may be put; provided that the covenants are complied with;

(31) security given to a public utility or any municipality or governmental authority when required by such utility or authority in connection with the operations of that Person in the ordinary course of business;

(32) zoning by-laws and other land use restrictions, including, without limitation, site plan agreements, development agreements and contract zoning agreements;

(33) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Borrower or any Restricted Subsidiary in the ordinary course of business;

(34) any Lien granted pursuant to a security agreement between the Borrower or any Restricted Subsidiary and a licensee of their intellectual property to secure the damages, if any, of such licensee resulting from the rejection by the Borrower or such Restricted Subsidiary of such licensee in a bankruptcy, reorganization or similar proceeding with respect to the Borrower or such Restricted Subsidiary; provided that such Liens do not cover any assets other than the intellectual property subject to such license;

(35) Liens in respect of Production Payments and Reserve Sales;

(36) Liens arising under Farm-Out Agreements, Farm-In Agreements, division orders, contracts for the sale, purchase, exchange, transportation, gathering or processing of Hydrocarbons, unitizations and pooling designations, declarations, orders and agreements, development agreements, joint venture agreements, partnership agreements, operating agreements, royalties, royalty trusts, master limited partnerships, working interests, net profits interests, joint interest billing arrangements, participation agreements, production sales contracts, area of mutual interest agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or geophysical permits or agreements, and other agreements which are customary in the Oil and Gas Business; provided, however, in all instances that such Liens are limited to the assets that are the subject of the relevant agreement, program, order, trust, partnership or contract;

(37) Liens on pipelines or pipeline facilities that arise by operation of law; and

(38) any (a) interest or title of a lessor or sublessor under any lease, liens reserved in oil, gas or other Hydrocarbons, minerals, leases for bonus, royalty or rental payments and for compliance with the terms of such leases; (b) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to (including, without limitation, ground leases or other prior leases of the demised premises, mortgages, mechanics’ liens, tax liens and easements); or (c) subordination of the interest of the lessee or sublessee under such lease to any restrictions or encumbrance referred to in the preceding clause (b).

For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on such Indebtedness.

“Permitted Parent” shall mean any direct or indirect parent of the Borrower formed not in connection with, or in contemplation of, a transaction (other than the Transactions) that, assuming such parent was not so formed, after giving effect thereto would constitute a Change of Control and any direct or indirect parent of the Borrower formed in connection with an underwritten public Equity Offering; provided that no Person or group (other than Permitted Holders) owns more than 50% of the total voting power of the Voting Stock of such direct or indirect parent.

“Person” shall mean any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Plan” shall mean any multiemployer or single-employer plan, as defined in Section 4001 of ERISA and subject to Title IV of ERISA, that is or was within any of the preceding six plan years maintained or contributed to by (or to which there is or was an obligation to contribute or to make payments to) the Borrower or an ERISA Affiliate.

“Platform” shall have the meaning provided in Section 13.18(c).

“Pledge Agreement” shall mean the Pledge Agreement entered into by the Borrower, the other pledgors party thereto and the Collateral Agent, for the benefit of the Secured Parties, substantially in the form of Exhibit C.

“Post-Closing Option Lender” shall mean each Initial Term Loan Lender that executed and delivered a Consent to the Amendment Agreement indicating the “Post-Closing Settlement Option.”

“Preferred Stock” shall mean any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution or winding up.

“Present Fair Salable Value” shall mean the amount that could be obtained by an independent willing seller from an independent willing buyer if the assets (both tangible and intangible) of the Borrower and its Subsidiaries taken as a whole are sold on a going concern basis with reasonable promptness in an arm’s-length transaction under present conditions for the sale of comparable business enterprises insofar as such conditions can be reasonably evaluated.

“Previously Absent Financial Maintenance Covenant” shall mean, at any time (x) any financial maintenance covenant that is not included in this Agreement at such time and (y) any financial maintenance covenant that is included in this Agreement at such time but with covenant levels in this Agreement that are less restrictive on the Borrower and the Restricted Subsidiaries.

“prime rate” shall mean the “prime rate” referred to in the definition of “ABR.”

“Production Payments and Reserve Sales” shall mean the grant or transfer by the Borrower or a Restricted Subsidiary to any Person of a royalty, overriding royalty, net profits interest, production payment (whether volumetric or dollar-denominated), partnership or other interest in Oil and Gas Properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties where the holder of such interest has recourse solely to such production or proceeds of production, subject to the obligation of the grantor or transferor to operate and maintain, or cause the subject interests to be operated and maintained, in a reasonably prudent manner or other customary standard or subject to the obligation of the grantor or transferor to indemnify for environmental, title or other matters customary in the Oil and Gas Business, including any such grants or transfers pursuant to incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists or other providers of technical services to the Borrower or a Restricted Subsidiary.

“Public Company Costs” shall mean costs relating to compliance with the provisions of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, as applicable to companies with equity or debt securities held by the public, the rules of national securities exchange companies with listed equity or debt securities, directors’ or managers’ compensation, fees and expense reimbursement, costs relating to investor relations, shareholder meetings and reports to shareholders or debtholders, directors’ and officers’ insurance and other executive costs, legal and other professional fees, and listing fees.

“Qualified Proceeds” shall mean assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business.

“Rating Agencies” shall mean Moody’s and S&P or if Moody’s or S&P or both shall not make a rating on the applicable security or other investment publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Borrower which shall be substituted for Moody’s or S&P or both, as the case may be.

“RBL Credit Agreement” shall mean the senior secured revolving credit agreement, dated as of December 21, 2011, by and among the Borrower, the lenders from time to time parties thereto, JPMorgan Chase Bank, N.A., as administrative agent, swingline lender and a letter of credit issuer, and the other letter of credit issuers party thereto.

“Receivables Facility” shall mean any of one or more receivables financing facilities as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the Obligations of which are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to the Borrower and its Restricted Subsidiaries (other than a Receivables Subsidiary) pursuant to which the Borrower or any Restricted Subsidiary sells its accounts receivable to either (a) a Person that is not a Restricted Subsidiary or (b) a Receivables Subsidiary that in turn funds such purchase by purporting to sell its accounts receivable to a Person that is not a Restricted Subsidiary or by borrowing from such Person or from another Receivables Subsidiary that in turn funds itself by borrowing from such Person.

“Receivables Fees” shall mean distributions or payments made directly or by means of discounts with respect to any accounts receivable or participation interest therein issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with any Receivables Facility.

“Receivables Subsidiary” shall mean any Subsidiary formed for the purpose of facilitating or entering into one or more Receivables Facilities, and in each case engages only in activities reasonably related or incidental thereto.

“Reference Rate” shall mean the rate per annum equal to the BBA LIBOR Rate, as published by Bloomberg (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time on such day for deposits in Dollars for a period equal to three months. If such rate is not available at such time for any reason, the Reference Rate shall be determined by the Administrative Agent to be the average of the rates per annum at which deposits in Dollars are offered for a three month Interest Period to major banks in the London inter-bank market in London, England by the Administrative Agent at approximately 11:00 a.m. (London time) on such date.

“Refinancing Indebtedness” shall have the meaning provided in Section 9.7(b)(13) hereof.

“Refunding Capital Stock” shall have the meaning provided in Section 9.5(b)(2)(a) hereof.

“Register” shall have the meaning provided in Section 13.6(b)(iv) hereof.

“Registration Rights Agreement” shall mean any registration rights agreement related to the Senior Notes by and among the Borrower, the Guarantors and the other entities party thereto and, with respect to any additional notes issued pursuant thereto or to any other indenture, one or more registration rights agreements among the Borrower, the Guarantors and the other parties thereto, relating to rights given by the Borrower and the Guarantors to the holders of such additional notes to register such additional notes under the Securities Act.

“Regulation T” shall mean Regulation T of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

“Related Business Assets” shall mean assets (other than cash or Cash Equivalents) used or useful in a Similar Business; provided that any assets received by the Borrower or a Restricted Subsidiary in exchange for assets transferred by the Borrower or a Restricted Subsidiary will not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, either (A) such Person would become a Restricted Subsidiary or (B) the Borrower or a Restricted Subsidiary would otherwise be permitted to make an Investment in such Person in accordance with Section 9.5 hereof.

“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the directors, officers, employees, agents, trustees and advisors of such Person and any Person that possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of such Person, whether through the ability to exercise voting power, by contract or otherwise.

“Repayment Amount” shall mean an Extended Term Loan Repayment Amount with respect to any Extension Series and the amount of any installment of Incremental Term Loans scheduled to be repaid on any date.

“Reportable Event” shall mean an event described in Section 4043 of ERISA and the regulations thereunder, other than any event as to which the thirty day notice period has been waived.

“Repricing Transaction” shall mean (a) the incurrence by the Borrower of any Indebtedness (including, without limitation, any new or additional term loans under this Agreement, whether incurred directly or by way of the conversion of ~~Initial~~Tranche 1 Term Loans into a new Class of replacement term loans under this Agreement) that is broadly marketed or syndicated to banks and other institutional investors in financings similar to the Term Loans provided for in this Agreement (i) having an Effective Yield for the respective Type of such Indebtedness that is less than the Effective Yield for the ~~Initial~~Tranche 1 Term Loans of the respective equivalent Type, but excluding Indebtedness incurred in connection with a Change of Control or Transformative Acquisition, and (ii) the proceeds of which are used to prepay (or, in the case of a conversion, deemed to prepay or replace), in whole or in part, outstanding principal of ~~Initial~~Tranche 1 Term Loans or (b) any effective reduction in the Effective Yield for the ~~Initial~~Tranche 1 Term Loans (e.g., by way of amendment, waiver or otherwise), except for a reduction in connection with a Change of Control or Transformative Acquisition. Any determination by the Administrative Agent with respect to whether a Repricing Transaction shall have occurred shall be conclusive and binding on all Lenders holding the ~~Initial~~Tranche 1 Term Loans.

“Required Lenders shall mean, at any date, Non-Defaulting Lenders having or holding a majority of the Loans (excluding Loans of Defaulting Lenders) in the aggregate at such date.

“Requirement of Law” shall mean, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or assets or to which such Person or any of its property or assets is subject.

“Restricted Investment” shall mean an Investment other than a Permitted Investment.

“Restricted Payment” shall have the meaning provided in Section 9.5 hereof.

“Restricted Subsidiary” shall mean, at any time, any direct or indirect Subsidiary of the Borrower (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary”.

“S&P” shall mean Standard & Poor’s Ratings Services and any successor to its rating agency business.

“Sale and Lease-Back Transaction” means any arrangement with any Person providing for the leasing by the Borrower or any Restricted Subsidiary of any real or tangible personal property, which property has been or is to be sold or transferred by the Borrower or such Restricted Subsidiary to such Person in contemplation of such leasing.

“SEC” shall mean the Securities and Exchange Commission or any successor thereto.

“Second Commitment” shall have the meaning provided in Section 9.8(b) hereof.

“Second Lien Obligations” shall mean the Obligations under this Agreement and any Obligations in respect of Equal Priority Indebtedness.

“Section 9.1 Financials” shall mean the financial statements delivered, or required to be delivered, pursuant to Section 9.1(a)(i).

“Secured Indebtedness” shall mean any Indebtedness of the Borrower or any of its Restricted Subsidiaries secured by a Lien.

“Secured Parties” shall mean, collectively, the Administrative Agent, the Collateral Agent, each Lender, and each sub-agent pursuant to Section 12 appointed by the Administrative Agent with respect to matters relating to the Loan Documents or by the Collateral Agent with respect to matters relating to any Security Document.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Security Agreement” shall mean the Security Agreement entered into by the Borrower, the other grantors party thereto and the Collateral Agent, for the benefit of the Secured Parties, substantially in the form of Exhibit B.

“Security Documents” shall mean, collectively, (a) the Security Agreement, (b) the Pledge Agreement, (c) the Mortgages, and (d) each other security agreement or other instrument or document executed and delivered pursuant to Section 9.19 or 9.20 or pursuant to any other such Security Documents or otherwise to secure or perfect the security interest in any or all of the Obligations.

“Senior Indebtedness” shall mean, with respect to any Person:

(1) Indebtedness of such Person, whether outstanding on the Closing Date or thereafter incurred; and

(2) all other Obligations of such Person (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person whether or not post-filing interest is allowed in such proceeding) in respect of Indebtedness described in clause (1) above, in the case of both clauses (1) and (2), to the extent permitted to be incurred under the terms of this Agreement, unless, in the case of clauses (1) and (2), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such Indebtedness or other Obligations are subordinated in right of payment to the Loans or the Guarantee of such Person, as the case may be; provided, however, that Senior Indebtedness shall not include:

(a) any obligation of such Person to the Borrower or any Subsidiary of the Borrower;

(b) any liability for Federal, state, local or other taxes owed or owing by such Person;

(c) any accounts payable or other liability to trade creditors arising in the ordinary course of business;

(d) any Capital Stock;

(e) any Indebtedness or other Obligation of such Person which is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person; or

(f) that portion of any Indebtedness which at the time of incurrence is incurred in violation of this Agreement.

“Senior Notes” shall mean the Borrower’s 9.750% Senior Notes due 2020, in an aggregate principal amount of up to $2,250,000,000 and any notes issued in exchange therefor.

“Senior Notes Indenture” shall mean the indenture dated as of February 8, 2012, pursuant to which the Senior Notes were issued.

“Settlement” shall mean the transfer of cash or other property with respect to any credit or debit card charge, check or other instrument, electronic funds transfer, or other type of paper-based or electronic payment, transfer, or charge transaction for which a Person acts as a processor, remitter, funds recipient or funds transmitter in the ordinary course of its business.

“Settlement Asset” shall mean any cash, receivable or other property, including a Settlement Receivable, due or conveyed to a Person in consideration for a Settlement made or arranged, or to be made or arranged, by such Person or an Affiliate of such Person.

“Settlement Indebtedness” shall mean any payment or reimbursement obligation in respect of a Settlement Payment.

“Settlement Payment” shall mean the transfer, or contractual undertaking (including by automated clearing house transaction) to effect a transfer, of cash or other property to effect a Settlement.

“Settlement Receivable” shall mean any general intangible, payment intangible, or instrument representing or reflecting an obligation to make payments to or for the benefit of a Person in consideration for a Settlement made or arranged, or to be made or arranged, by such Person.

“Significant Subsidiary” shall mean any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1 02 of Regulation S X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Closing Date.

“Similar Business” shall mean any businesses conducted or proposed to be conducted by the Borrower and its Restricted Subsidiaries on the Closing Date or any activities that are similar, ancillary or reasonably related to, or a reasonable extension, expansion or development of, such businesses or ancillary thereto.

“Solvent” shall mean, with respect to any Person, that as of the Closing Date, (i) the Fair Value of the assets of such Person exceeds its Stated Liabilities and Identified Contingent Liabilities; (ii) the Present Fair Salable Value of the assets of such Person exceeds its Stated Liabilities and Identified Contingent Liabilities; (iii) for the period from the date hereof through the Maturity Date, such Person after consummation of the Transactions is a going concern and has sufficient capital to ensure that it will continue to be a going concern for such period, in light of the nature of the particular business or businesses conducted or to be conducted, and based on the needs and anticipated needs for capital of the business conducted or anticipated to be conducted by such Person as reflected in projected financial statements and in light of anticipated credit capacity; and (iv) for the period from the date hereof through the Maturity Date, such Person will have sufficient assets and cash flow to pay its Stated Liabilities and Identified Contingent Liabilities as those liabilities mature or (in the case of contingent liabilities) otherwise become payable, in light of the business conducted or anticipated to be conducted by such Person as reflected in projected financial statements and in light of anticipated credit capacity.

“Specified Discount” shall have the meaning provided in Section 5.1(b)(ii) hereof.

“Specified Discount Prepayment Amount” shall have the meaning provided in Section 5.1(b)(ii) hereof.

“Specified Discount Prepayment Response” means the irrevocable written response by each Lender, in form reasonably satisfactory to the Borrower and the Administrative Agent, to a Specified Discount Prepayment Notice.

“Specified Discount Prepayment Response Date” shall have the meaning provided in Section 5.1(b)(ii) hereof.

“Specified Discount Proration” shall have the meaning provided in Section 5.1(b)(iv) hereof.

“Sponsor Management Agreement” shall mean the management agreements between certain of the management companies associated with the Investors and the Borrower.

“SPV” shall have the meaning provided in Section 13.6(g) hereof.

“Stated Liabilities” shall mean the recorded liabilities (including contingent liabilities that would be recorded in accordance with GAAP) of the Borrower and its Subsidiaries taken as a whole, as of the date hereof after giving effect to the consummation of the Transactions, determined in accordance with GAAP consistently applied.

“Stock” shall mean any and all shares of capital stock or shares in the capital, as the case may be (whether denominated as common stock or preferred stock or ordinary shares or preferred shares, as the case may be), beneficial, partnership or membership interests, participations or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity, whether voting or non-voting.

“Stock Equivalents” shall mean all securities convertible into or exchangeable for Stock and all warrants, options or other rights to purchase or subscribe for any Stock, whether or not presently convertible, exchangeable or exercisable.

“Stock Purchase Agreement” shall mean the Stock Purchase Agreement, dated as of November 22, 2011 (together with all exhibits and schedules thereto), among Holdings, the Borrower and the Selling Stockholders named (and as defined) therein.

“Subordinated Indebtedness” shall mean,

(1) with respect to the Borrower, any Indebtedness of the Borrower which is by its terms subordinated in right of payment to the Loans, and

(2) with respect to any Guarantor, any Indebtedness of such Guarantor which is by its terms subordinated in right of payment to the Guarantee of such entity of the Loans.

“Subsidiary” shall mean, with respect to any Person:

(1) any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; and

(2) any partnership, joint venture, limited liability company or similar entity of which

(x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as the case may be, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and

(y) such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Successor Borrower” shall have the meaning provided in Section 9.14(a)(1) hereof.

“Syndication Agent” shall mean Credit Suisse Securities (USA) LLC, as syndication agent for the Lenders under this Agreement.

“Taxes” shall mean any and all present or future taxes, duties, levies, imposts, assessments, deductions, withholdings or other similar charges imposed by any Governmental Authority whether computed on a separate, consolidated, unitary, combined or other basis and any interest, fines, penalties or additions to tax with respect to the foregoing.

“Term Loan” shall mean an Initial Term Loan, a Tranche 1 Term Loan, an Incremental Term Loan or any Extended Term Loan, as applicable.

“Term Loan Extension Request” shall have the meaning provided in Section 2.15(a)(i).

“Term Loan Facility” shall mean any of the Initial Term Loan Facility, the Tranche I Term Loan Facility, any Incremental Term Loan Facility and any Extended Term Loan Facility.

“Term Loan Note” means a promissory note of the Borrower payable to any Lender or its registered assigns, in substantially the form of Exhibit I hereto, evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from the Loans made by such Lender hereunder.

“Test Period” shall mean, for any determination under this Agreement, the four consecutive fiscal quarters of the Borrower then last ended and for which Section 9.1 Financials have been delivered to the Administrative Agent.

“Total Assets” means the total assets of the Borrower and the Restricted Subsidiaries on a consolidated basis, as shown on the most recent consolidated balance sheet of the Borrower or such other person as may be expressly stated, as the case may be.

“Tranche 1 Term Loan” shall have the meaning provided in the recitals hereto and shall include, for the avoidance of doubt, Additional Tranche 1 Term Loans and Term Loans for which Cashless Option Lenders have exchanged their Initial Term Loans pursuant to Section 2.1(c)(x) on the Amendment No. 1 Effective Date.

“Tranche 1 Term Loan Facility” shall mean the $1,000,000,000 in aggregate principal amount of Tranche 1 Term Loans to be borrowed on the Amendment No. 1 Effective Date.

“Tranche 1 Term Loan Lender” shall mean a Lender with an Additional Tranche 1 Term Loan Commitment or an outstanding Tranche 1 Term Loan.

“Tranche 1 Term Loan Maturity Date” shall mean the sixth anniversary of the Closing Date, or if such anniversary of the Closing Date is not a Business Day, the Business Day immediately following such anniversary.

“Transaction Expenses” shall mean any fees or expenses incurred or paid by the Borrower or any of its Subsidiaries or any of their Affiliates in connection with the Transactions, this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby.

“Transactions” shall mean, collectively, the Acquisition and the consummation of the other transactions contemplated by the Stock Purchase Agreement or related thereto, this Agreement, the RBL Credit Agreement, the Equity Investment (as defined in the RBL Credit Agreement), the Debt Repayment (as defined in the RBL Credit Agreement), the payment of Transaction Expenses, the Take-out Notes Offering (as defined in the RBL Credit Agreement), the Senior Notes and the other transactions contemplated by this Agreement and the Loan Documents.

“Transferee” shall have the meaning provided in Section 13.6(e) hereof.

“Transformative Acquisition” shall mean any acquisition by the Borrower or any Restricted Subsidiary that is either (a) not permitted by the terms of this Agreement immediately prior to the consummation of such acquisition or (b) if permitted by the terms of this Agreement immediately prior to the consummation of such acquisition, would not provide the Borrower and its Subsidiaries with adequate flexibility under this Agreement for the continuation and/or expansion of their combined operations following such consummation, as determined by the Borrower acting in good faith.

“Treasury Capital Stock” shall have the meaning provided in Section 9.5(b)(2)(a) hereof.

“Type” shall mean as to any Loan, its nature as an ABR Loan or a LIBOR Loan.

“UCC” shall mean the Uniform Commercial Code of the State of New York or of any other state the laws of which are required to be applied in connection with the perfection of security interests in any Collateral.

“Unfunded Current Liability” of any Plan shall mean the amount, if any, by which the Accumulated Benefit Obligation (as defined under Statement of Financial Accounting Standards No. 87 (“SFAS 87”)) under the Plan as of the close of its most recent plan year, determined in accordance with SFAS 87 as in effect on the date hereof, exceeds the fair market value of the assets allocable thereto.

“Unrestricted Subsidiary” shall mean:

(1) any Subsidiary of the Borrower which at the time of determination is an Unrestricted Subsidiary (as designated by the board of directors of the Borrower, as provided below); and

(2) any Subsidiary of an Unrestricted Subsidiary.

The board of directors of the Borrower may designate any Subsidiary of the Borrower (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien (other than pursuant to customary Liens or related arrangements under an oil and gas royalty trust or master limited partnership) on, any property of, the Borrower or any Subsidiary of the Borrower (other than any Subsidiary of the Subsidiary to be so designated); provided that

(1) any Unrestricted Subsidiary must be an entity of which the Equity Interests entitled to cast at least a majority of the votes that may be cast by all Equity Interests having ordinary voting power for the election of directors or other governing body are owned, directly or indirectly, by the Borrower;

(2) such designation complies with Section 9.5 hereof; and

(3) each of the Subsidiary to be so designated and its Subsidiaries;

has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Borrower or any Restricted Subsidiary (other than pursuant to customary Liens or related arrangements under an oil and gas royalty trust or master limited partnership).

The board of directors of the Borrower may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation, no Default shall have occurred and be continuing and either:

(1) the Borrower could incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described in Section 9.7(a) hereof; or

(2) the Fixed Charge Coverage Ratio for the Borrower and its Restricted Subsidiaries would be equal to or greater than such ratio for the Borrower and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation.

Any such designation by the board of directors of the Borrower shall be notified by the Borrower to the Administrative Agent by promptly filing with the Administrative Agent a copy of the Board Resolution giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

“U.S.” or “United States” shall mean the United States of America.

“U.S. Lender” shall have the meaning provided in Section 5.4(h) hereof.

“Volumetric Production Payments” means production payment obligations recorded as deferred revenue in accordance with GAAP, together with all undertaking and obligations in connection therewith.

“Voting Stock” of any Person as of any date shall mean the Capital Stock of such Person that is at such date entitled to vote in the election of the board of directors of such Person.

“Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing:

(1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment; by

(2) the sum of all such payments.

“Wholly-Owned Subsidiary” of any Person shall mean a Subsidiary of such Person, 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

1.2. Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) The words “herein”, “hereto”, “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

(c) Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

(d) The term “including” is by way of example and not limitation.

(e) The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(f) In the computation of periods of time from a specified date to a later specified date, the word “from” shall mean “from and including”; the words “to” and “until” each shall mean “to but excluding”; and the word “through” shall mean “to and including.”

(g) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(h) Any reference to any Person shall be constructed to include such Person’s successors or assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all of the functions thereof.

(i) Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.

(j) The word “will” shall be construed to have the same meaning as the word “shall”.

(k) The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

1.3. Accounting Terms. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP.

1.4. Rounding. Any financial ratios required to be maintained or complied with by the Borrower pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.5. References to Agreements, Laws, Etc. Unless otherwise expressly provided herein, (a) references to organizational documents, agreements (including the Loan Documents) and other Contractual Requirements shall be deemed to include all subsequent amendments, restatements, amendment and restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, amendment and restatements, extensions, supplements and other modifications are permitted by any Loan Document; and (b) references to any Requirement of Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Requirement of Law.

~~1.6. [Reserved]~~SECTION 2. Amount and Terms of Credit

2.1. Commitments.

(a) Subject to and upon the terms and conditions herein set forth, each Lender having an Initial Term Loan Commitment severally agrees to make a loan or loans (each an “Initial Term Loan”) in a single draw on the Closing Date to the Borrower in Dollars, which Initial Term Loans shall not exceed for any such Lender the Initial Term Loan Commitment of such Lender and in the aggregate shall not exceed $1,000,000,000. Such Initial Term Loans (i) shall be incurred and maintained (except as provided in Section 2.6 and 2.10 hereof) as LIBOR Loans and (ii) may be repaid or prepaid in accordance with the provisions hereof, but once repaid or prepaid, may not be reborrowed. On the Initial Term Loan Maturity Date, all outstanding Initial Term Loans shall be repaid in full in Dollars.

(b) Each Lender may at its option make any LIBOR Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan, provided that (A) any exercise of such option shall not affect the obligation of the Borrower to repay such Loan and (B) in exercising such option, such Lender shall use its reasonable efforts to minimize any increased costs to the Borrower resulting therefrom (which obligation of the Lender shall not require it to take, or refrain from taking, actions that it determines would result in increased costs for which it will not be compensated hereunder or that it determines would be otherwise disadvantageous to it and in the event of such request for costs for which compensation is provided under this Agreement, the provisions of Section 2.10 hereof shall apply).

(c)Subject to and upon the terms and conditions herein set forth and in the Amendment Agreement, (x) each Cashless Option Lender agrees to exchange its Initial Term Loans for a like principal amount of Tranche 1 Term Loans on the Amendment No. 1 Effective Date and (y) each Additional Tranche 1 Term Loan Lender agrees to make Additional Tranche 1 Term Loans to the Borrower on the Amendment No. 1 Effective Date in a principal amount not to exceed its Additional Tranche 1 Term Loan Commitment on the Amendment No. 1 Effective Date and the Borrower shall prepay all Initial Term Loans of Non-Exchanging Term Lenders with the gross proceeds of the Additional Tranche 1 Term Loans. Such Tranche 1 Term Loans (i) shall be incurred and maintained (except as provided in Section 2.6 and 2.10 hereof) as LIBOR Loans and (ii) may be repaid or prepaid in accordance with the provisions hereof, but once repaid or prepaid, may not be reborrowed. On the Tranche 1 Term Loan Maturity Date, all outstanding Tranche 1 Term Loans shall be repaid in full in Dollars.

2.2. Maximum Number of Borrowings. More than one Borrowing may be incurred on any date, provided that at no time shall there be outstanding more than ten Borrowings of LIBOR Loans under this Agreement.

2.3. Notice of Borrowing.

(a) The Borrower shall give the Administrative Agent at the Administrative Agent’s Office (i) prior to 1:00 p.m. (New York City time) at least three Business Days’ prior written notice (or telephonic notice promptly confirmed in writing) of the Borrowing of Initial Term Loans, Tranche 1 Term Loans or any Borrowing of Incremental Term Loans (unless otherwise set forth in the applicable Incremental Agreement), as the case may be, if all or any of such Term Loans are to be initially LIBOR Loans, and (ii) prior to 12:00 noon (New York City time) on the date of the Borrowing of Initial Term Loans, Tranche 1 Term Loans or any Borrowing of Incremental Term Loans (unless otherwise set forth in the applicable Incremental Agreement), written notice (or telephonic notice promptly confirmed in writing), as the case may be, if all or any of such Term Loans are to be ABR Loans. Such notice (a “Notice of Borrowing”) shall be in substantially the form of Exhibit E and shall specify (i) the aggregate principal amount of the Initial Term Loans, Tranche 1 Term Loans or Incremental Term Loans, as the case may be, to be made, (ii) the date of the Borrowing (which shall be, (x) in the case of the Initial Term Loans, the Closing Date, ~~and,~~ (y) in the case of the Tranche 1 Term Loans, the Amendment No. 1 Effective Date and (z) in the case of the Incremental Term Loans, the applicable Incremental Facility Closing Date in respect of such Class) and (iii) whether the Initial Term Loans, Tranche 1 Term Loans or Incremental Term Loans, as the case may be, shall consist of ABR Loans and/or LIBOR Loans and, if the Initial Term Loans, Tranche 1 Term Loans or Incremental Term Loans, as the case may be, are to include LIBOR Loans, the Interest Period to be initially applicable thereto; provided that the Notice of Borrowing for a Borrowing of Term Loans shall be revocable so long as the Borrower agrees to comply with the applicable provisions of Section 2.11 upon any such revocation. The Administrative Agent shall promptly give each Lender written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing of Initial Term Loans, Tranche 1 Term Loans or Incremental Term Loans, as the case may be, of such Lender’s proportionate share thereof and of the other matters covered by the related Notice of Borrowing.

(b) Without in any way limiting the obligation of the Borrower to confirm in writing any notice it may give hereunder by telephone, the Administrative Agent may act prior to receipt of written confirmation without liability upon the basis of such telephonic notice believed by the Administrative Agent in good faith to be from an Authorized Officer of the Borrower.

2.4. Disbursement of Funds.

(a) No later than 11:00 a.m. (New York City time) or such earlier time as may be agreed among the Lenders, the Borrower and the Administrative Agent for the purpose of consummating the Transactions each Lender will make available its pro rata portion of each Borrowing requested.

(b) Each Lender shall make available all amounts it is to fund to the Borrower under the Borrowing for its applicable Commitments, and in immediately available funds to the Administrative Agent at the Administrative Agent’s Office and the Administrative Agent will make available to the Borrower, by depositing to an account designated by the Borrower to the Administrative Agent the aggregate of the amounts so made available in Dollars. Unless the Administrative Agent shall have been notified by any Lender prior to the date of the Borrowing that such Lender does not intend to make available to the Administrative Agent its portion of the Borrowing to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on the date of the Borrowing, and the Administrative Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender and the Administrative Agent has made available such amount to the Borrower, the Administrative Agent shall be entitled to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor the Administrative Agent shall promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Administrative Agent in Dollars. The Administrative Agent shall also be entitled to recover from such Lender or the Borrower interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if paid by such Lender, the Overnight Rate or (ii) if paid by the Borrower, the then-applicable rate of interest or fees, calculated in accordance with Section 2.8 hereof, for the respective Loans.

(c) Nothing in this Section 2.4 shall be deemed to relieve any Lender from its obligation to, fulfill its commitments hereunder or to prejudice any rights that the Borrower may have against any Lender as a result of any default by such Lender hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to fulfill its commitments hereunder).

2.5. Repayment of Loans; Evidence of Debt.

(a) The Borrower agrees to repay to the Administrative Agent, for the benefit of the applicable Lenders, (i) on the Initial Term Loan Maturity Date, all then outstanding Initial Term Loans, (ii) on the Tranche 1 Term Loan Maturity Date, all then outstanding Tranche 1 Term Loans, (iii) on the relevant Incremental Term Loan Maturity Date for any Class of Incremental Term Loans, any then outstanding Incremental Term Loans of such Class and (~~iii~~iv) on the relevant maturity date for any Class of Extended Term Loans, all then outstanding Extended Term Loans of such Class.

(b) In the event any Incremental Term Loans are made, such Incremental Term Loans shall mature and be repaid in amounts and on dates as agreed between the Borrower and the relevant Lenders of such Incremental Term Loans in the applicable Incremental Agreement, subject to the requirements set forth in Section 2.14. In the event that any Extended Term Loans are established, such Extended Term Loans shall, subject to the requirements of Section 2.15, mature and be repaid by the Borrower in the amounts (each such amount, an “Extended Term Loan Repayment Amount”) and on the dates (each an “Extended Repayment Date”) set forth in the applicable Extension Agreement.

(c) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to the appropriate lending office of such Lender resulting from each Loan made by such lending office of such Lender from time to time, including the amounts of principal and interest payable and paid to such lending office of such Lender from time to time under this Agreement.

(d) The Administrative Agent, on behalf of the Borrower, shall maintain the Register pursuant to Section 13.6(b)(iv) hereof, and a subaccount for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount of each Loan made hereunder, the Type of each Loan made and the Interest Period, if any, applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender’s share thereof.

(e) The entries made in the Register and accounts and subaccounts maintained pursuant to clauses (b) and (c) of this Section 2.5 shall, to the extent permitted by applicable Requirements of Law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to the Borrower by such Lender in accordance with the terms of this Agreement.

2.6. Conversions and Continuations.

(a) Subject to the penultimate sentence of this clause (a), (i) the Borrower shall have the option on any Business Day to convert all or a portion equal to at least $500,000 (and multiples of $100,000 in excess thereof) of the outstanding principal amount of Term Loans of one Type into a Borrowing or Borrowings of another Type and (ii) the Borrower shall have the option on any Business Day to continue the outstanding principal amount of any LIBOR Loans as LIBOR Loans for an additional Interest Period; provided that (A) no partial conversion of LIBOR Loans shall reduce the outstanding principal amount of LIBOR Loans made pursuant to a single Borrowing to less than the $500,000, (B) ABR Loans may not be converted into LIBOR Loans if an Event of Default is in existence on the date of the conversion and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such conversion, (C) LIBOR Loans may not be continued as LIBOR Loans for an additional Interest Period if an Event of Default is in existence on the date of the proposed continuation and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such continuation, and (D) Borrowings resulting from conversions pursuant to this Section 2.6 shall be limited in number as provided in Section 2.2. Each such conversion or continuation shall be effected by the Borrower by giving the Administrative Agent at the Administrative Agent’s Office prior to 1:00 p.m. (New York City time) at least (1) three Business Days’ prior written notice (or telephonic notice promptly confirmed in writing), in the case of a continuation of or conversion to LIBOR Loans or (2) one Business Day’s prior written notice (or telephonic notice promptly confirmed in writing), in the case of a conversion into ABR Loans (each, a “Notice of Conversion or Continuation”) specifying the Term Loans to be so converted or continued, the Type of Term Loans to be converted into or continued and, if such Term Loans are to be converted into or continued as LIBOR Loans, the Interest Period to be initially applicable thereto (if no Interest Period is selected, the Borrower shall be deemed to have selected an Interest Period of one month’s duration). The Administrative Agent shall give each applicable Lender notice as promptly as practicable of any such proposed conversion or continuation affecting any of its Term Loans.

(b) If any Event of Default is in existence at the time of any proposed continuation of any LIBOR Loans and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such continuation, such LIBOR Loans shall be automatically converted on the last day of the current Interest Period into ABR Loans. If upon the expiration of any Interest Period in respect of LIBOR Loans, the Borrower has failed to elect a new Interest Period to be applicable thereto as provided in clause (a) above, the Borrower shall be deemed to have elected to continue such Borrowing of LIBOR Loans as a Borrowing of LIBOR Loans with an Interest Period equal to the expired Interest Period, effective as of the expiration date of such current Interest Period.

2.7. Pro Rata Borrowings. Each Borrowing of Initial Term Loans under this Agreement shall be made by the Lenders pro rata on the basis of their then-applicable Initial Term Loan Commitments. Each Borrowing of Tranche 1 Term Loans under this Agreement shall be made by the Additional Tranche 1 Term Loan Lenders pro rata on the basis of their then-applicable Additional Tranche 1 Term Loan Commitments. Each Borrowing of Incremental Term Loans under this Agreement shall be made by the Lenders of the relevant Class thereof pro rata on the basis of their then-applicable Incremental Term Loan Commitments for the applicable Class. It is understood that (a) no Lender shall be responsible for any default by any other Lender in its obligation to make Loans hereunder and that each Lender, severally and not jointly, shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fulfill its commitments hereunder, and (b) other than as expressly provided herein with respect to a Defaulting Lender, failure by a Lender to perform any of its obligations under any of the Loan Documents shall not release any Person from performance of its obligations under any Loan Document.

2.8. Interest.

(a) The unpaid principal amount of each ABR Loan shall bear interest from the date of the Borrowing thereof until maturity thereof (whether by acceleration or otherwise) at a rate per annum that shall at all times be equal to the Applicable ABR Margin plus the ABR in effect from time to time.

(b) The unpaid principal amount of each LIBOR Loan shall bear interest from the date of the Borrowing thereof until maturity thereof (whether by acceleration or otherwise) at a rate per annum that shall at all times be equal to the Applicable LIBOR Margin plus the relevant LIBOR Rate in effect from time to time.

(c) If all or a portion of (i) the principal amount of any Loan or (ii) any interest payable thereon shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum that is (the “Default Rate”) (x) in the case of overdue principal, the rate that would otherwise be applicable thereto plus 2% or (y) in the case of any overdue interest, to the extent permitted by Requirements of Law, the rate described in Section 2.8(a) hereof plus 2% from the date of such non-payment to the date on which such amount is paid in full (after as well as before judgment).

(d) Interest on each Loan shall accrue from and including the date of any Borrowing to but excluding the date of any repayment thereof, and shall be payable in Dollars and, except as otherwise provided below, shall be payable (i) in respect of each ABR Loan, quarterly in arrears on the last Business Day of each March, June, September and December (provided that the first such payment shall be no earlier than the last Business Day of December 2012), (ii) in respect of each LIBOR Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three-month intervals after the first day of such Interest Period, and (iii) in respect of each Loan, on any prepayment (on the amount prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand; provided that a Loan that is repaid on the same day on which it is made shall bear interest for one day.

(e) All computations of interest hereunder shall be made in accordance with Section 5.5 hereof.

(f) The Administrative Agent, upon determining the interest rate for any Borrowing of LIBOR Loans, shall promptly notify the Borrower and the Lenders thereof. Each such determination shall, absent clearly demonstrable error, be final and conclusive and binding on all parties hereto.

2.9. Interest Periods. At the time the Borrower gives a Notice of Borrowing or Notice of Conversion or Continuation in respect of the making of, or conversion into or continuation as, a Borrowing of LIBOR Loans in accordance with Section 2.6(a), the Borrower shall give the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of the Interest Period applicable to such Borrowing, which Interest Period shall, at the option of the Borrower be a one, two, three or six-month period or (if available to all the Lenders making such LIBOR Loans as determined by such Lenders in good faith based on prevailing market conditions) any period shorter than one month requested by the Borrower.

Notwithstanding anything to the contrary contained above:

(a) the initial Interest Period for any Borrowing of LIBOR Loans shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of ABR Loans) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

(b) if any Interest Period relating to a Borrowing of LIBOR Loans begins on the last Business Day of a calendar month or begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of the calendar month at the end of such Interest Period;

(c) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided that if any Interest Period in respect of a LIBOR Loan would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day; and

(d) the Borrower shall not be entitled to elect any Interest Period in respect of any LIBOR Loan if such Interest Period would extend beyond the applicable Maturity Date of such Loan.

2.10. Increased Costs, Illegality, Etc.

(a) In the event that (x) in the case of clause (i) below, the Required Lenders or (y) in the case of clauses (ii) and (iii) below, any Lender, shall have reasonably determined (which determination shall, absent clearly demonstrable error, be final and conclusive and binding upon all parties hereto):

(i) on any date for determining the LIBOR Rate for any Interest Period that (A) deposits in the principal amounts of Term Loans comprising such LIBOR Borrowing are not generally available in the relevant market or (B) by reason of any changes arising on or after the Closing Date affecting the interbank LIBOR market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of LIBOR Rate; or

(ii) that, due to a Change in Law occurring after the Closing Date, which Change in Law shall (A) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender, (B) subject any Lender to any Tax with respect to any Loan Document or any LIBOR Loan made by it (other than (i) Taxes indemnifiable under Section 5.4 or (ii) Excluded Taxes), or (C) impose on any Lender or the London interbank market any other condition, cost or expense affecting this Agreement or LIBOR Loans made by such Lender, which results in the cost to such Lender of making, converting into, continuing or maintaining LIBOR Loans hereunder increasing by an amount which such Lender reasonably deems material or the amounts received or receivable by such Lender hereunder with respect to the foregoing shall be reduced; or

(iii) that the making or continuance of any LIBOR Loan has become unlawful as a result of compliance by such Lender in good faith with any Requirement of Law (or would conflict with any such Requirement of Law not having the force of law even though the failure to comply therewith would not be unlawful);

then, and in any such event, such Lender (or the Administrative Agent, in the case of clause (i) above) shall within a reasonable time thereafter give notice (if by telephone, confirmed in writing) to the Borrower and to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (x) in the case of clause (i) above, LIBOR Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist (which notice the Administrative Agent agrees to give at such time when such circumstances no longer exist), and any Notice of Borrowing or Notice of Conversion given by the Borrower with respect to LIBOR Loans that have not yet been incurred shall be deemed rescinded by the Borrower, (y) in the case of clause (ii) above, the Borrower shall pay to such Lender, promptly (but no later than fifteen days) after receipt of written demand therefor such additional amounts as shall be required to compensate such Lender for such increased costs or reductions in amounts receivable hereunder (it being agreed that a written notice as to the additional amounts owed to such Lender, showing in reasonable detail the basis for the calculation thereof, submitted to the Borrower by such Lender shall, absent clearly demonstrable error, be final and conclusive and binding upon all parties hereto) and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in Section 2.10(b) as promptly as possible and, in any event, within the time period required by applicable Requirements of Law.

(b) At any time that any LIBOR Loan is affected by the circumstances described in Section 2.10(a)(ii) or (iii), the Borrower may (and in the case of a LIBOR Loan affected pursuant to Section 2.10(a)(iii) shall) either (i) if the affected LIBOR Loan is then being made pursuant to a Borrowing, cancel such Borrowing by giving the Administrative Agent telephonic notice (confirmed promptly in writing) thereof on the same date that the Borrower was notified by a Lender pursuant to Section 2.10(a)(ii) or (iii) or (ii) if the affected LIBOR Loan is then outstanding, upon at least three Business Days’ notice to the Administrative Agent, require the affected Lender to convert each such LIBOR Loan into an ABR Loan; provided that if more than one Lender is affected at any time, then all affected Lenders must be treated in the same manner pursuant to this Section 2.10(b).

(c) If after the Closing Date, any Change in Law relating to capital adequacy of any Lender or compliance by any Lender or its parent with any Change in Law relating to capital adequacy occurring after the Closing Date, has or would have the effect of reducing the rate of return on such Lender’s or its parent’s capital or assets as a consequence of such Lender’s commitments or obligations hereunder to a level below that which such Lender or its parent could have achieved but for such Change in Law (taking into consideration such Lender’s or its parent’s policies with respect to capital adequacy), then from time to time, promptly (but in any event no later than fifteen days) after written demand by such Lender (with a copy to the Administrative Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or its parent for such reduction, it being understood and agreed, however, that a Lender shall not be entitled to such compensation as a result of such Lender’s compliance with, or pursuant to any request or directive to comply with, any applicable Requirement of Law as in effect on the Closing Date. Each Lender, upon determining in good faith that any additional amounts will be payable pursuant to this Section 2.10(c), will give prompt written notice thereof to the Borrower, which notice shall set forth in reasonable detail the basis of the calculation of such additional amounts, although the failure to give any such notice shall not, subject to Section 2.13, release or diminish the Borrower’s obligations to pay additional amounts pursuant to this Section 2.10(c) upon receipt of such notice.

2.11. Compensation. If (a) any payment of principal of any LIBOR Loan is made by the Borrower to or for the account of a Lender other than on the last day of the Interest Period for such LIBOR Loan as a result of a payment or conversion pursuant to Sections 2.5, 2.6, 2.10, 5.1, 5.2 or 13.7, as a result of acceleration of the maturity of the Loans pursuant to Section 11 or for any other reason, (b) any Borrowing of LIBOR Loans is not made on the date specified in a Notice of Borrowing, (c) any ABR Loan is not converted into a LIBOR Loan on the date specified in a Notice of Conversion or Continuation, (d) any LIBOR Loan is not continued as a LIBOR Loan on the date specified in a Notice of Conversion or Continuation or (e) any prepayment of principal of any LIBOR Loan is not made as a result of a withdrawn notice of prepayment pursuant to Section 5.1 or 5.2, the Borrower shall after the Borrower’s receipt of a written request by such Lender (which request shall set forth in reasonable detail the basis for requesting such amount), pay to the Administrative Agent (within fifteen days after such request) for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that such Lender may reasonably incur as a result of such payment, failure to convert, failure to continue or failure to prepay, including any loss, cost or expense (excluding loss of anticipated profits) actually incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such LIBOR Loan.

2.12. Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.10(a)(ii), 2.10(a)(iii), 2.10(c) or 5.4 with respect to such Lender, it will, if requested by the Borrower use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event; provided that such designation is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such Section. Nothing in this Section 2.12 shall affect or postpone any of the obligations of the Borrower or the right of any Lender provided in Section 2.10 or 5.4.

2.13. Notice of Certain Costs. Notwithstanding anything in this Agreement to the contrary, to the extent any notice required by Section 2.10, 2.11 or 5.4 is given by any Lender more than 180 days after such Lender has knowledge (or should have had knowledge) of the occurrence of the event giving rise to the additional cost, reduction in amounts, loss, tax or other additional amounts described in such Sections, such Lender shall not be entitled to compensation under Section 2.10, 2.11 or 5.4, as the case may be, for any such amounts incurred or accruing prior to the 181st day prior to the giving of such notice to the Borrower; provided that if the circumstance giving rise to such claim is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

2.14. Incremental Facilities.

(a) The Borrower may at any time or from time to time after the Closing Date, by written notice delivered to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders), request (i) one or more additional Classes of term loans (the “Incremental Term Loans”; any such facilities, the “Incremental Facilities” and the commitments in respect thereof are referred to as the “Incremental Commitments”); provided that, except as set forth in the proviso to clause (b) below, at the time that any such Incremental Term Loan is made or effected (and after giving effect thereto) no Event of Default under clause (a) or clause (g) of Section 11.1(I) shall exist.

(b) Each tranche of Incremental Term Loans shall be in an aggregate principal amount that is not less than $5,000,000 (provided that such amount may be less than $5,000,000 if such amount represents all remaining availability under the limit set forth below) (and in minimum increments of $1,000,000 in excess thereof), and the aggregate amount of the Incremental Term Loans (after giving pro forma effect thereto and the use of the proceeds thereof) shall not exceed the sum of the aggregate amounts of Indebtedness that may be incurred on such date pursuant to Section 9.7(b)(1), Section 9.7(b)(12) and, to the extent relating to Refinancing Indebtedness in respect of Indebtedness incurred pursuant to Section 9.7(b)(12)(a), Section 9.7(b)(13) (the “Incremental Limit”); provided that (i) Incremental Term Loans may be incurred without regard to the Incremental Limit and without regard to whether an Event of Default under clause (a) or clause (g) of Section 11.1(I) has occurred and is continuing, to the extent that the net cash proceeds from such Incremental Term Loans are used on the date of incurrence of such Incremental Term Loans to prepay Term Loans in accordance with the procedures set forth in Section 5.2(a)(i) and subject to the payment of premiums set forth in Section 5.1(b), if applicable.

(c) The Incremental Term Loans (i) shall rank equal in right of payment and of security with the Initial Term Loans and the Tranche 1 Term Loans and shall be secured only by all or a portion of the Collateral securing the Obligations, (ii) shall not mature earlier than the Initial Term Loan Maturity Date or the Tranche 1 Term Loan Maturity Date, (iii) shall have a maturity date (subject to clause (ii)), an amortization schedule (if any, and in any event, not to exceed 1.00% per annum of the aggregate principal amount of such Incremental Term Loans), and interest rates (including through fixed interest rates), interest margins, rate floors, upfront fees, funding discounts, original issue discounts and prepayment terms and premiums for the Incremental Term Loans as determined by the Borrower and the lenders of the Incremental Term Loans; and (iv) may otherwise have terms and conditions different from those of the Initial Term Loans and the Tranche 1 Term Loans; provided that (x) except with respect to matters contemplated by clauses (ii) and (iii) above, any differences shall be reasonably satisfactory to the Administrative Agent and (y) the documentation governing any Incremental Term Loans may include any Previously Absent Financial Maintenance Covenant so long as the Administrative Agent shall have been given prompt written notice thereof and this Agreement is amended to include such Previously Absent Financial Maintenance Covenant for the benefit of each Credit Facility.

(d) Each notice from the Borrower pursuant to this Section 2.14 shall be given in writing and shall set forth the requested amount and proposed terms of the relevant Incremental Term Loans. Incremental Term Loans may be made subject to the prior written consent of the Borrower (not to be unreasonably withheld), by any existing Lender (it being understood that no existing Lender with an Initial Term Loan Commitment or an Additional Tranche 1 Term Loan Commitment will have an obligation to make a portion of any Incremental Term Loan) or by any other bank, financial institution, other institutional lender or other investor (any such other bank, financial institution or other investor being called an “Additional Lender”); provided that the Administrative Agent shall have consented (not to be unreasonably withheld) to such Lender’s or Additional Lender’s making such Incremental Term Loans if such consent would be required under Section 13.6(b) for an assignment of Loans to such Lender or Additional Lender.

(e) Commitments in respect of Incremental Term Loans shall become Commitments under this Agreement pursuant to an amendment (an “Incremental Agreement”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, each Lender agreeing to provide such Commitment, if any, each Additional Lender, if any, and the Administrative Agent. The Incremental Agreement may, subject to Section 2.14(c), without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section. The effectiveness of any Incremental Agreement shall be subject to the satisfaction on the date thereof (each, an “Incremental Facility Closing Date”) of such conditions as the parties thereto shall agree. The Borrower will use the proceeds of the Incremental Term Loans for any purpose not prohibited by this Agreement; provided, however, that the proceeds of any Incremental Term Loans incurred in either case as described in the proviso to Section 2.14(b), shall be used in accordance with the terms thereof.

(f) No Lender shall be obligated to provide any Incremental Term Loans unless it so agrees and the Borrower shall not be obligated to offer any existing Lender the opportunity to provide any Incremental Term Loans.

(g) This Section 2.14 shall supersede any provisions in Section 2.7 or 13.1 to the contrary. For the avoidance of doubt, any provisions of this Section 2.14 may be amended with the consent of the Required Lenders, provided no such amendment shall require any Lender to provide any Incremental Commitment without such Lender’s consent

2.15. Extensions of Term Loans.

(a) The Borrower may at any time and from time to time request that all or a portion of each Term Loan of any Class (an “Existing Term Loan Class”) be converted or exchanged to extend the scheduled final maturity date(s) of any payment of principal with respect to all or a portion of any principal amount of such Term Loans (any such Term Loans which have been so extended, “Extended Term Loans”) and to provide for other terms consistent with this Section 2.15. Prior to entering into any Extension Agreement with respect to any Extended Term Loans, the Borrower shall provide written notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders of the applicable Existing Term Loan Class, with such request offered equally to all such Lenders of such Existing Term Loan Class) (a “Term Loan Extension Request”) setting forth the proposed terms of the Extended Term Loans to be established, which terms shall be similar to the Term Loans of the Existing Term Loan Class from which they are to be extended except that (w) the scheduled final maturity date shall be extended and all or any of the scheduled amortization payments, if any, of all or a portion of any principal amount of such Extended Term Loans may be delayed to later dates than the scheduled amortization, if any, of principal of the Term Loans of such Existing Term Loan Class (with any such delay resulting in a corresponding adjustment to the scheduled amortization payments reflected in the Extension Agreement or the Incremental Agreement, as the case may be, with respect to the Existing Term Loan Class of Term Loans from which such Extended Term Loans were extended, in each case as more particularly set forth in Section 2.15(c) below), (x)(A) the interest rates (including through fixed interest rates), interest margins, rate floors, upfront fees, funding discounts, original issue discounts and prepayment premiums with respect to the Extended Term Loans may be different than those for the Term Loans of such Existing Term Loan Class and/or (B) additional fees and/or premiums may be payable to the Lenders providing such Extended Term Loans in addition to any of the items contemplated by the preceding clause (A), in each case, to the extent provided in the applicable Extension Agreement, (y) subject to the provisions set forth in Sections 5.1 and 5.2, the Extended Term Loans may have optional prepayment terms (including call protection and prepayment terms and premiums) as may be agreed between the Borrower and the Lenders thereof and (z) the Extension Agreement may provide for other covenants and terms that apply to any period after the Latest Maturity Date. No Lender shall have any obligation to agree to have any of its Term Loans of any Existing Term Loan Class converted into Extended Term Loans pursuant to any Term Loan Extension Request. Any Extended Term Loans of any Extension Series shall constitute a separate Class of Term Loans from the Existing Term Loan Class of Term Loans from which they were extended.

(b) The Borrower shall provide the applicable Extension Request to the Administrative Agent at least five (5) Business Days (or such shorter period as the Administrative Agent may determine in its reasonable discretion) prior to the date on which Lenders under the Existing Class are requested to respond, and shall agree to such procedures, if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably, to accomplish the purpose of this Section 2.15. Any Lender (an “Extending Lender”) wishing to have all or a portion of its Term Loans of an Existing Class subject to such Extension Request converted or exchanged into Extended Term Loans shall notify the Administrative Agent (an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Term Loans which it has elected to convert or exchange into Extended Term Loans (subject to any minimum denomination requirements imposed by the Administrative Agent). In the event that the aggregate amount of Term Loans subject to Extension Elections exceeds the amount of Extended Term Loans requested pursuant to the Extension Request, Term Loans subject to Extension Elections shall be converted to or exchanged to Extended Term Loans on a pro rata basis (subject to such rounding requirements as may be established by the Administrative Agent) based on the amount of Term Loans included in each such Extension Election or as may be otherwise agreed to in the applicable Extension Agreement.

(c) Extended Term Loans shall be established pursuant to an amendment (an “Extension Agreement”) to this Agreement (which, except to the extent expressly contemplated by the penultimate sentence of this Section 2.15(c) and notwithstanding anything to the contrary set forth in Section 13.1, shall not require the consent of any Lender other than the Extending Lenders with respect to the Extended Term Loans established thereby) executed by the Loan Parties, the Administrative Agent and the Extending Lenders. In addition to any terms and changes required or permitted by Section 2.15(a), each Extension Agreement in respect of Extended Term Loans shall amend the scheduled amortization payments pursuant to Section 2.5 or the applicable Incremental Agreement or Extension Agreement with respect to the Existing Class of Term Loans from which the Extended Term Loans were exchanged to reduce each scheduled Repayment Amount for the Existing Class in the same proportion as the amount of Term Loans of the Existing Class is to be reduced pursuant to such Extension Agreement (it being understood that the amount of any Repayment Amount payable with respect to any individual Term Loan of such Existing Class that is not an Extended Term Loan shall not be reduced as a result thereof). In connection with any Extension Agreement, the Borrower shall deliver an opinion of counsel reasonably acceptable to the Administrative Agent (i) as to the enforceability of such Extension Agreement, this Agreement as amended thereby, and such of the other Loan Documents (if any) as may be amended thereby (in the case of such other Loan Documents as contemplated by the immediately preceding sentence) and covering customary matters and (ii) to the effect that such Extension Agreement, including the Extended Term Loans provided for therein, does not breach or result in a default under the provisions of Section 13.1 of this Agreement.

(d) Notwithstanding anything to the contrary contained in this Agreement, on any date on which any Existing Term Loan Class is converted or exchanged to extend the related scheduled maturity date(s) in accordance with paragraph (a) above, in the case of the existing Term Loans of each

Extending Lender, the aggregate principal amount of such existing Term Loans shall be deemed reduced by an amount equal to the aggregate principal amount of Extended Term Loans so converted or exchanged by such Lender on such date, and the Extended Term Loans shall be established as a separate Class of Term Loans (together with any other Extended Term Loans so established on such date).

(e) In the event that the Administrative Agent determines in its sole discretion that the allocation of Extended Term Loans of a given Extension Series to a given Lender was incorrectly determined as a result of manifest administrative error in the receipt and processing of an Extension Election timely submitted by such Lender in accordance with the procedures set forth in the applicable Extension Agreement, then the Administrative Agent, the Borrower and such affected Lender may (and hereby are authorized to), in their sole discretion and without the consent of any other Lender, enter into an amendment to this Agreement and the other Loan Documents (each, a “Corrective Extension Agreement”) within 15 days following the effective date of such Extension Agreement, as the case may be, which Corrective Extension Agreement shall (i) provide for the conversion or exchange and extension of Term Loans under the Existing Term Loan Class in such amount as is required to cause such Lender to hold Extended Term Loans of the applicable Extension Series into which such other Term Loans or commitments were initially converted or exchanged, as the case may be, in the amount such Lender would have held had such administrative error not occurred and had such Lender received the minimum allocation of the applicable Loans or Commitments to which it was entitled under the terms of such Extension Agreement, in the absence of such error, (ii) be subject to the satisfaction of such conditions as the Administrative Agent, the Borrower and such Lender may agree, and (iii) effect such other amendments of the type (with appropriate reference and nomenclature changes) described in the penultimate sentence of Section 2.15(c).

(f) No conversion or exchange of Loans or Commitments pursuant to any Extension Agreement in accordance with this Section 2.15 shall constitute a voluntary or mandatory payment or prepayment for purposes of this Agreement.

(g) This Section 2.15 shall supersede any provisions in Section 2.7 to the contrary. For the avoidance of doubt, any of the provisions of this Section 2.15 may be amended with the consent of the Required Lenders; provided that no such amendment shall require any Lender to provide any Extended Term Loans without such Lender’s consent.

SECTION 3. [Reserved]

SECTION 4. Fees; Commitments

4.1. Administrative Agent’s Fees. The Borrower agrees to pay to the Administrative Agent the administrative agent fees in the amounts and on the dates as set forth in writing from time to time between the Administrative Agent and the Borrower.

4.2. Mandatory Termination of Commitments. The Initial Term Loan Commitments shall terminate at 5:00 p.m. (New York City time) on the Closing Date. The Additional Tranche 1 Term Loan Commitments shall terminate at 5:00 p.m. (New York City time) on the Amendment No. 1 Effective Date.

SECTION 5. Payments

5.1. Voluntary Prepayments.

(a) The Borrower shall have the right to prepay Term Loans, without premium or penalty, except as set forth in Section 5.1(b), in whole or in part from time to time on the following terms and conditions: (a) the Borrower shall give the Administrative Agent at the Administrative Agent’s Office written notice (or telephonic notice promptly confirmed in writing) of its intent to make such prepayment, the amount of such prepayment and in the case of LIBOR Loans, the specific Borrowing(s) pursuant to which made, which notice shall be given by the Borrower no later than 1:00 p.m. (New York City time) (x) one Business Day prior to (in the case of ABR Loans) or (y) three Business Days prior to (in the case of LIBOR Loans) the date of such prepayment and shall promptly be transmitted by the Administrative Agent to each of the relevant Lenders; (b) each partial prepayment of any Borrowing of Term Loans shall be in a multiple of $500,000 and in an aggregate principal amount of at least $1,000,000; provided that no partial prepayment of LIBOR Loans made pursuant to a single Borrowing shall reduce the outstanding LIBOR Loans made pursuant to such Borrowing to an amount less than $5,000,000 for LIBOR Loans; and (c) any prepayment of LIBOR Loans pursuant to this Section 5.1 on any day other than the last day of an Interest Period applicable thereto shall be subject to compliance by the Borrower with the applicable provisions of Section 2.11. Each such notice shall specify the date and amount of such prepayment and the Class(es) and Type(s) of Loans to be prepaid. Each prepayment in respect of any Class of Term Loans pursuant to this Section 5.1 shall be applied to reduce the Repayment Amounts (if any) in such order as the Borrower may determine and may be applied to any Class of Term Loans as directed by the Borrower. For the avoidance of doubt, the Borrower may (i) prepay Term Loans of an Existing Term Loan Class pursuant to this Section 5.1 without any requirement to prepay Extended Term Loans that were converted or exchanged from such Existing Term Loan Class and (ii) prepay Extended Term Loans pursuant to this Section 5.1 without any requirement to prepay Term Loans of an Existing Term Loan Class that were converted or exchanged for such Extended Term Loans. In the event that the Borrower does not specify the order in which to apply prepayments to reduce Repayment Amounts or as between Classes of Term Loans, the Borrower shall be deemed to have elected that such proceeds be applied to reduce the Repayment Amounts in direct order of maturity and/or a pro-rata basis among Term Loan Classes. All prepayments under this Section 5.1 shall also be subject to the provisions of Sections 5.2(d) and 5.2(e).

(b) Notwithstanding anything to the contrary contained in this Agreement, at the time of the effectiveness of any Repricing Transaction that is consummated prior to the ~~first~~six-month anniversary of the ~~Closing~~Amendment No. 1 Effective Date, the Borrower agrees to pay to the Administrative Agent, for the ratable account of each Lender with outstanding ~~Initial~~Tranche 1 Term Loans, a fee in an amount equal to 1.0% of (x) in the case of a Repricing Transaction of the type described in clause (a) of the definition thereof, the aggregate principal amount of all ~~Initial~~Tranche 1 Term Loans prepaid (or converted or exchanged) in connection with such Repricing Transaction and (y) in the case of a Repricing Transaction described in clause (b) of the definition thereof, the aggregate principal amount of all ~~Initial~~Tranche 1 Term Loans outstanding on such date that are subject to an effective pricing reduction pursuant to such Repricing Transaction. Such fees shall be due and payable upon the date of the effectiveness of such Repricing Transaction. For the avoidance of doubt, on and after the ~~first~~six-month anniversary of the ~~Closing~~Amendment No. 1 Effective Date no fee shall be payable pursuant to this Section 5.1(b).

(c) Notwithstanding anything in this Agreement to the contrary, so long as no Event of Default has occurred and is continuing, the Borrower may prepay the outstanding Loans on the following basis:

(i) The Borrower shall have the right to make a voluntary prepayment of Loans at a discount to par (such prepayment, the “Discounted Loan Prepayment”) pursuant to a Borrower Offer of Specified Discount Prepayment made in accordance with this Section 5.1(c); provided that the Borrower shall not initiate any action under this Section 5.1(c) in order to make a Discounted Loan Prepayment unless (I) at least ten (10) Business Days shall have passed since the consummation of the most recent Discounted Loan Prepayment as a result of a prepayment made by the Borrower on the applicable Discounted Prepayment Effective Date; or (II) at least three (3) Business Days shall have passed since the date the Borrower was notified that no Lender was willing to accept any prepayment of any Loan at the Specified Discount.

(ii) Subject to the proviso to subsection (i) above, the Borrower may from time to time offer to make a Discounted Loan Prepayment by providing the Auction Agent with three (3) Business Days’ notice in the form of a Specified Discount Prepayment Notice; provided that (I) any such offer shall be made available, at the sole discretion of the Borrower, to each Lender, (II) any such offer shall specify the aggregate principal amount offered to be prepaid (the “Specified Discount Prepayment Amount”) and the specific percentage discount to par (the “Specified Discount”) of such Loans to be prepaid, (III) the Specified Discount Prepayment Amount shall be in an aggregate amount not less than $1,000,000 and whole increments of $500,000 in excess thereof and (IV) each such offer shall remain outstanding through the Specified Discount Prepayment Response Date. The Auction Agent will promptly provide each Lender with a copy of such Specified Discount Prepayment Notice and a form of the Specified Discount Prepayment Response to be completed and returned by each such Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m., New York time, on the third Business Day after the date of delivery of such notice to the Lenders (the “Specified Discount Prepayment Response Date”).

(iii) Each Lender receiving such offer shall notify the Auction Agent (or its delegate) by the Specified Discount Prepayment Response Date whether or not it agrees to accept a prepayment of any of its relevant then outstanding Loans at the Specified Discount and, if so (such accepting Lender, a “Discount Prepayment Accepting Lender”), the amount of such Lender’s Loans to be prepaid at such offered discount. Each acceptance of a Discounted Loan Prepayment by a Discount Prepayment Accepting Lender shall be irrevocable. Any Lender whose Specified Discount Prepayment Response is not received by the Auction Agent by the Specified Discount Prepayment Response Date shall be deemed to have declined to accept the applicable Borrower Offer of Specified Discount Prepayment.

(iv) If there is at least one Discount Prepayment Accepting Lender, the Borrower will make prepayment of outstanding Loans pursuant to this paragraph (c) to each Discount Prepayment Accepting Lender in accordance with the respective outstanding amount and tranches of Loans specified in such Lender’s Specified Discount Prepayment Response given pursuant to subsection (ii); provided that, if the aggregate principal amount of Loans accepted for prepayment by all Discount Prepayment Accepting Lenders exceeds the Specified Discount Prepayment Amount, such prepayment shall be made pro-rata among the Discount Prepayment Accepting Lenders in accordance with the respective principal amounts accepted to be prepaid by each such Discount Prepayment Accepting Lender and the Auction Agent (in consultation with the Borrower and subject to rounding requirements of the Auction Agent made in its reasonable discretion) will calculate such proration (the “Specified Discount Proration”). The Auction Agent shall promptly, and in any case within three (3) Business Days following the Specified Discount Prepayment Response Date, notify (I) the Borrower of the respective Lenders’ responses to such offer, the Discounted Prepayment Effective Date and the aggregate principal amount of the Discounted Loan Prepayment and the tranches to be prepaid, (II) each Lender of the Discounted Prepayment Effective Date, and the aggregate principal amount of Loans to be prepaid at the Specified Discount on such date and (III) each Discount Prepayment Accepting Lender of the Specified Discount Proration, if any, and confirmation of the principal amount and Type of Loans of such Lender to be prepaid at the Specified Discount on such date. Each determination by the Auction Agent of the amounts stated in the foregoing notices to the Borrower and Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to the Borrower shall be due and payable by the Borrower on the Discounted Prepayment Effective Date in accordance with subsection (v) below (subject to subsection (x) below).

(d) In connection with any Discounted Loan Prepayment, the Borrower and the Lenders acknowledge and agree that the Auction Agent may require as a condition to any Discounted Loan Prepayment, the payment of customary fees and expenses from the Borrower in connection therewith.

(vi) If any Term Loan is prepaid in accordance with this subsection (c), the Borrower shall prepay such Loans on the Discounted Prepayment Effective Date. The Borrower shall make such prepayment to the Auction Agent, for the account of the Discount Prepayment Accepting Lenders at the Administrative Agent’s Office in immediately available funds not later than 11:00 a.m., New York City time, on the Discounted Prepayment Effective Date and all such prepayments shall be applied to the remaining principal installments of the Loans on a pro rata basis across such installments. The Loans so prepaid shall be accompanied by all accrued and unpaid interest on the par principal amount so prepaid up to, but not including, the Discounted Prepayment Effective Date. Each prepayment of the outstanding Loans pursuant to this Section 5.1(c) shall be paid to the Discount Prepayment Accepting Lenders. The aggregate principal amount of Loans outstanding shall be deemed reduced by the full par value of the aggregate principal amount of the tranches of Loans prepaid on the Discounted Prepayment Effective Date in any Discounted Loan Prepayment.

(vii) To the extent not expressly provided for herein, each Discounted Loan Prepayment shall be consummated pursuant to procedures consistent, with the provisions in this Section 5.1(c), established by the Auction Agent acting in its reasonable discretion and as reasonably agreed by the Borrower.

(viii) Notwithstanding anything in this Agreement to the contrary, for purposes of this Section 5.1(c), each notice or other communication required to be delivered or otherwise provided to the Auction Agent (or its delegate) shall be deemed to have been given upon Auction Agent’s (or its delegate’s) actual receipt during normal business hours of such notice or communication; provided that any notice or communication actually received outside of normal business hours shall be deemed to have been given as of the opening of business on the next Business Day.

(ix) Each of the Borrower and the Lenders acknowledges and agrees that the Auction Agent may perform any and all of its duties under this Section 5.1(c) by itself or through any Affiliate of the Auction Agent and expressly consents to any such delegation of duties by the Auction Agent to such Affiliate and the performance of such delegated duties by such Affiliate. The exculpatory provisions pursuant to this Agreement shall apply to each Affiliate of the Auction Agent and its respective activities in connection with any Discounted Loan Prepayment provided for in this Section 5.1(c) as well as activities of the Auction Agent.

(x) The Borrower shall have the right, by written notice to the Auction Agent, to revoke in full (but not in part) its offer to make a Discounted Loan Prepayment at its discretion at any time on or prior to the applicable Specified Discount Prepayment Response Date (and if such offer is revoked pursuant to the preceding clauses, any failure by the Borrower to make any prepayment to a Lender, as applicable, pursuant to this Section 5.1(c) shall not constitute a Default or Event of Default under this Agreement).

5.2. Mandatory Prepayments.

(a) On each occasion that a Debt Incurrence Prepayment Event occurs, the Borrower shall, within one Business Day after the receipt of net cash proceeds therefrom, prepay, in accordance with Sections 5.2(b) below, a principal amount of Term Loans in an amount equal to 100% of the net cash proceeds from such Debt Incurrence Prepayment Event.

(b) Application to Loans. Each prepayment of Term Loans required by Section 5.2(a) in connection with a Debt Incurrence Prepayment Event shall be allocated to any Class of Term Loans outstanding as directed by the Borrower and shall be applied pro rata to Lenders within each Class, based upon the outstanding principal amounts owing to each such Lender under each such Class of Term Loans.

(c) LIBOR Interest Periods. In lieu of making any payment pursuant to this Section 5.2 or pursuant to Section 9.8(b) hereof in respect of any LIBOR Loan other than on the last day of the Interest Period therefor so long as no Event of Default shall have occurred and be continuing, the Borrower at its option may deposit with the Administrative Agent an amount in Dollars equal to the amount of the LIBOR Loan to be prepaid and such LIBOR Loan shall be repaid on the last day of the Interest Period therefor in the required amount. Such deposit shall be held by the Administrative Agent in a corporate time deposit account established on terms reasonably satisfactory to the Administrative Agent, earning interest at the then-customary rate for accounts of such type. Such deposit shall constitute cash collateral for the LIBOR Loans to be so prepaid, provided that the Borrower may at any time direct that such deposit be applied to make the applicable payment required pursuant to this Section 5.2.

5.3. Method and Place of Payment.

(a) Except as otherwise specifically provided herein, all payments under this Agreement shall be made by the Borrower, without set-off, counterclaim or deduction of any kind, to the Administrative Agent for the ratable account of the Lenders entitled thereto, not later than 2:00 p.m. (New York City time), in each case, on the date when due and shall be made in immediately available funds at the Administrative Agent’s Office or at such other office as the Administrative Agent shall specify for such purpose by notice to the Borrower, it being understood that written or facsimile notice by the Borrower to the Administrative Agent to make a payment from the funds in the Borrower’s account at the Administrative Agent’s Office shall constitute the making of such payment to the extent of such funds held in such account. All repayments or prepayments of any Loans (whether of principal, interest or otherwise) hereunder shall be made in Dollars and all other payments under each Loan Document shall, unless otherwise specified in such Loan Document, be made in Dollars. The Administrative Agent will thereafter cause to be distributed on the same day (if payment was actually received by the Administrative Agent prior to 2:00 p.m. (New York City time) or, otherwise, on the next Business Day) like funds relating to the payment of principal or interest ratably to the Lenders entitled thereto.

(b) Any payments under this Agreement that are made later than 2:00 p.m. (New York City time) may be deemed to have been made on the next succeeding Business Day in the Administrative Agent’s sole discretion. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, in the Administrative Agent’s sole discretion, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.

5.4. Net Payments.

(a) Any and all payments made by or on behalf of the Borrower or any Guarantor under this Agreement or any other Loan Document shall be made free and clear of, and without deduction or withholding for or on account of, any Indemnified Taxes or Other Taxes; provided that if the Borrower or any Guarantor or the Administrative Agent shall be required by applicable Requirements of Law to deduct or withhold any Taxes from such payments, then (i) the Borrower or such Guarantor or the Administrative Agent shall make such deductions or withholdings as are reasonably determined by the Borrower, such Guarantor or the Administrative Agent to be required by any applicable Requirement of Law, (ii) the Borrower, such Guarantor or the Administrative Agent, as applicable, shall timely pay the full amount deducted or withheld to the relevant Governmental Authority within the time allowed and in accordance with applicable Requirements of Law, and (iii) to the extent withholding or deduction is required to be made on account of Indemnified Taxes or Other Taxes, the sum payable by the Borrower or such Guarantor shall be increased as necessary so that after making all required deductions and withholdings (including deductions or withholdings applicable to additional sums payable under this Section 5.4) the Administrative Agent, the Collateral Agent or any Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made. Whenever any Indemnified Taxes or Other Taxes are payable by the Borrower or such Guarantor, as promptly as possible thereafter, the Borrower or Guarantor shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an official receipt (or other evidence acceptable to such Lender, acting reasonably) received by the Borrower or such Guarantor showing payment thereof. After any payment of Taxes by any Loan Party or the Administrative Agent to a Governmental Authority as provided in this Section 5.4, the Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Borrower, as the case may be, a copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrower or the Administrative Agent, as the case may be.

(b) The Borrower shall timely pay and shall indemnify and hold harmless the Administrative Agent, the Collateral Agent and each Lender with regard to any Other Taxes (whether or not such Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority).

(c) The Borrower shall indemnify and hold harmless the Administrative Agent, the Collateral Agent and each Lender within 15 Business Days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes imposed on the Administrative Agent, the Collateral Agent or such Lender, as the case may be, (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 5.4) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth in reasonable detail the basis and calculation of the amount of such payment or liability delivered to the Borrower by a Lender or the Administrative Agent (as applicable) on its own behalf or on behalf of a Lender shall be conclusive absent manifest error.

(d) Each Lender shall deliver to the Borrower and the Administrative Agent, at such time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law and such other reasonably requested information as will permit the Borrower or the Administrative Agent, as the case may be, to determine (A) whether or not any payments made hereunder or under any other Loan Document are subject to Taxes, (B) if applicable, the required rate of withholding or deduction, and (C) such Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of any payments to be made to such Lender by any Loan Party pursuant to any Loan Document or otherwise to establish such Lender’s status for withholding tax purposes in the applicable jurisdiction. In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

(e) Without limiting the generality of the foregoing, each Non-U.S. Lender with respect to any Loan made to the Borrower shall, to the extent it is legally entitled to do so:

(i) deliver to the Borrower and the Administrative Agent, prior to the date on which the first payment to the Non-U.S. Lender is due hereunder, two copies of (A) in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest,” United States Internal Revenue Service Form W-8BEN (or any applicable successor form) (together with a certificate (substantially in the form of Exhibit K hereto) representing that such Non-U.S. Lender is not a bank for purposes of Section 881(c) of the Code, is not a 10% shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower, is not a CFC related to the Borrower (within the meaning of Section 864(d)(4) of the Code) and the interest payments in question are not effectively connected with the United States trade or business conducted by such Lender), (B) Internal Revenue Service Form W-8BEN or Form W-8ECI (or any applicable successor form), in each case properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or reduced rate of, U.S. Federal withholding tax on payments by the Borrower under this Agreement, (C) Internal Revenue Service Form W-8IMY (or any applicable successor form) and all necessary attachments (including the forms described in clauses (A) and (B) above, as required) or (D) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower to determine the withholding or deduction required to be made; and

(ii) deliver to the Borrower and the Administrative Agent two further copies of any such form or certification (or any applicable successor form) on or before the date that any such form or certification expires or becomes obsolete or invalid, after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower, and from time to time thereafter if reasonably requested by the Borrower and the Administrative Agent;

unless in any such case any Change in Law has occurred prior to the date on which any such delivery would otherwise be required that renders any such form inapplicable or would prevent such Non-U.S. Lender from duly completing and delivering any such form with respect to it and such Non-U.S. Lender promptly so advises the Borrower and the Administrative Agent. Each Person that shall become a Participant pursuant to Section 13.6 or a Lender pursuant to Section 13.6 shall, upon the effectiveness of the related transfer, be required to provide all the forms and statements required pursuant to this Section 5.4(e); provided that in the case of a Participant such Participant shall furnish all such required forms and statements to the Lender from which the related participation shall have been purchased.

(f) If any Lender, the Administrative Agent or the Collateral Agent, as applicable, determines, in its sole discretion, that it had received and retained a refund of an Indemnified Tax or Other Tax for which a payment has been made by the Borrower or any Guarantor pursuant to this Agreement or any other Loan Document, which refund in the good faith judgment of such Lender, the Administrative Agent or the Collateral Agent, as the case may be, is attributable to such payment made by the Borrower or any Guarantor, then the Lender, the Administrative Agent or the Collateral Agent, as the

case may be, shall reimburse the Borrower or such Guarantor for such amount (net of all out-of-pocket expenses of such Lender, the Administrative Agent or the Collateral Agent, as the case may be, and without interest other than any interest received thereon from the relevant Governmental Authority with respect to such refund) as the Lender, the Administrative Agent or the Collateral Agent, as the case may be, determines in its sole discretion to be the proportion of the refund as will leave it, after such reimbursement, in no better or worse position (taking into account expenses or any taxes imposed on the refund) than it would have been in if the payment had not been required; provided that the Borrower or such Guarantor, upon the request of the Lender, the Administrative Agent or the Collateral Agent, agrees to repay the amount paid over to the Borrower or such Guarantor (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Lender, the Administrative Agent or the Collateral Agent in the event the Lender, the Administrative Agent or the Collateral Agent is required to repay such refund to such Governmental Authority. In such event, such Lender, the Administrative Agent or the Collateral Agent, as the case may be, shall, at the Borrower’s request, provide the Borrower with a copy of any notice of assessment or other evidence of the requirement to repay such refund received from the relevant Governmental Authority (provided that such Lender, the Administrative Agent or the Collateral Agent may delete any information therein that it deems confidential). A Lender, the Administrative Agent or the Collateral Agent shall claim any refund that it determines is available to it, unless it concludes in its sole discretion that it would be adversely affected by making such a claim. No Lender nor the Administrative Agent or the Collateral Agent shall be obliged to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Loan Party in connection with this clause (f) or any other provision of this Section 5.4.

(g) If the Borrower determines that a reasonable basis exists for contesting a Tax, each Lender or Agent, as the case may be, shall use reasonable efforts to cooperate with the Borrower as the Borrower may reasonably request in challenging such Tax. The Borrower shall indemnify and hold each Lender and Agent harmless against any out-of-pocket expenses incurred by such Person in connection with any request made by the Borrower pursuant to this Section 5.4(g). Nothing in this Section 5.4(g) shall obligate any Lender or Agent to take any action that such Person, in its sole judgment, determines may result in a material detriment to such Person.

(h) Each Lender and Agent that is a United States person under Section 7701(a)(30) of the Code (each, a “U.S. Lender”) shall deliver to the Borrower and the Administrative Agent two Internal Revenue Service Forms W-9 (or substitute or successor form), properly completed and duly executed, certifying that such Lender or Agent is exempt from United States federal backup withholding (i) on or prior to the Closing Date (or on or prior to the date it becomes a party to this Agreement), (ii) on or before the date that such form expires or becomes obsolete or invalid, (iii) after the occurrence of a change in the Agent’s or Lender’s circumstances requiring a change in the most recent form previously delivered by it to the Borrower and the Administrative Agent, and (iv) from time to time thereafter if reasonably requested by the Borrower or the Administrative Agent.

(i) If a payment made to any Lender or any Agent under this Agreement or any other Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender or such Agent were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender or such Agent shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA, to determine that such Lender has or has not complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this Section 5.4(i), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(j) The agreements in this Section 5.4 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

5.5. Computations of Interest. Interest on LIBOR Loans shall be calculated on the basis of a 360-day year for the actual days elapsed and interest on ABR Loans in respect of which the rate of interest is calculated on the basis of the Agent’s prime rate and overdue interest shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed.

5.6. Limit on Rate of Interest.

(a) No Payment Shall Exceed Lawful Rate. Notwithstanding any other term of this Agreement, the Borrower shall not be obligated to pay any interest or other amounts under or in connection with this Agreement or otherwise in respect to any of the Obligations in excess of the amount or rate permitted under or consistent with any applicable law, rule or regulation.

(b) Payment at Highest Lawful Rate. If the Borrower is not obliged to make a payment that it would otherwise be required to make, as a result of Section 5.6(a) hereof, the Borrower shall make such payment to the maximum extent permitted by or consistent with applicable laws, rules and regulations.

(c) Adjustment if Any Payment Exceeds Lawful Rate. If any provision of this Agreement or any of the other Loan Documents would obligate the Borrower or any other Loan Party to make any payment of interest or other amount payable to any Lender in an amount or calculated at a rate that would be prohibited by any Requirement of Law, then notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by applicable Requirements of Law, such adjustment to be effected, to the extent necessary, by reducing the amount or rate of interest required to be paid by the Borrower to the affected Lender under Section 2.8 hereof.

(d) Rebate of Excess Interest. Notwithstanding the foregoing, and after giving effect to all adjustments contemplated thereby, if any Lender shall have received from the Borrower an amount in excess of the maximum permitted by any applicable Requirement of Law, then the Borrower shall be entitled, by notice in writing to the Administrative Agent to obtain reimbursement from that Lender in an amount equal to such excess, and pending such reimbursement, such amount shall be deemed to be an amount payable by that Lender to the Borrower.

SECTION 6. Conditions Precedent to Initial Borrowing

The initial Borrowing under this Agreement is subject to the satisfaction of the following conditions precedent, except as otherwise agreed or waived pursuant to Section 13.1.

6.1. Loan Documents. The Administrative Agent shall have received:

(a) this Agreement, executed and delivered by a duly Authorized Officer of each of the Borrower, each Agent and each Lender;

(b) the Guarantee, executed and delivered by a duly Authorized Officer of each Person that is a Guarantor as of the Closing Date’

(c) the Security Agreement, executed and delivered by a duly Authorized Officer of the Borrower, the Collateral Agent and each Person that is a Guarantor as of the Closing Date;

(d) the Pledge Agreement, executed and delivered by a duly Authorized Officer of Holdings, the Borrower, the Collateral Agent and each other pledgor party thereto as of the Closing Date;

(e) a Term Loan Note executed by the Borrower in favor of each Lender that has requested a Term Loan Note at least three (3) Business Days in advance of the Closing Date (provided, that if such Term Loan Notes cannot be delivered on or prior to the Closing Date notwithstanding the Borrower’s use of commercially reasonable efforts to deliver the same, delivery thereof shall not be a condition to closing but such Term Loan Notes shall be delivered promptly thereafter); and

(f) the First Lien/Second Lien Intercreditor Agreement, executed and delivered by an Authorized Officer of each Person that is a Loan Party as of the Closing Date and by JPMorgan Chase Bank, N.A., as First Lien Agent (in its capacity thereunder) and Bank of America, N.A. (in its capacity thereunder).

6.2. Collateral. Except for any items referred to on Schedule 9.20:

(a) All documents and instruments, including Uniform Commercial Code or other applicable personal property and financing statements, reasonably requested by the Collateral Agent to be filed, registered or recorded to create the Liens intended to be created by any Security Document and perfect such Liens to the extent required by, and with the priority required by, such Security Document shall have been delivered to the Collateral Agent for filing, registration or recording and none of the Collateral shall be subject to any other pledges, security interests or mortgages, except for Liens permitted under Section 9.10.

(b) All Stock of the Borrower and all Stock of each Restricted Subsidiary of the Borrower directly or indirectly owned by the Borrower or any Subsidiary Guarantor, in each case as of the Closing Date, shall have been pledged pursuant to the Pledge Agreement (except that such Loan Parties shall not be required to pledge any Excluded Stock) and the Collateral Agent (or its agent, designee or bailee in accordance with the First Lien/Second Lien Intercreditor Agreement) shall have received all certificates, if any, representing such securities pledged under the Pledge Agreement, accompanied by instruments of transfer and/or undated powers endorsed in blank.

(c) (i) Except with respect to intercompany Indebtedness, all evidences of Indebtedness for borrowed money in a principal amount in excess of $10,000,000 (individually) that is owing to the Borrower or any Subsidiary Guarantor shall be evidenced by a promissory note and shall have been pledged pursuant to the Pledge Agreement, and the Collateral Agent (or its agent, designee or bailee in accordance with the First Lien/Second Lien Intercreditor Agreement) shall have received all such promissory notes, together with undated instruments of transfer with respect thereto endorsed in blank.

(ii) All Indebtedness of the Borrower and each of its Restricted Subsidiaries that is owing to any Loan Party shall be evidenced by the Intercompany Note, which shall be executed and delivered by the Borrower and each of the Restricted Subsidiaries and shall have been pledged pursuant to the Pledge Agreement, and the Collateral Agent (or its agent, designee or bailee in accordance with the First Lien/Second Lien Intercreditor Agreement) shall have received such Intercompany Note, together with undated instruments of transfer with respect thereto endorsed in blank.

(d) The Guarantee shall be in full force and effect.

6.3. Legal Opinions. The Administrative Agent shall have received the executed legal opinions of (a) Simpson Thacher & Bartlett LLP, counsel to the Borrower, substantially in the form of Exhibit F, and (b) local counsel to the Borrower in the jurisdictions listed on Schedule 6.3 in form and substance reasonably satisfactory to the Administrative Agent. The Borrower, the other Loan Parties and the Administrative Agent hereby instruct such counsel to deliver such legal opinions.

6.4. Closing Certificates. The Administrative Agent shall have received (i) a certificate of the Loan Parties, dated the Closing Date, substantially in the form of Exhibit G-1, with appropriate insertions, executed by the Secretary or any Assistant Secretary of each Loan Party, and attaching the documents referred to in Section 6.7, (ii) a certificate of the Loan Parties, dated the Closing Date, substantially in the form of Exhibit G-2, with appropriate insertions, executed by the President or any Vice President of each Loan Party and (iii) such other closing certificates as it may reasonably request.

6.5. Authorization of Proceedings of Each Loan Party; Organizational Documents. The Administrative Agent shall have received (a) a copy of the resolutions, in form and substance reasonably satisfactory to the Administrative Agent, of the board of directors or managers of each Loan Party (or a duly authorized committee thereof) authorizing (i) the execution, delivery and performance of the Loan Documents (and any agreements relating thereto) to which it is a party and (ii) in the case of the Borrower, the extensions of credit contemplated hereunder and (b) true and complete copies of each of the organizational documents of each Person that is a Loan Party as of the Closing Date.

6.6. Fees. All fees required to be paid on the Closing Date pursuant to any fee letter previously agreed in writing between the Agents, the Joint Lead Arrangers, the Joint Bookrunners and Holdings or the Borrower and reasonable out-of-pocket expenses required to be paid on the Closing Date pursuant to any commitment letter in respect of the Commitments as agreed in writing between the Agents, the Joint Lead Arrangers, the Joint Bookrunners and Holdings or the Borrower, to the extent invoiced at least three business days prior to the Closing Date (except as otherwise reasonably agreed by the Borrower), shall, upon the initial Borrowings hereunder, have been, or will be substantially simultaneously, paid (which amounts may be offset against the proceeds of the Initial Term Loans).

6.7. Representations and Warranties. On the Closing Date, the representations and warranties set forth in Section 8 hereof shall be true and correct in all material respects.

6.8. Solvency Certificate. On the Closing Date, the Administrative Agent shall have received a certificate from the Chief Financial Officer, the Treasurer, the Vice President-Finance or any other senior financial officer of the Borrower substantially in the form of Exhibit J.

6.9. Patriot Act. The Administrative Agent and the Joint Bookrunners shall have received all documentation and other information about the Borrower and the Guarantors as shall have been reasonably requested in writing by the Administrative Agent or the Joint Bookrunners at least seven calendar days prior to the Closing Date and as is mutually agreed to be required by U.S. regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act.

The acceptance of the benefits of the Borrowing shall constitute a representation and warranty by each Loan Party to each of the Lenders that all the applicable conditions specified in Section 6 above have been satisfied as of that time.

SECTION 7. ~~[Reserved]~~Conditions Precedent to Tranche 1 Term Loan Borrowing

The Borrowing of the Tranche 1 Term Loans under this Agreement is subject to the satisfaction of the conditions precedent set forth in Section 3 of the Amendment Agreement, except as otherwise agreed or waived pursuant to Section 13.1.

SECTION 8. Representations, Warranties and Agreements

In order to induce the Lenders to enter into this Agreement and to make the Loans as provided for herein, the Borrower makes, on the Closing Date, the following representations and warranties to, and agreements with, the Lenders, all of which shall survive the execution and delivery of this Agreement and the making of the Loans:

8.1. Corporate Status. Each of the Borrower and each Material Subsidiary (a) is a duly organized and validly existing corporation or other entity in good standing under the laws of the jurisdiction of its organization and has the corporate or other organizational power and authority to own its property and assets and to transact the business in which it is engaged and (b) has duly qualified and is authorized to do business and is in good standing (if applicable) in all jurisdictions where it is required to be so qualified, except where the failure to be so qualified would not reasonably be expected to result in a Material Adverse Effect.

8.2. Corporate Power and Authority; Enforceability. Each Loan Party has the corporate or other organizational power and authority to execute, deliver and carry out the terms and provisions of the Loan Documents to which it is a party and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of the Loan Documents to which it is a party. Each Loan Party has duly executed and delivered each Loan Document to which it is a party and each such Loan Document constitutes the legal, valid and binding obligation of such Loan Party enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors’ rights generally and general principles of equity (whether considered in a proceeding in equity or law).

8.3. No Violation. None of the execution, delivery or performance by any Loan Party of the Loan Documents to which it is a party or the compliance with the terms and provisions thereof will (a) contravene any material applicable provision of any material Requirement of Law, (b) result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of such Loan Party or any of the Restricted Subsidiaries (other than Liens created under the Loan Documents) pursuant to the terms of any indenture, loan agreement, lease agreement, mortgage, deed of trust, agreement or other instrument to which such Loan Party or any of the Restricted Subsidiaries is a party or by which it or any of its property or assets is bound (any such term, covenant, condition or provision, a “Contractual Requirement”) except to the extent such breach, default or Lien that would not reasonably be expected to result in a Material Adverse Effect or (c) violate any provision of the certificate of incorporation, by-laws or other organizational documents of such Loan Party or any of the Restricted Subsidiaries.

8.4. Litigation. Except as set forth on Schedule 8.4, there are no actions, suits or proceedings (including Environmental Claims) pending or, to the knowledge of the Borrower, threatened with respect to the Borrower or any of its Restricted Subsidiaries that would reasonably be expected to result in a Material Adverse Effect.

8.5. Margin Regulations. Neither the making of any Loan hereunder nor the use of the proceeds thereof will violate the provisions of Regulation T, Regulation U or Regulation X of the Board.

8.6. Governmental Approvals. The execution, delivery and performance of each Loan Document do not require any consent or approval of, registration or filing with, or other action by, any Governmental Authority, except for (a) such as have been obtained or made and are in full force and effect, (b) filings and recordings in respect of the Liens created pursuant to the Security Documents and (c) such consents, approvals, registrations, filings or actions the failure of which to obtain or make would not reasonably be expected to have a Material Adverse Effect.

8.7. Investment Company Act. No Loan Party is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

8.8. True and Complete Disclosure.

(a) None of the written factual information and written data (taken as a whole) heretofore or contemporaneously furnished by or on behalf of the Borrower, any of the Subsidiaries or any of their respective authorized representatives to the Administrative Agent, any Lead Arranger, any Joint Bookrunner and/or any Lender on or before the ~~Closing~~Amendment No. 1 Effective Date (including all such information and data contained in the Loan Documents) for purposes of or in connection with this Agreement or any transaction contemplated herein contained any untrue statement of any material fact or omitted to state any material fact necessary to make such information and data (taken as a whole) not materially misleading at such time (after giving effect to all supplements so furnished prior to such time) in light of the circumstances under which such information or data was furnished; it being understood and agreed that for purposes of this Section 8.8(a), such factual information and data shall not include pro forma financial information, projections or estimates (including financial estimates, forecasts and other forward-looking information) and information of a general economic or general industry nature.

(b) The projections (including financial estimates, forecasts and other forward-looking information) contained in the information and data referred to in Section 8.8(a) were based on good faith estimates and assumptions believed by the Borrower to be reasonable at the time made; it being recognized by the Agents and the Lenders that such projections are as to future events and are not to be viewed as facts, the projections are subject to significant uncertainties and contingencies, many of which are beyond the control of the Borrower and the Subsidiaries, that no assurance can be given that any particular projections will be realized and that actual results during the period or periods covered by any such projections may differ from the projected results and such differences may be material.

8.9. Financial Condition; Financial Statements.

(a) The Historical Financial Statements present fairly in all material respects the consolidated financial position of Borrower and its consolidated Subsidiaries at the date of such information and for the period covered thereby and have been prepared in accordance with GAAP consistently applied except to the extent provided in the notes thereto, if any, subject, in the case of the unaudited financial information, to changes resulting from audit, normal year-end audit adjustments and to the absence of footnotes. Since the December 31, 2011, there has been no Material Adverse Effect.

(b) As of the ~~Closing~~Amendment No. 1 Effective Date, neither the Borrower nor any Restricted Subsidiary has any material Indebtedness (including Disqualified Stock), any material guarantee obligations, contingent liabilities, off-balance sheet liabilities, partnership liabilities for taxes or unusual forward or long-term commitments, that, in each case, are not reflected or provided for in the Historical Financial Statements, except as would not reasonably be expected to result in a Material Adverse Effect.

8.10. Tax Matters. Except where the failure of which would not be reasonably expected to have a Material Adverse Effect, (a) each of the Borrower and the Subsidiaries has filed all federal income tax returns and all other tax returns, domestic and foreign, required to be filed by it and has paid all material taxes payable by it that have become due, other than those (i) not yet delinquent or (ii) being contested in good faith by appropriate proceedings and as to which adequate reserves have been provided to the extent required by and in accordance with GAAP and (b) to the extent then due and payable, the Borrower and each of the Subsidiaries have paid, or have provided adequate reserves (in the good faith judgment of management of the Borrower or such Subsidiary) in accordance with GAAP for the payment of, all federal, state, provincial and foreign taxes applicable for the current fiscal year to the Closing Date.

8.11. Compliance with ERISA.

(a) Each Plan is in compliance with ERISA, the Code and any applicable Requirement of Law; no Reportable Event has occurred (or is reasonably likely to occur) with respect to any Plan; no Plan is insolvent or in reorganization (or is reasonably likely to be insolvent or in reorganization), and no written notice of any such insolvency or reorganization has been given to the Borrower or any ERISA Affiliate; no Plan (other than a Multiemployer Plan) has an accumulated or waived funding deficiency (or is reasonably likely to have such a deficiency); on and after the effectiveness of the Pension Act, each Plan that is subject to Title IV of ERISA has satisfied the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, and there has been no determination that any such Plan is, or is expected to be, in “at risk” status (within the meaning of Section 4010(d)(2) of ERISA); none of the Borrower or any ERISA Affiliate has incurred (or is reasonably likely to incur) any liability to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201 or 4204 of ERISA or Section 4971 or 4975 of the Code or has been notified in writing that it will incur any liability under any of the foregoing Sections with respect to any Plan; no proceedings have been instituted (or are reasonably likely to be instituted) to terminate or to reorganize any Plan or to appoint a trustee to administer any Plan, and no written notice of any such proceedings has been given to the Borrower or any ERISA Affiliate; and no lien imposed under the Code or ERISA on the assets of the Borrower or any ERISA Affiliate exists (or is reasonably likely to exist) nor has the Borrower or any ERISA Affiliate been notified in writing that such a lien will be imposed on the assets of the Borrower or any ERISA Affiliate on account of any Plan, except to the extent that a breach of any of the representations, warranties or agreement in this Section 8.11(a) would not result, individually or in the aggregate, in an amount of liability that would be reasonably likely to have a Material Adverse Effect. No Plan (other than a Multiemployer Plan) has an Unfunded Current Liability that would, individually or when taken together with any other liabilities referenced in this Section 8.11(a), be reasonably likely to have a Material Adverse Effect. With respect to Plans that are Multiemployer Plans, the representations and warranties in this Section 8.11(a), other than any made with respect to (i) liability under Section 4201 or 4204 of ERISA or (ii) liability for termination or reorganization of such Plans under ERISA, are made to the best knowledge of the Borrower.

(b) All Foreign Plans are in compliance with, and have been established, administered and operated in accordance with, the terms of such Foreign Plans and applicable law, except for any failure to so comply, establish, administer or operate the Foreign Plans as would not reasonably be expected to have a Material Adverse Effect. All contributions or other payments which are due with respect to each Foreign Plan have been made in full and there are no funding deficiencies thereunder, except to the extent any such events would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

8.12. Subsidiaries. Schedule 8.12 lists each Subsidiary of the Borrower (and the direct and indirect ownership interest of the Borrower therein), in each case existing on the Closing Date (after giving effect to the Transactions). Each Guarantor, Material Subsidiary and Unrestricted Subsidiary as of the Closing Date has been so designated on Schedule 8.12.

8.13. Intellectual Property. The Borrower and each of the Restricted Subsidiaries have obtained all intellectual property, free from burdensome restrictions, that is necessary for the operation of their respective businesses as currently conducted and as proposed to be conducted, except where the failure to obtain any such rights would not reasonably be expected to have a Material Adverse Effect.

8.14. Environmental Laws.

(a) Except as would not reasonably be expected to have a Material Adverse Effect: (i) the Borrower and each of the Subsidiaries and all Oil and Gas Properties are in compliance with all Environmental Laws; (ii) neither the Borrower nor any Subsidiary has received written notice of any Environmental Claim or any other liability under any Environmental Law; (iii) neither the Borrower nor any Subsidiary is conducting any investigation, removal, remedial or other corrective action pursuant to any Environmental Law at any location; and (iv) no underground storage tank or related piping, or any impoundment or disposal area containing Hazardous Materials has been used by the Borrower or any of its Subsidiaries or, to the knowledge of the Borrower, is located at, on or under any Oil and Gas Properties currently owned or leased by the Borrower or any of its Subsidiaries.

(b) Except as would not reasonably be expected to have a Material Adverse Effect, neither the Borrower nor any of the Subsidiaries has treated, stored, transported, released or disposed or arranged for disposal or transport for disposal of Hazardous Materials at, on, under or from any currently or formerly owned or leased Oil and Gas Properties or facility in a manner that would reasonably be expected to give rise to liability of the Borrower or any Subsidiary under Environmental Law.

8.15. Properties.

(a) Each Loan Party has good title to all its material personal properties, in each case, free and clear of all Liens other than Liens permitted under this Agreement and except where the failure to have such good title would not reasonably be expected to have a Material Adverse Effect.

(b) All material leases and agreements necessary for the conduct of the business of the Borrower and the Restricted Subsidiaries are valid and subsisting, in full force and effect, except to the extent that any such failure to be valid or subsisting would not reasonably be expected to have a Material Adverse Effect.

(c) The rights and properties presently owned, leased or licensed by the Loan Parties including all easements and rights of way, include all rights and properties necessary to permit the Loan Parties to conduct their respective businesses as currently conducted, except to the extent any failure to have any such rights or properties would not reasonably be expected to have a Material Adverse Effect.

(d) All of the properties of the Borrower and the Restricted Subsidiaries that are reasonably necessary for the operation of their businesses are in good working condition and are maintained in accordance with prudent business standards, except to the extent any failure to satisfy the foregoing would reasonably be expected to have a Material Adverse Effect.

8.16. Solvency. On the Closing Date (after giving effect to the consummation of the Transactions (including the execution and delivery of this Agreement, the making of the Initial Term Loans and the use of proceeds of such Initial Term Loans on the Closing Date), the Borrower on a consolidated basis with its Restricted Subsidiaries will be Solvent.

8.17. Insurance. The properties of the Borrower and the Restricted Subsidiaries are insured pursuant to self-insurance arrangements or with insurance companies that the Borrower believes (in the good faith judgment of the management of the Borrower) are financially sound and responsible at the time the relevant coverage is placed or renewed, in at least such amounts (after giving effect to any self-insurance which the Borrower believes (in the good faith judgment of management of the Borrower) is reasonable and prudent in light of the size and nature of its business) and against at least such risks (and with such risk retentions) as the Borrower believes (in the good faith judgment of management of the Borrower) is reasonable and prudent in light of the size and nature of its business.

8.18. Gas Imbalances, Prepayments. On the Closing Date, except as set forth on Schedule 8.18, on a net basis, there are no gas imbalances, take or pay or other prepayments exceeding 2.5 Bcfe of Hydrocarbon volumes (stated on a gas equivalent basis) in the aggregate, with respect to the Loan Parties’ Oil and Gas Properties that would require any Loan Party to deliver Hydrocarbons either generally or produced from their Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor.

8.19. Marketing of Production. On the Closing Date, except as set forth on Schedule 8.19, no material agreements exist (which are not cancelable on 60 days’ notice or less without penalty or detriment) for the sale of production of the Loan Parties’ Hydrocarbons at a fixed non-index price (including calls on, or other rights to purchase, production, whether or not the same are currently being exercised) that (i) represent in respect of such agreements 2.5% or more of the Borrower’s average monthly production of Hydrocarbon volumes and (ii) have a maturity or expiry date of longer than six months from the Closing Date.

8.20. Hedging Agreements. Schedule 8.20 sets forth, as of the Closing Date, a true and complete list of all material commodity Hedging Agreements of each Loan Party, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value thereof (as of the last Business Day of the most recent fiscal quarter preceding the Closing Date and for which a mark to market value is reasonably available), all credit support agreements relating thereto (including any margin required or supplied) and the counterparty to each such agreement.

8.21. Patriot Act. On the Closing Date, each Loan Party is in compliance in all material respects with the material provisions of the Patriot Act, and the Borrower has provided to the Administrative Agent all information related to the Loan Parties (including but not limited to names, addresses and tax identification numbers (if applicable)) reasonably requested in writing by the Administrative Agent and mutually agreed to be required by the Patriot Act to be obtained by the Administrative Agent or any Lender.

SECTION 9. Covenants

9.1. Reports and Other Information.

(a) Whether or not the Borrower is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as any Loans are outstanding, the Borrower will have its annual consolidated financial statements audited by a nationally recognized firm of independent auditors and its interim consolidated financial statements reviewed by a nationally recognized firm of independent auditors in accordance with Statement on Auditing Standards No. 100 issued by the American Institute of Certified Public Accountants (or any similar replacement standard). In addition, so long as any Loans are outstanding, the Borrower will furnish to the Administrative Agent and the Lenders:

(i) (x) all annual and quarterly financial statements that would be required to be contained in a filing with the SEC on Forms 10-K and 10-Q of the Borrower, if the Borrower were required to file such forms, plus a “Management’s Discussion and Analysis of Financial Condition and Results of Operations”; (y) with respect to the annual and quarterly information, a presentation of EBITDA and Adjusted EBITDA of the Borrower substantially consistent with the Offering Document and derived from such financial information; and (z) with respect to the annual financial statements only, a report on the annual financial statements by the Borrower’s independent registered public accounting firm; and

(ii) all information that would be required to be contained in filings with the SEC on Form 8-K under Items 1.01 (including furnishing any material debt agreements that would be required to be described in such Form 8-K), 1.02, 1.03, 2.01, 2.05, 2.06, 4.01, 4.02, 5.01 and 5.02(b) and (c) (other than with respect to information otherwise required or contemplated by Item 402 of Regulation S-K) as in effect on the Closing Date if the Borrower were required to file such reports; provided, however, that no such current report will be required to include as an exhibit, or to include a summary of the terms of, any employment or compensatory arrangement agreement, plan or understanding between the Borrower (or any of its Subsidiaries) and any director, manager or executive officer, of the Borrower (or any of its Subsidiaries).

(b) All such annual reports shall be furnished within 90 days after the end of the fiscal year to which they relate, and all such quarterly reports shall be furnished within 45 days after the end of the fiscal quarter to which they relate. All such current reports shall be furnished within the time periods specified in the SEC’s rules and regulations for reporting companies under the Exchange Act. The Borrower shall hold a quarterly conference call for all Lenders and security analysts to discuss such financial information (including a customary Q&A session) no later than five (5) business days after the distribution of such financial information (or such later time as the Administrative Agent, acting reasonably, may agree).

(c) If the Borrower has designated any of its Subsidiaries as an Unrestricted Subsidiary and if any such Unrestricted Subsidiary or group of Unrestricted Subsidiaries, if taken together as one Subsidiary, would constitute a Significant Subsidiary of the Borrower, then the annual and quarterly information required by clause (a) above shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, of the financial condition and results of operations of the Borrower and its Restricted Subsidiaries separate from the financial condition and results of operations of such Unrestricted Subsidiaries.

(d) In the event any direct or indirect parent of the Borrower guarantees the Term Loans, the Borrower may satisfy its obligations in this Section 9.1 with respect to financial information relating to the Borrower by furnishing financial information relating to such parent; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to the Borrower and the Restricted Subsidiaries on a standalone basis, on the other hand.

(e) Notwithstanding the foregoing, such requirements shall be deemed satisfied by (1) filing with the SEC of an exchange offer registration statement or shelf registration statement with such financial information that satisfies Regulation S-X of the Securities Act or (2) by posting on its website within 15 days of the time periods after the Borrower would have been required to file annual and interim reports with the SEC, the financial information (including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section) that would be required to be included in such reports, subject to exceptions consistent with the presentation of financial information in the Offering Document.

(f) Notice of Default; Litigation. Promptly after an Authorized Officer of the Borrower or any of the Restricted Subsidiaries obtains actual knowledge thereof, notice of (i) the occurrence of any event that constitutes a Default or Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action the Borrower proposes to take with respect thereto and (ii) any litigation or governmental proceeding pending against the Borrower or any of the Subsidiaries that would reasonably be expected to be determined adversely and, if so determined, to result in a Material Adverse Effect.

(g) Environmental Matters. Promptly after obtaining actual knowledge of any one or more of the following environmental matters, unless such environmental matters would not, individually, or when aggregated with all other such matters, be reasonably expected to result in a Material Adverse Effect, notice of:

(1) any pending or threatened Environmental Claim against any Loan Party or any Oil and Gas Properties;

(2) any condition or occurrence on any Oil and Gas Properties that (A) would reasonably be expected to result in noncompliance by any Loan Party with any applicable Environmental Law or (B) would reasonably be anticipated to form the basis of an Environmental Claim against any Credit Party or any Oil and Gas Properties;

(3) any condition or occurrence on any Oil and Gas Properties that would reasonably be anticipated to cause such Oil and Gas Properties to be subject to any restrictions on the ownership, occupancy, use or transferability of such Oil and Gas Properties under any Environmental Law; and

(4) the conduct of any investigation, or any removal, remedial or other corrective action in response to the actual or alleged presence, release or threatened release of any Hazardous Material on, at, under or from any Oil and Gas Properties.

All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the response thereto.

(h) Lists of Purchasers. At the time of the delivery of the annual financial statements provided for in Section 9.1(a), a certificate of an Authorized Officer of the Borrower setting forth a list of Persons purchasing Hydrocarbons from the Borrower or any other Loan Party who collectively account for at least 85% of the revenues resulting from the sale of all Hydrocarbons from the Borrower and such other Loan Parties during the fiscal year for which such financial statements relate.

(i) The Borrower will make available such information and such reports to the Administrative Agent and the Lenders by posting such information on Intralinks or any comparable password-protected online data system which will require a confidentiality acknowledgment, and will make such information readily available to any prospective investor, any securities analyst or any market maker in the outstanding notes of the Borrower who (i) agrees to treat such information as confidential or (ii) accesses such information on Intralinks or any comparable password-protected online data system which will require a confidentiality acknowledgment; provided that the Borrower shall post such information thereon and make readily available any password or other login information to any such prospective investor, securities analyst or market maker.

9.2. Compliance Certificate.

(a) The Borrower shall deliver to the Administrative Agent, within 90 days after the end of each fiscal year (or 120 days, in the case of the first fiscal year ending after the Closing Date), a certificate from the principal executive officer, principal financial officer or principal accounting officer stating that a review of the activities of the Borrower and its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Borrower has kept, observed, performed and fulfilled its obligations under this Agreement, and further stating, as to such Officer signing such certificate, that to the best of his or her knowledge the Borrower has kept, observed, performed and fulfilled each and every condition and covenant contained in this Agreement and is not in default in the performance or observance of any of the terms, provisions, covenants and conditions of this Agreement (or, if a Default shall have occurred, describing all such Defaults of which he or she may have knowledge and what action the Borrower is taking or proposes to take with respect thereto).

(b) When any Default has occurred and is continuing under this Agreement, or if the Administrative Agent or the holder of any other evidence of Indebtedness of the Borrower or any Subsidiary gives any notice or takes any other action with respect to a claimed Default, the Borrower shall promptly (which shall be no more than five Business Days) deliver to the Administrative Agent by registered or certified mail or by facsimile transmission an Officer’s Certificate specifying such event and what action the Borrower proposes to take with respect thereto.

9.3. Taxes. The Borrower shall pay and discharge, and shall cause each of the Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which material penalties attach thereto, and all lawful material claims in respect of any Taxes imposed, assessed or levied that, if unpaid, would reasonably be expected to become a material Lien upon any properties of the Borrower or any of the Restricted Subsidiaries; provided that neither the Borrower nor any of the Subsidiaries shall be required to pay or discharge any such tax, assessment, charge, levy or claim that is being contested in good faith and by proper proceedings if it has maintained adequate reserves (in the good faith judgment of management of the Borrower) with respect thereto to the extent required by, and in accordance with, GAAP or the failure to pay or discharge would not reasonably be expected to result in a Material Adverse Effect.

9.4. Stay, Extension and Usury Laws. The Borrower and each of the Subsidiary Guarantors covenant (to the extent that they may lawfully do so) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Agreement; and the Borrower and each of the Subsidiary Guarantors (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Administrative Agent, but shall suffer and permit the execution of every such power as though no such law has been enacted.

9.5. Limitation on Restricted Payments.

(a) The Borrower shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly:

(I) declare or pay any dividend or make any payment or distribution on account of the Borrower’s, or any Restricted Subsidiary’s Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation, other than:

(A) dividends or distributions by the Borrower payable in Equity Interests (other than Disqualified Stock) of the Borrower or in options, warrants or other rights to purchase such Equity Interests; or

(B) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Subsidiary other than a Wholly-Owned Subsidiary, the Borrower or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

(II) purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Borrower or any direct or indirect parent of the Borrower, including in connection with any merger or consolidation;

(III) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness, other than:

(A) Indebtedness permitted under clauses (7) and (8) of Section 9.7(b) hereof; or

(B) the purchase, repurchase or other acquisition of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition; or

(IV) make any Restricted Investment

(all such payments and other actions set forth in clauses (I) through (IV) above (other than any exception thereto) being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(1) no Default shall have occurred and be continuing or would occur as a consequence thereof;

(2) immediately after giving effect to such transaction on a pro forma basis, the Borrower could incur $1.00 of additional Indebtedness under Section 9.7(a) hereof; and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Borrower and its Restricted Subsidiaries after the Closing Date (including Restricted Payments permitted by clauses (1), (2) (with respect to the payment of dividends on Refunding Capital Stock pursuant to clause (b) thereof only), (6)(c) and 9 of Section 9.5(b) hereof, but excluding all other Restricted Payments permitted by Section 9.5(b) hereof), is less than the sum of (without duplication):

(a) 50% of the Consolidated Net Income of the Borrower for the period (taken as one accounting period) from January 1, 2012 to the end of the Borrower’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit; plus

(b) 100% of the aggregate net cash proceeds and the Fair Market Value of other property received by the Borrower since February 8, 2012 (other than net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness, Disqualified Stock or Preferred Stock pursuant to clause (12)(a) of Section 9.7(b) hereof) from the issue or sale of:

(i) Equity Interests of the Borrower, including Treasury Capital Stock, but excluding cash proceeds and the Fair Market Value of other property received from the sale of:

(x) Equity Interests to any employee, director, manager or consultant of the Borrower, any direct or indirect parent company of the Borrower and the Borrower’s Subsidiaries after February 8, 2012 to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of Section 9.5(b); and

(y) Designated Preferred Stock and, to the extent such net cash proceeds are actually contributed to the Borrower, Equity Interests of any direct or indirect parent company of the Borrower (excluding contributions of the proceeds from the sale of Designated Preferred Stock of such companies or contributions to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of Section 9.5(b) hereof); or

(ii) Indebtedness of the Borrower or a Restricted Subsidiary that has been converted into or exchanged for such Equity Interests of the Borrower or any direct or indirect parent company of the Borrower;

provided, however, that this clause (b) shall not include the proceeds from (V) Refunding Capital Stock, (W) Equity Interests or Indebtedness that has been converted or exchanged for Equity Interests of the Borrower sold to a Restricted Subsidiary or the Borrower, as the case may be, (X) Disqualified Stock or Indebtedness that has been converted or exchanged into Disqualified Stock or (Y) Excluded Contributions; plus

(c) 100% of the aggregate amount of cash and the Fair Market Value of other property contributed to the capital of the Borrower following February 8, 2012 (including Capital Stock of Persons engaged primarily in the Oil and Gas Business or assets used or useful in the Oil and Gas Business) (other than net cash proceeds to the extent such net cash proceeds (i) have been used to incur Indebtedness, Disqualified Stock or Preferred Stock pursuant to clause (12)(a) of Section 9.7(b) hereof, (ii) are contributed by a Restricted Subsidiary or (iii) constitute Excluded Contributions); plus

(d) 100% of the aggregate amount received in cash and the Fair Market Value of other property received by means of:

(i) the sale or other disposition (other than to the Borrower or a Restricted Subsidiary) of Restricted Investments made by the Borrower and the Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Borrower and the Restricted Subsidiaries and repayments of loans or advances, and releases of guarantees, which constitute Restricted Investments made by the Borrower or its Restricted Subsidiaries, in each case, after February 8, 2012; or

(ii) the sale (other than to the Borrower or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary (other than in each case to the extent the Investment in such Unrestricted Subsidiary was made by the Borrower or a Restricted Subsidiary pursuant to clause (7) of Section 9.5(b) hereof or to the extent such Investment constituted a Permitted Investment) or a dividend from an Unrestricted Subsidiary after February 8, 2012; plus

(e) in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary after February 8, 2012, the Fair Market Value of the Investment in such Unrestricted Subsidiary at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary, other than to the extent the Investment in such Unrestricted Subsidiary was made by the Borrower or a Restricted Subsidiary pursuant to clause (7) of Section 9.5(b) hereof or to the extent such Investment constituted a Permitted Investment.

(b) The foregoing provisions of Section 9.5(a) hereof shall not prohibit:

(1) the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Agreement;

(2) (a) the redemption, repurchase, retirement or other acquisition of any Equity Interests (“Treasury Capital Stock”) or Subordinated Indebtedness of the Borrower or any Restricted Subsidiary, or any Equity Interests of any direct or indirect parent company of the Borrower, in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of, Equity Interests of the Borrower or any direct or indirect parent company of the Borrower to the extent contributed to the Borrower (in each case, other than any Disqualified Stock) (“Refunding Capital Stock”) and (b) if immediately prior to the retirement of Treasury Capital Stock, the declaration and payment of dividends thereon was permitted under clause (6) of this Section 9.5(b), the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent company of the Borrower) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that was declarable and payable on such Treasury Capital Stock immediately prior to such retirement;

(3) the prepayment, redemption, defeasance, repurchase or other acquisition or retirement for value of Subordinated Indebtedness of the Borrower or a Restricted Subsidiary made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Borrower or a Restricted Subsidiary, as the case may be, which is incurred in compliance with Section 9.7 hereof so long as:

(a) the principal amount (or accreted value, if applicable) of such new Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on, the Subordinated Indebtedness being so redeemed, defeased, repurchased, exchanged, acquired or retired for value, plus the amount of any premium (including reasonable tender premiums), defeasance costs and any reasonable fees and expenses incurred in connection with the issuance of such new Indebtedness;

(b) such new Indebtedness is subordinated to the Loans or the applicable Guarantee at least to the same extent as such Subordinated Indebtedness so purchased, exchanged, redeemed, defeased, repurchased, exchanged, acquired or retired for value;

(c) such new Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness being so redeemed, defeased, repurchased, exchanged, acquired or retired; and

(d) such new Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, defeased, repurchased, exchanged, acquired or retired;

(4) a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests (other than Disqualified Stock) of the Borrower or any direct or indirect parent company of the Borrower held by any future, present or former employee, director, manager or consultant of the Borrower, any of its Subsidiaries or any direct or indirect parent company of the Borrower pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, or any stock subscription or shareholder agreement (including, for the avoidance of doubt, any principal and interest payable on any promissory notes issued by the Borrower or any direct or indirect parent company of the Borrower in connection with such repurchase, retirement or other acquisition), including any Equity Interests rolled over by management of the Borrower or any direct or indirect parent company of the Borrower in connection with the Transactions; provided, however, that the aggregate Restricted Payments made under this clause (4) do not exceed in any calendar year $50.0 million (which shall increase to $100.0 million subsequent to the consummation of an underwritten public Equity Offering by the Borrower or any direct or indirect parent company of the Borrower) (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $75.0 million in any calendar year (which shall increase to $150.0 million subsequent to the consummation of an underwritten public Equity Offering by the Borrower or any direct or indirect parent company of the Borrower)); provided further that such amount in any calendar year may be increased by an amount not to exceed:

(a) the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Borrower and, to the extent contributed to the Borrower, the cash proceeds from the sale of Equity Interests of any direct or indirect parent company of the Borrower, in each case to any future, present or former employees, directors, managers or consultants of the Borrower, any of its Subsidiaries or any direct or indirect parent company of the Borrower that occurs after the Closing Date, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (3) of Section 9.5(a); plus

(b) the cash proceeds of key man life insurance policies received by the Borrower and the Restricted Subsidiaries after the Closing Date; less

(c) the amount of any Restricted Payments previously made pursuant to clauses (a) and (b) of this clause (4);

and provided, further, that cancellation of Indebtedness owing to the Borrower or any Restricted Subsidiary from any future, present or former employees, directors, managers or consultants of the Borrower, any direct or indirect parent company of the Borrower or any of the Borrower’s Restricted Subsidiaries in connection with a repurchase of Equity Interests of the Borrower or any direct or indirect parent company of the Borrower will not be deemed to constitute a Restricted Payment for purposes of this Section 9.5 or any other provision of this Agreement;

(5) the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Borrower or any Restricted Subsidiary or any class or series of Preferred Stock of any Restricted Subsidiary, in each case, issued in accordance with Section 9.7 hereof to the extent such dividends are included in the definition of “Fixed Charges”;

(6) (a) the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by the Borrower after the Closing Date;

(b) the declaration and payment of dividends to any direct or indirect parent company of the Borrower, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of such parent company issued after the Closing Date; provided that the amount of dividends paid pursuant to this clause (b) shall not exceed the aggregate amount of cash actually contributed to the Borrower from the sale of such Designated Preferred Stock; or

(c) the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to clause (2) of this Section 9.5(b);

provided that in the case of each of subclause (a) and (c) of this clause (6), for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock or the declaration of such dividends on Refunding Capital Stock, after giving effect to such issuance or declaration on a pro forma basis, the Borrower and the Restricted Subsidiaries on a consolidated basis would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00;

(7) Investments in Unrestricted Subsidiaries having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (7) that are at the time outstanding, without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or Cash Equivalents, not to exceed the greater of (x) $150.0 million and (y) 1.25% of Total Assets at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(8) payments made or expected to be made by the Borrower or any Restricted Subsidiary in respect of withholding or similar taxes payable upon exercise of Equity Interests by any future, present or former employee, director, manager or consultant and repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(9) the declaration and payment of dividends on the Borrower’s common stock (or the payment of dividends to any direct or indirect parent company of the Borrower to fund a payment of dividends on such company’s common stock), following consummation of the first public offering of the Borrower’s common stock or the common stock of any direct or indirect parent company of the Borrower after the Closing Date, of up to 6% per annum of the net cash proceeds received by or contributed to the Borrower in or from any such public offering, other than public offerings with respect to the Borrower’s common stock registered on Form S-8 and other than any public sale constituting an Excluded Contribution;

(10) Restricted Payments in an amount that does not exceed the amount of Excluded Contributions made since the Closing Date;

(11) other Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (11) not to exceed the greater of (x) $200.0 million and (y) 1.75% of Total Assets at the time made;

(12) distributions or payments of Receivables Fees;

(13) any Restricted Payment made in connection with the Transactions and the fees and expenses related thereto or used to fund amounts owed to Affiliates (including dividends to any direct or indirect parent company of the Borrower to permit payment by such parent of such amount), to the extent permitted by Section 9.9 hereof;

(14) the repurchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Indebtedness in accordance with provisions similar to those described under Sections 9.8 and 9.12 hereof; provided that all Loans subject to prepayment under Section 9.8(c) or 9.12(a) hereof which have been accepted for repayment by the applicable Lender, have been repaid;

(15) the declaration and payment of dividends by the Borrower to, or the making of loans to, any direct or indirect parent company of the Borrower in amounts required for any direct or indirect parent company to pay:

(a) franchise and excise taxes and other fees and expenses required to maintain its corporate or other entity existence;

(b) foreign, federal, state and local taxes of a consolidated, combined, affiliated or unitary group that includes any of the Borrower or its Subsidiaries, to the extent such taxes are attributable to the Borrower or the Restricted Subsidiaries, or, to the extent attributable to its Unrestricted Subsidiaries, to the extent of the amount actually received from its Unrestricted Subsidiaries; provided that in each case the amount of such payments in any fiscal year does not exceed the amount that the Borrower, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent described above) would have been required to pay in respect of such foreign, federal, state or local taxes for such fiscal year had the Borrower, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent described above) been a stand-alone taxpayer (separate from any such direct or indirect parent company of the Borrower) for all fiscal years ending after February 8, 2012;

(c) customary salary, bonus and other benefits payable to officers, employees, directors and managers of any direct or indirect parent company of the Borrower to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Borrower and the Restricted Subsidiaries, including the Borrower’s proportionate share of such amount relating to such parent company being a public company;

(d) general corporate or other operating (including, without limitation, expenses related to auditing or other accounting matters) and overhead costs and expenses of any direct or indirect parent company of the Borrower to the extent such costs and expenses are attributable to the ownership or operation of the Borrower and the Restricted Subsidiaries, including the Borrower’s proportionate share of such amount relating to such parent company being a public company;

(e) amounts required for any direct or indirect parent company of the Borrower to pay fees and expenses incurred by any direct or indirect parent company of the Borrower related to transactions of such parent company of the Borrower of the type described in clause (11) of the definition of “Consolidated Net Income” to the extent such transaction is for the benefit of the Borrower and its Restricted Subsidiaries; and

(f) cash payments in lieu of issuing fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of the Borrower or any such direct or indirect parent company of the Borrower;

(16) the repurchase, redemption or other acquisition for value of Equity Interests of the Borrower deemed to occur in connection with paying cash in lieu of fractional shares of such Equity Interests in connection with a share dividend, distribution, share split, reverse share split, merger, consolidation, amalgamation or other business combination of the Borrower, in each case, permitted under this Agreement;

(17) the distribution, by dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Borrower or a Restricted Subsidiary by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries, the primary assets of which are cash and/or Cash Equivalents);

(18) any Restricted Payment if immediately after giving pro forma effect to such Restricted Payment pursuant to this clause (18) of this Section 9.5(b) and the incurrence of any Indebtedness the net proceeds of which are used to finance such Restricted Payment (i) the Net Indebtedness to EBITDA Ratio would not have exceeded 1.5:1 and (ii) the Loans have a rating equal to or higher than Ba2 (or the equivalent) by Moody’s and BB (or the equivalent) by S&P, in each case with a stable or better outlook; and

(19) any Restricted Payment made to the Borrower’s direct or indirect parent entity to fund the (A) declaration and payment of cash dividends to holders of the Cumulative Preferred Stock in accordance with the terms of the Certificate of Designations and (B) repurchase, redemption, repayment or other acquisition or retirement for cash of the Cumulative Preferred Stock in a manner permitted by the Certificate of Designations;

provided that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (11), (17) and (18) of this Section 9.5(b) no Default shall have occurred and be continuing or would occur as a consequence thereof.

The Borrower shall not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the last sentence of the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Borrower and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated shall be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of “Investments.” Such designation shall be permitted only if a Restricted Payment in such amount would be permitted at such time, whether pursuant to Section 9.5(a) hereof or under clause (7), (10) or (11) of Section 9.5(b) hereof, or pursuant to the definition of “Permitted Investments”, and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

9.6. Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

(a) The Borrower will not, and will not permit any of its Restricted Subsidiaries that are not Guarantors to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:

(1) (A) pay dividends or make any other distributions to the Borrower or any Restricted Subsidiary on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or

(B) pay any Indebtedness owed to the Borrower or any Restricted Subsidiary;

(2) make loans or advances to the Borrower or any Restricted Subsidiary; or

(3) sell, lease or transfer any of its properties or assets to the Borrower or any Restricted Subsidiary.

(b) The restrictions in Section 9.6(a) hereof shall not apply to encumbrances or restrictions existing under or by reason of:

(1) contractual encumbrances or restrictions in effect on the Closing Date, including pursuant to the RBL Credit Agreement and the related documentation and related Hedging Obligations;

(2) this Agreement, the Loans, and the Guarantees;

(3) the Senior Notes Indenture and the Senior Notes;

(4) purchase money obligations for property acquired in the ordinary course of business and Capitalized Lease Obligations that impose restrictions of the nature discussed in clause (3) of Section 9.6(a) hereof on the property so acquired;

(5) applicable law or any applicable rule, regulation or order;

(6) any agreement or other instrument of a Person acquired by or merged or consolidated with or into the Borrower or any Restricted Subsidiary, or of an Unrestricted Subsidiary that is designated a Restricted Subsidiary, or that is assumed in connection with the acquisition of assets from such Person, in each case that is in existence at the time of such transaction (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired or designated;

(7) contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of the Borrower pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

(8) Secured Indebtedness otherwise permitted to be incurred pursuant to Section 9.7 hereof and Section 9.10 hereof that limits the right of the debtor to dispose of the assets securing such Indebtedness;

(9) restrictions on cash, Cash Equivalents or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(10) other Indebtedness, Disqualified Stock or Preferred Stock of Restricted Subsidiaries permitted to be incurred subsequent to the Closing Date pursuant to Section 9.7 hereof and either (A) the provisions relating to such encumbrance or restriction contained in such Indebtedness are no less favorable to the Borrower, taken as a whole, as determined by the Borrower in good faith, than the provisions contained in the RBL Credit Agreement as in effect on the Closing Date or (B) any such encumbrance or restriction contained in such Indebtedness does not prohibit (except upon a default or an event of default thereunder) the payment of dividends in an amount sufficient, as determined by the Borrower in good faith, to make scheduled payments of cash interest on the Senior Notes when due;

(11) customary provisions in joint venture agreements or arrangements and other similar agreements or arrangements relating solely to such joint venture;

(12) customary provisions contained in leases, sub-leases, licenses, sub-licenses or similar agreements, in each case, entered into in the ordinary course of business;

(13) restrictions created in connection with any Receivables Facility that, in the good faith determination of the board of directors of the Borrower, are necessary or advisable to effect such Receivables Facility;

(14) any customary encumbrances or restrictions imposed pursuant to any agreement of the type described in the definition of “Permitted Business Investment”;

(15) in the case of clause (3) of Section 9.6(a) hereof, any encumbrance or restriction that restricts in a customary manner the subletting, assignment or transfer of any property or assets that is subject to a lease (including leases governing leasehold interests or Farm-In Agreements or Farm-Out Agreements relating to leasehold interests in Oil and Gas Properties), license or similar contract, or the assignment or transfer of any such lease (including leases governing leasehold interests or Farm-In Agreements or Farm-Out Agreements relating to leasehold interests in Oil and Gas Properties), license (including without limitations, licenses of intellectual property) or other contracts; and

(16) any encumbrances or restrictions of the type referred to in clauses (1), (2) and (3) of Section 9.6(a) hereof imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (15) of this Section 9.6(b); provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Borrower’s board of directors, no more restrictive in any material respect with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

9.7. Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.

(a) The Borrower shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, “incur” and collectively, an “incurrence”), with respect to any Indebtedness (including Acquired Indebtedness), and the Borrower shall not issue any shares of Disqualified Stock and shall not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or Preferred Stock; provided, however, that the Borrower may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any Restricted Subsidiary may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of Preferred Stock, if, after giving effect thereto, the Fixed Charge Coverage Ratio of the Borrower and the Restricted Subsidiaries would be at least 2.00 to 1.00.

(b) The provisions of Section 9.7(a) hereof shall not apply to:

(1) Indebtedness incurred pursuant to Credit Facilities by the Borrower or any Restricted Subsidiary (including the Loans); provided that immediately after giving effect to any such incurrence, the then-outstanding aggregate principal amount of all Indebtedness incurred (when taken together with amounts incurred and outstanding under Section 2.14(b)) does not exceed the greatest of (x) $3,000.0 million, (y) the sum of $500.0 million and 22.5% of Total Assets determined as of the date of the incurrence of such Indebtedness after giving effect to the application of the proceeds therefrom and (z) the Borrowing Base;

(2) [RESERVED];

(3) Indebtedness of the Borrower and any Restricted Subsidiary in existence on the Closing Date (other than Indebtedness described in clause (1) of this Section 9.7(b)), including for avoidance of doubt, the Borrower’s 9.750% Senior Notes due 2020 and Guarantees thereof;

(4) Indebtedness (including Capitalized Lease Obligations), Disqualified Stock and Preferred Stock incurred by the Borrower or any Restricted Subsidiary, to finance the purchase, lease, construction, installation or improvement of property (real or personal) or equipment that is used or useful in a Similar Business, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets and Indebtedness arising from the conversion of the obligations of the Borrower or any Restricted Subsidiary under or pursuant to any “synthetic lease” transactions to on-balance sheet Indebtedness of the Borrower or such Restricted Subsidiary, in an aggregate principal amount which, when aggregated with the principal amount of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and incurred pursuant to this clause (4), and all Refinancing Indebtedness incurred to refinance any other Indebtedness, Disqualified Stock and Preferred Stock pursuant to this clause (4), does not exceed the greater of (x) $250.0 million and (y) 2.25% of Total Assets at the time of incurrence; provided that Capitalized Lease Obligations incurred by the Borrower or any Restricted Subsidiary pursuant to this clause (4) in connection with a Sale and Lease-Back Transaction shall not be subject to the foregoing limitation so long as the proceeds of such Sale and Lease-Back Transaction are used by the Borrower or such Restricted Subsidiary to permanently repay outstanding Indebtedness of the Borrower and the Restricted Subsidiaries;

(5) Indebtedness incurred by the Borrower or any Restricted Subsidiary constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including letters of credit in respect of plugging and abandonment obligations, workers’ compensation claims, performance or surety bonds, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding plugging and abandonment obligations, workers’ compensation claims, performance or surety bonds, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance; provided that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

(6) Indebtedness arising from agreements of the Borrower or a Restricted Subsidiary providing for indemnification, adjustment of purchase price, earn-out or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided that such Indebtedness is not reflected on the balance sheet of the Borrower or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (6));

(7) Indebtedness of the Borrower to a Restricted Subsidiary; provided that any such Indebtedness owing to a Restricted Subsidiary that is not a Guarantor is expressly subordinated in right of payment to the Loans; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Borrower or another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause (7);

(8) Indebtedness of a Restricted Subsidiary owing to the Borrower or another Restricted Subsidiary; provided that if the Borrower or a Subsidiary Guarantor incurs such Indebtedness owing to a Restricted Subsidiary that is not a Subsidiary Guarantor, such Indebtedness is subordinated in right of payment to the Guarantee of the Loans of such Subsidiary Guarantor; provided, further, that any subsequent transfer of any such Indebtedness (except to the Borrower or another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause (8);

(9) shares of Preferred Stock of a Restricted Subsidiary issued to the Borrower or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Borrower or another Restricted Subsidiary) shall be deemed in each case to be an issuance of such shares of Preferred Stock not permitted by this clause (9);

(10) Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes);

(11) obligations in respect of self-insurance, performance, bid, appeal and surety bonds and completion guarantees and similar obligations provided by the Borrower or any Restricted Subsidiary or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case, in the ordinary course of business;

(12) (a) Indebtedness, Disqualified Stock or Preferred Stock of the Borrower or any Restricted Subsidiary in an aggregate principal amount or liquidation preference up to 100.0% of the net cash proceeds received by the Borrower since immediately after the Closing Date from the issue or sale of Equity Interests of the Borrower or cash contributed to the capital of the Borrower (in each case, other than Excluded Contributions or proceeds of Disqualified Stock or sales of Equity Interests to the Borrower or any of its Subsidiaries) as determined in accordance with clauses (3)(b) and (3)(c) of Section 9.5(a) hereof to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments or to make other Investments, payments or exchanges pursuant to Section 9.5(b) hereof or to make Permitted Investments (other than Permitted Investments specified in clauses (1) and (3) of the definition thereof); and

(b) Indebtedness, Disqualified Stock or Preferred Stock of the Borrower or any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and incurred pursuant to this clause (12)(b), does not at any one time outstanding exceed the greater of (x) $400.0 million and (y) 3.5% of Total Assets at the time of incurrence (it being understood that any Indebtedness, Disqualified Stock or Preferred Stock incurred pursuant to this clause (12)(b) shall cease to be deemed incurred or outstanding for purposes of this clause (12)(b) but shall be deemed incurred for the purposes of Section 9.7(a) hereof from and after the first date on which the Borrower or such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or Preferred Stock under Section 9.7(a) hereof without reliance on this clause (12)(b));

(13) the incurrence or issuance by the Borrower or any Restricted Subsidiary of Indebtedness, Disqualified Stock or Preferred Stock which serves to refund, refinance, replace, renew, extend or defease any Indebtedness, Disqualified Stock or Preferred Stock of the Borrower or any Restricted Subsidiary incurred as permitted under Section 9.7(a) hereof and clauses (2), (3), (4) and (12)(a) of this Section 9.7(b) above, this clause (13) and clause (14) of this Section 9.7(b) or any Indebtedness, Disqualified Stock or Preferred Stock of the Borrower or any Restricted Subsidiary issued to so refund, refinance, replace, renew, extend or defease such Indebtedness, Disqualified Stock or Preferred Stock of the Borrower or any Restricted Subsidiary (the “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

(a) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being refunded, refinanced, replaced, renewed, extended or defeased,

(b) to the extent such Refinancing Indebtedness refunds, refinances, replaces, renews, extends or defeases (i) Indebtedness subordinated or pari passu to the Loans or any Guarantee thereof, such Refinancing Indebtedness is subordinated or pari passu to the Loans or the Guarantee at least to the same extent as the Indebtedness being refunded, refinanced, replaced, renewed, extended or defeased or (ii) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness must be Disqualified Stock or Preferred Stock, respectively, and

(c) shall not include Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of the Borrower that is not a Subsidiary Guarantor that refunds, refinances, replaces, renews, extends or defeases Indebtedness, Disqualified Stock or Preferred Stock of the Borrower or a Subsidiary Guarantor;

and provided, further, that subclause (a) of this clause (13) will not apply to any refunding or refinancing of any Secured Indebtedness outstanding;

(14) Indebtedness, Disqualified Stock or Preferred Stock of (x) the Borrower or a Restricted Subsidiary incurred to finance an acquisition or (y) Persons that are acquired by the Borrower or any Restricted Subsidiary or merged into or consolidated with the Borrower or a Restricted Subsidiary in accordance with the terms of this Agreement (including designating an Unrestricted Subsidiary a Restricted Subsidiary); provided that after giving effect to such acquisition, merger or consolidation, either:

(a) the Borrower would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 9.7(a) hereof, or

(b) the Fixed Charge Coverage Ratio of the Borrower and the Restricted Subsidiaries is equal to or greater than immediately prior to such acquisition, merger or consolidation;

(15) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within eight Business Days of its incurrence;

(16) Indebtedness of the Borrower or any Restricted Subsidiary supported by a letter of credit issued pursuant to any Credit Facilities, in a principal amount not in excess of the stated amount of such letter of credit;

(17) (a) any guarantee by the Borrower or a Restricted Subsidiary of Indebtedness or other obligations of any Restricted Subsidiary, so long as, in the case of a guarantee by a Restricted Subsidiary that is not a Guarantor, such Indebtedness could have been incurred directly by the Restricted Subsidiary providing such guarantee or (b) any guarantee by a Restricted Subsidiary of Indebtedness of the Borrower; provided that such guarantee is incurred in accordance with Section 9.13 hereof;

(18) Indebtedness of Restricted Subsidiaries that are not Guarantors in an amount not to exceed, in the aggregate at any one time outstanding the greater of (x) $100.0 million and (y) 1.0% of Total Assets (it being understood that any Indebtedness incurred pursuant to this clause (18) shall cease to be deemed incurred or outstanding for purposes of this clause (18) but shall be deemed incurred for the purposes of Section 9.7(a) hereof from and after the first date on which such Restricted Subsidiary could have incurred such Indebtedness under Section 9.7(a) hereof without reliance on this clause (18));

(19) Indebtedness of the Borrower or any of its Restricted Subsidiaries consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, incurred in the ordinary course of business;

(20) Indebtedness of the Borrower or any of its Restricted Subsidiaries undertaken in connection with cash management and related activities with respect to any Subsidiary or joint venture in the ordinary course of business; and

(21) Indebtedness consisting of Indebtedness issued by the Borrower or any of its Restricted Subsidiaries to future, current or former officers, directors, managers and employees thereof, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Borrower or any direct or indirect parent company of the Borrower to the extent described in clause (4) of Section 9.5(b) hereof.

(c) For purposes of determining compliance with this Section 9.7:

(x) in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or Preferred Stock described in clauses (1) through (21) of Section 9.7(b) or is entitled to be incurred pursuant to Section 9.7(a) hereof, the Borrower, in its sole discretion, shall classify or reclassify such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) and shall only be required to include the amount and type of such Indebtedness, Disqualified Stock or Preferred Stock in clauses (1) through (21) of this Section 9.7(b) or under Section 9.7(a) hereof; provided that all Indebtedness outstanding under the RBL Credit Agreement and this Agreement on the Closing Date shall be treated as incurred on the Closing Date under clause (1) of Section 9.7(b) hereof; and

(y) at the time of incurrence, the Borrower shall be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in Sections 9.7(a) and 9.7(b) hereof.

(d) Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or Preferred Stock shall not be deemed to be an incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this Section 9.7. Any Refinancing Indebtedness and any Indebtedness incurred to refinance Indebtedness incurred pursuant to clauses (1) and (12) of Section 9.7(b) hereof shall be deemed to include additional Indebtedness, Disqualified Stock or Preferred Stock incurred to pay premiums (including reasonable tender premiums), defeasance costs, fees and expenses in connection with such refinancing.

(e) For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in another currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in another currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed (x) the principal amount of such Indebtedness being refinanced plus (y) the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing.

The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

(f) Notwithstanding anything to the contrary, the Borrower shall not, and shall not permit any Subsidiary Guarantor to, directly or indirectly, incur any Indebtedness that is subordinated or junior in right of payment to any Indebtedness of the Borrower or such Subsidiary Guarantor, as the case may be, unless such Indebtedness is expressly subordinated in right of payment to the Loans or such Subsidiary Guarantor’s Guarantee to the extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of the Borrower or such Subsidiary Guarantor, as the case may be.

9.8. Asset Sales.

(a) The Borrower shall not, and shall not permit any Restricted Subsidiary to consummate, directly or indirectly, an Asset Sale, unless:

(1) the Borrower or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (as determined at the time of contractually agreeing to such Asset Sale) of the assets sold or otherwise disposed of; and

(2) except in the case of a Permitted Asset Swap, at least 75% of the aggregate consideration therefor received from such Asset Sale and all other Asset Sales since February 8, 2012, on a cumulative basis, received by the Borrower or such Restricted Subsidiary, as the case may be, is in the form of cash, Cash Equivalents or Additional Assets, or any combination thereof; provided that the amount of:

(A) any liabilities (as reflected on the Borrower’s most recent consolidated balance sheet or in the footnotes thereto, or if incurred or accrued subsequent to the date of such balance sheet, such liabilities that would have been reflected on the Borrower’s consolidated balance sheet or in the footnotes thereto if such incurrence or accrual had taken place on or prior to the date of such balance sheet, as determined in good faith by the Borrower) of the Borrower, other than liabilities that are by their terms subordinated to the Loans, that are assumed by the transferee of any such assets (or are otherwise extinguished in connection with the transactions relating to such Asset Sale) and for which the Borrower and all such Restricted Subsidiaries have been validly released by all applicable creditors in writing,

(B) any securities, notes or other obligations or assets received by the Borrower or such Restricted Subsidiary from such transferee that are converted by the Borrower or such Restricted Subsidiary into cash or Cash Equivalents, or by their terms are required to be satisfied for cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received), in each case, within 180 days following the closing of such Asset Sale, and

(C) any Designated Non-cash Consideration received by the Borrower or such Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (C) that is at that time outstanding, not to exceed the greater of (x) $250.0 million and (y) 2.25% of Total Assets at the time of the receipt of such Designated Non-cash Consideration, with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash for purposes of this provision and for no other purpose.

(b) Within 450 days after the Borrower’s or any Restricted Subsidiary’s receipt of any Net Asset Sale Proceeds of any Asset Sale, the Borrower or such Restricted Subsidiary, at its option, may apply the Net Asset Sale Proceeds from such Asset Sale,

(1) to permanently reduce:

(A) First Lien Obligations or other Obligations under Senior Indebtedness (other than any Second Lien Obligations or Junior Lien Obligations) that is secured by a Lien permitted under this Agreement (which Lien is either (x) senior to the Lien of the Loans with respect to the Collateral or (y) on an asset not constituting Collateral (in the case of this clause (y), such permanent reduction shall only be permitted with the Net Asset Sale Proceeds of an Asset Sale consisting of assets which do not constitute Collateral)), and, in each case, to correspondingly reduce commitments with respect thereto;

(B) Second Lien Obligations of the Borrower or any Restricted Subsidiary (and to correspondingly reduce any outstanding commitments with respect thereto); provided that to the extent the Borrower or any Restricted Subsidiary reduces or makes an offer to prepay, as applicable, Second Lien Obligations other than the Loans, the Borrower shall equally and ratably reduce or make an offer to prepay, as applicable, the Loans at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, on the principal amount of the Loans that would otherwise be prepaid; or

(C) Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor, other than Indebtedness owed to the Borrower or another Restricted Subsidiary;

(2) to make (a) an Investment in any one or more businesses, provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in the Borrower or a Restricted Subsidiary, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes or continues to constitute a Restricted Subsidiary, (b) capital expenditures or (c) acquisitions of other property or assets, in each of clauses (a) through (c), that are used or useful in a Similar Business or that replace the businesses, properties and/or assets that are the subject of such Asset Sale; or

(3) to invest in Additional Assets;

provided that, in the case of clause (2) above, a binding commitment shall be treated as a permitted application of the Net Asset Sale Proceeds from the date of such commitment so long as the Borrower or such other Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Asset Sale Proceeds will be applied to satisfy such commitment within 180 days after the end of such 450-day period (an “Acceptable Commitment”) and, in the event any Acceptable Commitment is later cancelled or terminated for any reason within such 180-day period and before the Net Asset Sale Proceeds are applied in connection therewith, the Borrower or such Restricted Subsidiary enters into another Acceptable Commitment (a “Second Commitment”) within 180 days of such cancellation or termination; provided, further, that if any Second Commitment is later cancelled or terminated for any reason before such Net Asset Sale Proceeds are applied or such Net Asset Sale Proceeds are not applied within such 180-day period, then such Net Asset Sale Proceeds shall constitute Excess Proceeds.

(c) Any Net Asset Sale Proceeds that are not invested or applied as provided and within the time period set forth in Section 9.8(b) shall be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $50.0 million, the Borrower shall make an offer to all Lenders and, if required or permitted by the terms of any Indebtedness the Liens securing which rank equally and ratably to the Loans (“Equal Priority Indebtedness”), to the holders of such Equal Priority Indebtedness (an “Asset Sale Offer”), to purchase the maximum aggregate principal amount of the Loans and such Equal Priority Indebtedness that is a minimum of $2,000 or an integral multiple of $1,000 in excess thereof that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and, if applicable, additional interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in this Agreement. In the event that the Borrower or a Restricted Subsidiary prepays any Equal Priority Indebtedness that is outstanding under a revolving credit or other committed loan facility pursuant to an Asset Sale Offer, the Borrower or such Restricted Subsidiary shall cause the related loan commitment to be reduced in an amount equal to the principal amount so prepaid. The Borrower will commence an Asset Sale Offer with respect to Excess Proceeds within ten Business Days after the date that Excess Proceeds exceed $50.0 million by mailing the notice required pursuant to the terms of this Agreement, with a copy to the Administrative Agent.

To the extent that the aggregate amount of Loans and any other Equal Priority Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Borrower may use any remaining Excess Proceeds for general corporate purposes, subject to other covenants contained in this Agreement. If the aggregate principal amount of Loans, or the Equal Priority Indebtedness surrendered by such holders thereof exceeds the amount of Excess Proceeds, the Administrative Agent shall select the Loans, and such other Equal Priority Indebtedness to be purchased on a pro rata basis (so long as an authorized denomination results therefrom) based on the accreted value or principal amount of the Loans or such Equal Priority Indebtedness which have been accepted for repayment by the applicable Lender. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero. Additionally, the Borrower may, at its option, make an Asset Sale Offer using proceeds from any Asset Sale at any time after consummation of such Asset Sale; provided that such Asset Sale Offer shall be in an aggregate amount of not less than $50.0 million. Upon consummation of such Asset Sale Offer, any Net Asset Sale Proceeds not required to be used to purchase Loans shall not be deemed Excess Proceeds.

(d) Pending the final application of any Net Asset Sale Proceeds pursuant to this Section 9.8, the Borrower or the applicable Restricted Subsidiary may apply such Net Asset Sale Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility or otherwise invest such Net Asset Sale Proceeds in any manner not prohibited by this Agreement.

9.9. Transactions with Affiliates.

(a) The Borrower shall not, and shall not permit any Restricted Subsidiary to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Borrower (each of the foregoing, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $20.0 million, unless:

(1) such Affiliate Transaction is on terms that are not materially less favorable to the Borrower or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Borrower or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis; and

(2) the Borrower delivers to the Administrative Agent with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $40.0 million, a resolution adopted by the majority of the board of directors of the Borrower approving such Affiliate Transaction and set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (1) of this Section 9.9(a).

(b) The provisions of Section 9.9(a) hereof shall not apply to the following:

(1) transactions between or among the Borrower or any of its Restricted Subsidiaries or any entity that becomes a Restricted Subsidiary as a result of such transaction;

(2) Restricted Payments permitted by Section 9.5 hereof and the definition of “Permitted Investments”;

(3) (i) the payment of management, consulting, monitoring and advisory fees and related expenses (including indemnification and other similar amounts) to the Investors pursuant to the Sponsor Management Agreement (plus any unpaid management, consulting, monitoring and advisory fees and related expenses (including indemnification and other similar amounts) accrued in any prior year) and the termination fees pursuant to the Sponsor Management Agreement, in each case as in effect on the Closing Date, or any amendment thereto (so long as any such amendment is not materially disadvantageous, in the good faith judgment of the board of directors of the Borrower, to the Lenders when taken as a whole as compared to the Sponsor Management Agreement as in effect on the Closing Date) and (ii) payments by the Borrower or any of its Restricted Subsidiaries to any of the Investors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including in connection with acquisitions or divestitures, which payments are approved by a majority of the board of directors of the Borrower in good faith;

(4) the payment of reasonable and customary fees and compensation paid to, and indemnities and reimbursements and employment and severance arrangements provided on behalf of, or for the benefit of, former, current or future officers, directors, managers, employees or consultants of Borrower, any direct or indirect parent company of the Borrower or any Restricted Subsidiary;

(5) transactions in which the Borrower or any Restricted Subsidiary, as the case may be, delivers to the Administrative Agent a letter from an Independent Financial Advisor stating that such transaction is fair to the Borrower or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable to the Borrower or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Borrower or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis;

(6) any agreement or arrangement as in effect as of the Closing Date, or any amendment thereto (so long as any such amendment is not disadvantageous in any material respect to the Lenders when taken as a whole as compared to the applicable agreement as in effect on the Closing Date);

(7) the existence of, or the performance by the Borrower or any Restricted Subsidiary of its obligations under the terms of, any stockholders agreement or its equivalent (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Closing Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Borrower or any Restricted Subsidiary of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Closing Date shall only be permitted by this clause (7) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the Lenders in any material respect when taken as a whole;

(8) the Transactions and the payment of all fees and expenses related to the Transactions;

(9) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Agreement which are fair to the Borrower and the Restricted Subsidiaries, in the reasonable determination of the board of directors of the Borrower or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(10) the issuance or transfer of Equity Interests (other than Disqualified Stock) of the Borrower to any direct or indirect parent company of the Borrower or to any Permitted Holder or to any director, manager, officer, employee or consultant (or their respective estates, investment funds, investment vehicles, spouses or former spouses) of the Borrower, any of its direct or indirect parent companies or any of its Subsidiaries;

(11) sales of accounts receivable, or participations therein, in connection with any Receivables Facility;

(12) payments or loans (or cancellation of loans) to employees, directors, managers or consultants of the Borrower, or any direct or indirect parent company of the Borrower or any Restricted Subsidiary and employment agreements, stock option plans and other similar arrangements with such employees, directors, managers or consultants which, in each case, are approved by the Borrower in good faith;

(13) investments by the Investors in securities of the Borrower or any Restricted Subsidiary (and the payment of reasonable out-of-pocket expenses incurred by such Investors in connection therewith) so long as (i) the investment is being generally offered to other investors on the same or more favorable terms and (ii) the investment constitutes less than 5% of the proposed or outstanding issue amount of such class of securities;

(14) payments to any future, current or former employee, director, officer, manager or consultant of the Borrower, any of its Subsidiaries or any direct or indirect parent company of the Borrower pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement; and any employment agreements, stock option plans and other compensatory arrangements (and any successor plans thereto) and any supplemental executive retirement benefit plans or arrangements with any such employees, directors, officers, managers or consultants that are, in each case, approved by the Borrower in good faith;

(15) any transaction with a Person (other than an Unrestricted Subsidiary) which would constitute an Affiliate Transaction solely because the Borrower or a Restricted Subsidiary owns an Equity Interest in or otherwise controls such Person;

(16) payments by the Borrower (and any direct or indirect parent company of the Borrower) and its Subsidiaries pursuant to tax sharing agreements among the Borrower (and any direct or indirect parent company of the Borrower) and its Subsidiaries; provided that in each case the amount of such payments in any fiscal year does not exceed the amount that the Borrower, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent of amounts received from Unrestricted Subsidiaries) would be required to pay in respect of foreign, federal, state and local taxes for such fiscal year were the Borrower, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent described above) to pay such taxes separately from any such direct or indirect parent company of the Borrower;

(17) any lease entered into between the Borrower or any Restricted Subsidiary, as lessee, and any Affiliate of the Borrower, as lessor, in the ordinary course of business;

(18) intellectual property licenses in the ordinary course of business; and

(19) customary agreements and arrangements with oil and gas royalty trusts and master limited partnership agreements that comply with the affiliate transactions provisions of such royalty trust or master limited partnership agreement.

9.10. Liens. The Borrower shall not, and shall not permit any Subsidiary Guarantor to, directly or indirectly, create, incur, assume or suffer to exist any Lien (except Permitted Liens) that secures obligations under any Indebtedness or any related Guarantee, on any asset or property of the Borrower or any Subsidiary Guarantor, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless:

(1) in the case of Liens securing Subordinated Indebtedness, the Loans and related Guarantees are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; or

(2) in all other cases, the Loans or the Guarantees are equally and ratably secured or are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens.

Any Lien which is granted to secure the Loans under this Section 9.10 shall be discharged at the same time as the discharge of the Lien (other than through the exercise of remedies with respect thereto) that gave rise to the obligation to so secure the Loans.

9.11. Corporate Existence. Subject to Sections 9.14 and 9.15, the Borrower shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its existence, whether corporate, partnership, limited liability company or other existence, as the case may be, and the corporate, partnership, limited liability company or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Borrower or any such Restricted Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Borrower and its Restricted Subsidiaries; provided that the Borrower shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries, if the Borrower in good faith shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Borrower and its Restricted Subsidiaries, taken as a whole.

9.12. [Reserved].

9.13. Limitation on Guarantees of Indebtedness by Restricted Subsidiaries. The Borrower shall not permit any of its Wholly-Owned Subsidiaries that are Restricted Subsidiaries (and non-Wholly-Owned Subsidiaries if such non-Wholly-Owned Subsidiaries guarantee capital markets debt securities of the Borrower or any Subsidiary Guarantor), other than a Subsidiary Guarantor or a Restricted Subsidiary formed in connection with a Receivables Subsidiary, to guarantee the payment of any Indebtedness of the Borrower or any other Subsidiary Guarantor (other than Indebtedness payable to the Borrower or a Restricted Subsidiary) unless:

(1) such Restricted Subsidiary within 30 days executes and delivers a Guarantee substantially in the form of Exhibit A hereto providing for a Guarantee by such Restricted Subsidiary, provided that:

(a) if the Loans or such Subsidiary Guarantor’s Guarantee is subordinated in right of payment to such Indebtedness, the Guarantee shall be subordinated to such Restricted Subsidiary’s guarantee with respect to such Indebtedness substantially to the same extent as the Loans are subordinated to such Indebtedness; and

(b) if such Indebtedness is by its express terms subordinated in right of payment to the Loans or such Subsidiary Guarantor’s Guarantee, any such guarantee by such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Guarantee substantially to the same extent as such Indebtedness is subordinated to the Loans; and

(2) such Restricted Subsidiary waives, and shall not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Borrower or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee;

provided that this Section 9.13 shall not be applicable to (i) any guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary, (ii) any guarantee of a Foreign Subsidiary that does not guarantee other capital markets debt securities or syndicated Credit Facilities Indebtedness of the Borrower or a Subsidiary Guarantor or (iii) any guarantee of any Immaterial Subsidiary.

9.14. Merger, Consolidation or Sale of All or Substantially All Assets.

(a) The Borrower shall not consolidate or merge with or into or wind up into (whether or not the Borrower is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1) either: (x) the Borrower is the surviving entity; or (y) the Person formed by or surviving any such consolidation or merger (if other than the Borrower) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a Person organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof (such Person, as the case may be, being herein called the “Successor Borrower”);

(2) the Successor Borrower, if other than the Borrower, expressly assumes all the obligations of the Borrower under the Loans pursuant to a supplemental agreement or other documents or instruments in form reasonably satisfactory to the Administrative Agent;

(3) immediately after such transaction, no Default exists;

(4) immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable four quarter period,

(A) the Successor Borrower would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 9.7(a) hereof, or

(B) the Fixed Charge Coverage Ratio for the Successor Borrower and the Restricted Subsidiaries would be equal to or greater than the Fixed Charge Coverage Ratio for the Borrower and the Restricted Subsidiaries immediately prior to such transaction;

(5) each Subsidiary Guarantor, unless it is the other party to the transactions described above, in which case Section 9.14(c)(1)(B) hereof shall apply, shall have by supplemental agreement confirmed that its Guarantee shall apply to such Person’s obligations under this Agreement and the Loans; and

(6) the Borrower shall have delivered to the Administrative Agent an Officer’s Certificate stating that such consolidation, merger or transfer and such supplemental agreements, if any, comply with this Agreement and, if a supplemental agreement is required in connection with such transaction, such supplement shall comply with the applicable provisions of this Agreement.

(b) The Successor Borrower shall succeed to, and be substituted for the Borrower, as the case may be, under this Agreement, the Guarantees and the Loans. Notwithstanding clauses (3) and (4) of Section 9.14(a) hereof,

(1) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Borrower or any Restricted Subsidiary, and

(2) the Borrower may merge with an Affiliate of the Borrower, as the case may be, solely for the purpose of reincorporating the Borrower in a State of the United States or any state thereof, the District of Columbia or any territory thereof so long as the amount of Indebtedness of the Borrower and its Restricted Subsidiaries is not increased thereby.

(c) Subject to certain limitations described in this Agreement governing release of a Guarantee upon the sale, disposition or transfer of a Subsidiary Guarantor, no Subsidiary Guarantor shall, and the Borrower shall not permit any Subsidiary Guarantor to, consolidate or merge with or into or wind up into (whether or not the Borrower or Subsidiary Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1) (A) such Subsidiary Guarantor is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a Person organized or existing under the laws of the jurisdiction of organization of such Subsidiary Guarantor or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Subsidiary Guarantor or such Person, as the case may be, being herein called the “Successor Person”);

(B) the Successor Person, if other than such Subsidiary Guarantor, expressly assumes all the obligations of such Subsidiary Guarantor under this Agreement, such Subsidiary Guarantor’s related Guarantee, and such Subsidiary Guarantor’s obligations under each other Loan Document, in each case, pursuant to supplemental agreements or other documents or instruments in form reasonably satisfactory to the Administrative Agent;

(C) immediately after such transaction, no Default exists; and

(D) the Borrower shall have delivered to the Administrative Agent an Officer’s Certificate stating that such consolidation, merger or transfer and such supplemental agreements, if any, comply with this Agreement; or

(2) the transaction is an Asset Sale that is made in compliance with Section 9.8 hereof.

(d) Subject to certain limitations described in this Agreement, the Successor Person shall succeed to, and be substituted for, such Subsidiary Guarantor under this Agreement and such Subsidiary Guarantor’s Guarantee. Notwithstanding the foregoing, any Subsidiary Guarantor may (i) merge into or transfer all or part of its properties and assets to another Subsidiary Guarantor or the Borrower, (ii) merge with an Affiliate of the Borrower solely for the purpose of reincorporating or reorganizing the Subsidiary Guarantor in the United States, any state thereof, the District of Columbia or any territory thereof so long as the amount of Indebtedness of the Borrower and its Restricted Subsidiaries is not increased thereby or (iii) convert into a Person organized or existing under the laws of the jurisdiction of such Subsidiary Guarantor or the laws of another jurisdiction in the United States.

(e) Notwithstanding anything to the contrary, the transactions contemplated by the Stock Purchase Agreement shall be permitted without compliance with this Section 9.14.

9.15. Successor Corporation Substituted. Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Borrower in accordance with Section 9.14 hereof, the successor corporation formed by such consolidation or into or with which the Borrower is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Agreement referring to the Borrower shall refer instead to the successor corporation and not to the Borrower), and may exercise every right and power of the Borrower under this Agreement with the same effect as if such successor Person had been named as the Borrower herein; provided that the predecessor Borrower shall not be relieved from the obligation to pay the principal of and interest, if any, on the Loans except in the case of a sale, assignment, transfer, conveyance or other disposition of all of the Borrower’s assets that meets the requirements of Section 9.14 hereof.

9.16. Use of Proceeds. All proceeds of the Initial Term Loans will be used by the Borrower and its Subsidiaries to repay a portion of the Indebtedness under the RBL Credit Agreement and to pay related fees, commissions, expenses (including attorney’s fees and other customary fees), issuance costs, discounts and other costs and expenses to be paid by the Borrower or any of the Restricted Subsidiaries, as applicable, in connection herewith and therewith.

9.17. Insurance. The Borrower will, and will cause each Restricted Subsidiary to, at all times maintain in full force and effect, pursuant to self-insurance arrangements or with insurance companies that the Borrower believes (in the good faith judgment of the management of the Borrower) are financially sound and responsible at the time the relevant coverage is placed or renewed, insurance in at least such amounts (after giving effect to any self-insurance which the Borrower believes (in the good faith judgment of management of the Borrower) is reasonable and prudent in light of the size and nature of its business) and against at least such risks (and with such risk retentions) as the Borrower believes (in the good faith judgment of management of the Borrower) is reasonable and prudent in light of the size and nature of its business; and will furnish to the Administrative Agent, upon written request from the Administrative Agent, information presented in reasonable detail as to the insurance so carried. The Secured Parties shall be the additional insureds on any such liability insurance as their interests may appear and, if casualty insurance is obtained, the Collateral Agent shall be the additional loss payee under any such casualty insurance; provided that, so long as no Event of Default has occurred and is then continuing, the Secured Parties will provide any proceeds of such casualty insurance to the Borrower to the extent that the Borrower undertakes to apply such proceeds to the reconstruction, replacement or repair of the property insured thereby. The Borrower shall deliver to the Administrative Agent within 45 Business Days following the Closing Date (or such later date as the Administrative Agent may reasonably agree), copies of insurance certificates evidencing the insurance required to be maintained by the Borrower and the Subsidiaries pursuant to this Section 9.17.

9.18. Compliance with Statutes, Regulations, Etc.. The Borrower will, and will cause each Restricted Subsidiary to, comply with all Requirements of Law applicable to it or its property, including all governmental approvals or authorizations required to conduct its business, and to maintain all such governmental approvals or authorizations in full force and effect, in each case except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

9.19. Additional Guarantors and Collateral.

(a) Subject to any applicable limitations set forth in the Guarantee or the Security Documents, the Borrower will cause (i) any direct or indirect Domestic Subsidiary (other than any Excluded Subsidiary) formed or otherwise purchased or acquired after the Closing Date and (ii) any Subsidiary of the Borrower that ceases to be an Excluded Subsidiary, in each case within 30 days from the date of such formation, acquisition or cessation, as applicable (or such longer period as the Administrative Agent may agree in its reasonable discretion) to execute (A) a supplement to each of the Guarantee, the Security Agreement and the Pledge Agreement, substantially in the form of Annex A, Exhibit 1 or Annex A, as applicable, to the respective agreement in order to become a Guarantor under the Guarantee, a grantor under the Security Agreement, a pledgor under the Pledge Agreement and (B) a joinder to the Intercompany Note, substantially in the form of Annex I thereto.

(b) Subject to any applicable limitations set forth in the Pledge Agreement, the Borrower will pledge, and, if applicable, will cause each other Subsidiary Guarantor (or Person required to become a Subsidiary Guarantor pursuant to Section 9.13) to pledge, to the Collateral Agent, for the benefit of the Secured Parties, (i) all of the Stock (other than any Excluded Stock) of each Subsidiary owned by the Borrower or any Subsidiary Guarantor (or Person required to become a Subsidiary Guarantor pursuant to Section 9.13), in each case, formed or otherwise purchased or acquired after the

Closing Date, pursuant to a supplement to the Pledge Agreement substantially in the form of Annex A thereto and, (ii) except with respect to intercompany Indebtedness, all evidences of Indebtedness for borrowed money in a principal amount in excess of $10,000,000 (individually) that is owing to the Borrower or any Subsidiary Guarantor (or Person required to become a Subsidiary Guarantor pursuant to Section 9.13) (which shall be evidenced by a promissory note), in each case pursuant to a supplement to the Pledge Agreement substantially in the form of Annex A thereto.

(c) The Borrower agrees that all Indebtedness of the Borrower and each of its Restricted Subsidiaries that is owing to any Loan Party (or a Person required to become a Subsidiary Guarantor pursuant to Section 9.13) shall be evidenced by the Intercompany Note, which promissory note shall be required to be pledged to the Collateral Agent (or its agent, designee or bailee in accordance with the First Lien/Second Lien Intercreditor Agreement), for the benefit of the Secured Parties, pursuant to the Pledge Agreement.

(d) In the event that the Borrower or any Loan Party grants to the First Lien Collateral Agent as security for the First Lien Obligations a first-priority Lien interest (subject to Liens permitted by Section 9.10) on additional Oil and Gas Properties not already subject to a Lien of the Security Documents, then the Borrower or such Loan Party shall execute and deliver such mortgages, deeds of trust, security instruments, financing statements and other Security Documents as shall be reasonably necessary to vest in the Collateral Agent a perfected second-priority security interest (subject to Liens permitted by Section 9.10) in such First Lien Collateral and to have such First Lien Collateral added to the Collateral, and thereupon all provisions of this Agreement relating to the Collateral shall be deemed to relate to such First Lien Collateral to the same extent and with the same force and effect. All such Liens will be created and perfected by and in accordance with the provisions of the Security Documents, including, if applicable, any additional Mortgages. In order to comply with the foregoing, if any Restricted Subsidiary places a Lien on its property and such Subsidiary is not a Guarantor, then it shall become a Guarantor and comply with the provisions of Section 9.13 and Sections 9.19(a) and (b).

9.20. Further Assurances.

(a) Subject to the applicable limitations set forth in the Security Documents, the Borrower will, and will cause each other Loan Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture, filings, assignments of as-extracted collateral, mortgages, deeds of trust and other documents) that may be required under any applicable Requirements of Law, or that the Collateral Agent or the Required Lenders may reasonably request, in order to grant, preserve, protect and perfect the validity and priority of the security interests created or intended to be created by the applicable Security Documents, all at the expense of the Borrower and the Restricted Subsidiaries.

(b) The Borrower agrees that it will, or will cause its relevant Subsidiaries to, complete each of the actions described on Schedule 9.20 as soon as commercially reasonable and by no later than the date set forth in Schedule 9.20 with respect to such action or such later date as the Administrative Agent may reasonably agree.

(c) Notwithstanding anything herein to the contrary, if the Collateral Agent and the Borrower reasonably determine in writing that the cost of creating or perfecting any Lien on any property is excessive in relation to the benefits afforded to the Lenders thereby, then such property may be excluded from the Collateral for all purposes of the Loan Documents.

9.21. Suspension of Covenants.

(a) During any period of time that: (1) the Loans have Investment Grade Ratings from both Rating Agencies and (2) no Default has occurred and is continuing under this Agreement (the occurrence of the events described in the foregoing clauses (1) and (2) being collectively referred to as a “Covenant Suspension Event”), the Borrower and the Restricted Subsidiaries shall not be subject to the following provisions of this Agreement:

(1)	Section 9.5;

(2)	Section 9.6;

(3)	Section 9.7;

(4)	Section 9.8;

(5)	Section 9.9;

(6)	9.13; and

(7)	Section 9.14(a)(4);

(collectively, the “Suspended Covenants”). Upon the occurrence of a Covenant Suspension Event (the date of such occurrence, the “Suspension Date”), the amount of Excess Proceeds from Net Asset Sale Proceeds shall be set at zero. In the event that the Borrower and the Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies withdraws its Investment Grade Rating or downgrades the rating assigned to the Loan below an Investment Grade Rating or a Default or an Event of Default occurs and is continuing, then the Borrower and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants with respect to future events. The period of time between the Suspension Date and the Reversion Date is referred to as the “Suspension Period”. Notwithstanding that the Suspended Covenants may be reinstated, no Default, Event of Default or breach of any kind shall be deemed to exist under this Agreement, the Security Documents, the Guarantees or any other Loan Documents with respect to the Suspended Covenants, and none of the Borrower or any of its Subsidiaries shall bear any liability for any actions taken or events occurring during the Suspension Period, or any actions taken at any time pursuant to any contractual obligation arising prior to the Reversion Date, as a result of a failure to comply with the Suspended Covenants during the Suspension Period (or upon termination of the Suspension Period or after that time based solely on events that occurred during the Suspension Period).

(b) On the Reversion Date, all Indebtedness incurred, or Disqualified Stock issued, during the Suspension Period shall be classified to have been incurred or issued pursuant to Section 9.7(b)(3) of this Agreement. On the Reversion Date, all Liens created, incurred or assumed during the Suspension Period in compliance with this Agreement will be deemed to have been outstanding on the Closing Date, so that they are classified as permitted under clause (7) of the definition of “Permitted Liens.” Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under Section 9.5 of this Agreement shall be made as though Section 9.5 of this Agreement had been in effect prior to, but not during, the Suspension Period. No Subsidiaries shall be designated as Unrestricted Subsidiaries during any Suspension Period.

(c) The Borrower shall give the Administrative Agent prompt (and in any event not later than five business days after a Covenant Suspension Event) written notice of any Covenant Suspension Event. In the absence of such notice, the Administrative Agent shall assume the Suspended Covenants apply and are in full force and effect. The Borrower shall give the Administrative Agent prompt (and in any event not later than five business days after a Covenant Suspension Event) written notice of any occurrence of a Reversion Date. After any such notice of the occurrence of a Reversion Date, the Administrative Agent shall assume the Suspended Covenants apply and are in full force and effect.

SECTION 10. [Reserved]

SECTION 11. Defaults and Remedies

11.1. Events of Default.

(I) Any of the following events referred to in any of Sections 11.1(a) through (i) shall constitute an “Event of Default”:

(a) default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Loans;

(b) default for 30 days or more in the payment when due of interest on or with respect to the Loans;

(c) a Change of Control shall occur;

(d) failure by the Borrower or any Guarantor for 60 days after receipt of written notice given by the Administrative Agent or the Required Lenders to comply with any of its obligations, covenants or agreements (other than a default referred to in clauses (a), (b) and (c) above) contained in this Agreement or the Loans;

(e) default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Borrower or any Restricted Subsidiary or the payment of which is guaranteed by the Borrower or any Restricted Subsidiary, other than Indebtedness owed to the Borrower or any Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the Loans, if both:

(i) such default either results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity; and

(ii) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregates $125.0 million or more at any one time outstanding;

(f) failure by the Borrower or any Significant Subsidiary to pay final judgments aggregating in excess of $125.0 million (net of amounts covered by insurance policies issued by reputable insurance companies for which coverage has not been disclaimed), which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

(g) any of the following events with respect to the Borrower or any Significant Subsidiary:

(i) the Borrower or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(A) commences a voluntary case;

(B) consents to the entry of an order for relief against it in an involuntary case;

(C) consents to the appointment of a custodian of it or for any substantial part of its property;

(D) takes any comparable action under any foreign laws relating to insolvency; or

(ii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Borrower or any Significant Subsidiary in an involuntary case;

(B) appoints a custodian of the Borrower or any Significant Subsidiary or for any substantial part of its property; or

(C) orders the winding up or liquidation of the Borrower or any Significant Subsidiary;

(D) and the order or decree remains unstayed and in effect for 60 days; or

(h) the Guarantee of any Significant Subsidiary shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of any Guarantor that is a Significant Subsidiary denies that it has any further liability under its Guarantee or gives notice to such effect, other than by reason of the release of any such Guarantee in accordance with this Agreement; or

(i) the Security Agreement, Mortgage or any other Security Document pursuant to which the assets of the Borrower or any Subsidiary are pledged as Collateral or any material provision thereof shall cease to be in full force or effect (other than pursuant to the terms hereof or thereof) or any grantor thereunder or any other Loan Party shall deny or disaffirm in writing any grantor’s obligations under the Security Agreement, the Mortgage or any other Security Document; or

(j) (i) any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code; any Plan is or shall have been terminated or is the subject of termination proceedings under ERISA (including the giving of written notice thereof); an event shall have occurred or a condition shall exist in either case entitling the PBGC to terminate any Plan or to appoint a trustee to administer any Plan (including the giving of written notice thereof); any Plan shall have an accumulated funding deficiency (whether or not waived); the Borrower or any ERISA Affiliate has incurred or is likely to incur a liability to or on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201 or 4204 of ERISA or Section 4971 or 4975 of the Code (including the giving of written notice thereof); (ii) there could result from any event or events set forth in subclause (i) of this clause (j) the imposition of a lien, the granting of a security interest, or a liability, or the reasonable likelihood of incurring a lien, security interest or liability; and (iii) such lien, security interest or liability will or would be reasonably likely to have a Material Adverse Effect.

(II) In the event of any Event of Default specified in clause (d) of Section 11.1(I) hereof, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Loans) will be annulled, waived and rescinded, automatically and without any action by the Administrative Agent or the Required Lenders, if within 20 days after such Event of Default arose:

(a) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged; or

(b) holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

(c) the default that is the basis for such Event of Default has been cured.

11.2. Remedies upon Event of Default, Waivers of Past Defaults.

(a) If any Event of Default (other than an Event of Default specified in clause (g) of Section 11.1(I) hereof) occurs and is continuing under this Agreement, the Administrative Agent may, and, upon written request of the Required Lenders, shall declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Loans to be due and payable immediately. Upon the effectiveness of such declaration, such principal and interest shall be due and payable immediately; provided that the remedies contained in this Section 11.2(a) shall be subject to the terms and conditions contained in the First Lien/Second Lien Intercreditor Agreement.

Notwithstanding the foregoing, in the case of an Event of Default arising under clause (g) of Section 11.1(I) hereof, all outstanding Loans and other Obligations shall be due and payable immediately without further action or notice.

(b) The Required Lenders by notice to the Administrative Agent may on behalf of all Lenders waive any existing Default and its consequences hereunder, except a continuing Default in the payment of the principal of, premium, if any, or interest on, any Loans (held by a Non-Consenting Lender) and rescind any acceleration with respect to the Loans and its consequences (provided such rescission would not conflict with any judgment of a court of competent jurisdiction; and that the Required Lenders may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Agreement; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

11.3. Application of Proceeds. Any amount received by the Administrative Agent or the Collateral Agent from any Loan Party (or from proceeds of any Collateral) following any acceleration of the Obligations under this Agreement or any Event of Default with respect to the Borrower under Section 11.1(I)(g) or (h) shall be applied:

(i) first, to the payment of all reasonable and documented costs and expenses incurred by the Administrative Agent and/or the Collateral Agent in connection with any collection or sale or otherwise in connection with any Loan Document, including all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Administrative Agent and/or the Collateral Agent hereunder or under any other Loan Document on behalf of any Loan Party and any other reasonable and documented costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;

(ii) second, to the Secured Parties, an amount (x) equal to all Obligations owing to them on the date of any distribution and such moneys shall be insufficient to pay such amounts in full, then ratably (without priority of any one over any other) to such Secured Parties in proportion to the unpaid amounts thereof; and

(iii) third, any surplus then remaining shall be paid to the applicable Loan Parties or their successors or assigns or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

SECTION 12. The Agents

12.1. Appointment.

(a) Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents and irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. The provisions of this Section 12 (other than Section 12.1(c) with respect to the Lead Arrangers, the Joint Bookrunners, the Amendment No. 1 Joint Lead Arrangers, the Amendment No. 1 Joint Bookrunners, the Syndication Agent and the Documentation Agent and Section 12.9 with respect to the Borrower) are solely for the benefit of the Agents and the Lenders, and the Borrower shall not have rights as third party beneficiary of any such provision. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

(b) The Administrative Agent and each Lender hereby irrevocably designate and appoint the Collateral Agent as the agent with respect to the Collateral, and each of the Administrative Agent and each Lender irrevocably authorizes the Collateral Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of this

Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Collateral Agent shall not have any duties or responsibilities except those expressly set forth herein, or any fiduciary relationship with any of the Administrative Agent or the Lenders, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Collateral Agent.

(c) Each of the Joint Lead Arrangers ~~and~~, Joint Bookrunners, the Amendment No. 1 Joint Bookrunners and the Amendment No. 1 Joint Lead Arrangers, each in its capacity as such, shall not have any obligations, duties or responsibilities under this Agreement but shall be entitled to all benefits of this Section 12.

12.2. Delegation of Duties. The Administrative Agent and the Collateral Agent may each execute any of its duties under this Agreement and the other Loan Documents by or through agents, sub-agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Neither the Administrative Agent nor the Collateral Agent shall be responsible for the negligence or misconduct of any agents, subagents or attorneys-in-fact selected by it in the absence of gross negligence or willful misconduct (as determined in the final judgment of a court of competent jurisdiction).

12.3. Exculpatory Provisions. No Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document (except for its or such Person’s own gross negligence or willful misconduct, as determined in the final judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein) or (b) responsible in any manner to any of the Lenders or any participant for any recitals, statements, representations or warranties made by any of the Borrower, any other Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by such Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or the perfection or priority of any Lien or security interest created or purported to be created under the Security Documents, or for any failure of the Borrower or any other Loan Party to perform its obligations hereunder or thereunder. No Agent shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof. The Collateral Agent shall not be under any obligation to the Administrative Agent or any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

12.4. Reliance by Agents. The Administrative Agent and the Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or instruction believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent or the Collateral Agent. The Administrative Agent may deem and treat the Lender specified in the Register with respect to any amount owing hereunder as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent and the Collateral Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the

Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent and the Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans; provided that the Administrative Agent and the Collateral Agent shall not be required to take any action that, in its opinion or in the opinion of its counsel, may expose it to liability or that is contrary to any Loan Document or applicable Requirements of Law. For purposes of determining compliance with the conditions specified in Section 6 hereof on the Closing Date, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

12.5. Notice of Default. Neither the Administrative Agent nor the Collateral Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent or Collateral Agent, as applicable, has received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” In the event that the Administrative Agent receives such a notice, it shall give notice thereof to the Lenders and the Collateral Agent. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders, provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

12.6. Non-Reliance on Administrative Agent, Collateral Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor the Collateral Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent or the Collateral Agent hereinafter taken, including any review of the affairs of the Borrower or any other Loan Party, shall be deemed to constitute any representation or warranty by the Administrative Agent or the Collateral Agent to any Lender. Each Lender represents to the Administrative Agent and the Collateral Agent that it has, independently and without reliance upon the Administrative Agent or the Collateral Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of, and investigation into, the business, operations, property, financial and other condition and creditworthiness of the Borrower and each other Loan Party and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or the Collateral Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower and any other Loan Party. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent or the Collateral Agent hereunder, neither the Administrative Agent nor the Collateral Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, assets, operations, properties, financial condition, prospects or creditworthiness of the Borrower or any other Loan Party that may come into the possession of the Administrative Agent or the Collateral Agent any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates.

12.7. Indemnification. The Lenders agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by the Loan Parties and without limiting the obligation of the Loan Parties to do so), ratably according to their respective portions of the aggregate principal amount of Loans outstanding on the date on which indemnification is sought (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their respective portions of the aggregate principal amount of Loans outstanding immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (including at any time following the payment of the Loans) be imposed on, incurred by or asserted against any Agent in any way relating to or arising out of the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent or the Collateral Agent under or in connection with any of the foregoing, provided that no Lender shall be liable to an Agent for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent’s, gross negligence or willful misconduct as determined by a final and non-appealable judgment of a court of competent jurisdiction; provided, further, that no action taken by the Administrative Agent or the Collateral Agent in accordance with the directions of the Required Lenders (or such other number or percentage of the Lenders as shall be required by the Loan Documents) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 12.7. In the case of any investigation, litigation or proceeding giving rise to any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time occur (including at any time following the payment of the Loans), this Section 12.7 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. Without limitation of the foregoing, each Lender shall reimburse each Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including attorneys’ fees) incurred by such Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice rendered in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that such Agent is not reimbursed for such expenses by or on behalf of the Borrower, provided that such reimbursement by the Lenders shall not affect the Borrower’s continuing reimbursement obligations with respect thereto. If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, in no event shall this sentence require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender’s pro rata portion thereof; and provided, further, this sentence shall not be deemed to require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement resulting from such Agent’s gross negligence or willful misconduct. The agreements in this Section 12.7 shall survive the payment of the Loans and all other amounts payable hereunder.

12.8. Agents in Their Individual Capacities. Each Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower and any other Loan Party as though such Agent were not an Agent hereunder and under the other Loan Documents. With respect to the Loans made by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender” and “Lenders” shall include each Agent in its individual capacity.

12.9. Successor Agents. The Administrative Agent and Collateral Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, subject to the consent of the Borrower (not to be unreasonably withheld or delayed) so long as no Default under Section 11.1 hereof is continuing, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above. Upon the acceptance of a successor’s appointment as the Administrative Agent or Collateral Agent, as the case may be, hereunder, and upon the transfer by the retiring (or retired) Agent to the successor Agent of all sums, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Agent under the Loan Documents, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower (following the effectiveness of such appointment) to such Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Section 12 (including Section 12.7 hereof) and Section 13.5 hereof shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as an Administrative Agent.

12.10. Withholding Tax. To the extent required by any applicable Requirement of Law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding tax. If the Internal Revenue Service or any authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances that rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), such Lender shall indemnify the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by any applicable Loan Party and without limiting the obligation of any applicable Loan Party to do so) fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, including penalties, additions to Tax and interest, together with all expenses incurred, including legal expenses, allocated staff costs and any out of pocket expenses. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this Section 12.10.

12.11. Security Documents and Collateral Agent under Security Documents and Guarantee. Each Secured Party hereby further authorizes the Administrative Agent or Collateral Agent, as applicable, on behalf of and for the benefit of Secured Parties, to be the agent for and representative of the Secured Parties with respect to the Collateral and the Security Documents. Subject to Section 13.1, without further written consent or authorization from any Secured Party, the Administrative Agent or Collateral Agent, as applicable, may (a) execute any documents or instruments necessary in connection with a Disposition of assets permitted by this Agreement, (b) release any Lien encumbering any item of Collateral that is the subject of such Disposition of assets or with respect to which Required Lenders (or such other Lenders as may be required to give such consent under Section 13.1) have otherwise consented or (c) release any Guarantor from the Guarantee with respect to which Required Lenders (or such other Lenders as may be required to give such consent under Section 13.1) have otherwise consented.

12.12. Right to Realize on Collateral and Enforce Guarantee. Anything contained in any of the Loan Documents to the contrary notwithstanding, the Borrower, the Agents and each Secured Party hereby agree that (a) no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Guarantee; it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by the Administrative Agent, on behalf of the Secured Parties in accordance with the terms hereof and all powers, rights and remedies under the Security Documents may be exercised solely by the Collateral Agent, and (b) in the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Collateral Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and the Collateral Agent, as agent for and representative of the Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Collateral Agent at such sale or other disposition.

12.13. Appointment. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding, constituting an Event of Default under clause (g) or (h) of Section 11.1(I) hereof, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Indebtedness that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel, to the extent due under Section 13.5) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, to the extent due under Section 13.5.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Indebtedness or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

SECTION 13. Miscellaneous

13.1. Amendments, Waivers and Releases.

(a) Except as expressly set forth in this Agreement, neither this Agreement nor any other Loan Document, nor any terms hereof or thereof, may be amended, supplemented or modified except in accordance with the provisions of this Section 13.1. The Required Lenders may, or, with the written consent of the Required Lenders, the Administrative Agent and/or the Collateral Agent shall, from time to time, (a) enter into with the relevant Loan Party or Loan Parties written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive in writing, on such terms and conditions as the Required Lenders or the Administrative Agent and/or Collateral Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that each such waiver and each such amendment, supplement or modification shall be effective only in the specific instance and for the specific purpose for which given; provided, further, that no such waiver and no such amendment, supplement or modification shall: (i) forgive or reduce any portion of any Loan, extend the final scheduled maturity date of any Loan or reduce the stated rate (it being understood that only the consent of the Required Lenders shall be necessary to waive any obligation of the Borrower to pay interest at the Default Rate or amend Section 2.8(c)), or forgive any portion, or extend the date for the payment, of any interest or fee payable hereunder (other than as a result of waiving the applicability of any post-default increase in interest rates), or make any Loan, interest, fee or other amount payable in any currency other than Dollars, in each case without the written consent of each Lender directly and adversely affected thereby, or (ii) amend, modify or waive any provision of this Section 13.1, or reduce the percentages specified in the definition of the term “Required Lenders”, consent to the assignment or transfer by the Borrower of its rights and obligations under any Loan Document to which it is a party (except as permitted pursuant to Section 9.14) or alter the order of application set forth in the final paragraph of Section 11 or modify any definition used in such final paragraph if the effect thereof would be to alter the order of payment specified therein, in each case without the written consent of each Lender directly and adversely affected thereby, or (iii) amend, modify or waive any provision of Section 12 without the written consent of the then-current Administrative Agent and Collateral Agent, as applicable, or any other former or current Agent to whom Section 12 then applies in a manner that directly and adversely affects such Person, or (iv) release all or substantially all of the Guarantors under the Guarantee (except as expressly permitted by the Guarantee or this Agreement) without the prior written consent of each Lender, or (v) release all or substantially all of the Collateral under the Security Documents (except as expressly permitted by the Security Documents or this Agreement) without the prior written consent of each Lender, or (vi) affect the rights or duties of, or any fees or other amounts payable to, any Agent under this Agreement or any other Loan Document without the prior written consent of such Agent; provided, further, that (A) any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of Lenders holding Loans or Commitments of a particular Class (but not the Lenders holding Loans or Commitments of any other Class) may be effected by an agreement or agreements in writing entered into by Holdings, the Borrower and the requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto under this Section if such Class of Lenders were the only Class of Lenders hereunder at the time and (B) any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by the Borrower and the Administrative Agent to cure any ambiguity, omission, defect or inconsistency (including, without limitation, amendments, supplements or waivers to any of the Security Documents, guarantees, intercreditor agreements or related documents executed by any Loan Party or any other Subsidiary in connection with this Agreement if such amendment, supplement or waiver is delivered in order to cause such Security Documents, guarantees, intercreditor agreements or related documents to be consistent with this Agreement and the other Loan Documents) so long as, in each case, the Lenders shall have received at least five Business Days’ prior written notice thereof and the

Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment; provided that the consent of the Required Lenders shall not be required to make any such changes necessary to be made in connection with any borrowing of Incremental Term Loans to effect the provisions of Section 2.14 or otherwise to effect the provisions of Section 2.14 or 2.15 or any clause under “Permitted Liens” relating to Customary Intercreditor Agreements or other intercreditor arrangements. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the affected Lenders and shall be binding upon the Borrower, such Lenders, the Administrative Agent and all future holders of the affected Loans. In the case of any waiver, the Borrower, the Lenders and the Administrative Agent shall be restored to their former positions and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; it being understood that no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. In connection with the foregoing provisions, the Administrative Agent may, but shall have no obligations to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender.

(b) Furthermore, the Borrower and the Administrative Agent may amend this Agreement and the other Loan Documents without notice to or consent of any Lender: (i) to comply with Section 9.14; (ii) to add a Guarantor with respect to the Loans or Collateral to secure the Loans; (iii) to release Collateral or a Subsidiary Guarantee as permitted by this Agreement, the Security Documents or any Customary Intercreditor Agreements; (iv) to add additional secured creditors holding First Lien Obligations, Second Lien Obligations, or Junior Lien Obligations so long as such obligations are not prohibited by this Agreement or the Security Documents; (v) to add to the covenants of the Borrower or any Subsidiaries for the benefit of the Lenders or to surrender any right or power herein conferred upon the Borrower or any Subsidiary; to the extent necessary to integrate any Incremental Loans or Extended Loans as contemplated pursuant to Section 2.14 and 2.15; and to make any change that does not adversely affect the rights of any Lender.

(c) Any Customary Intercreditor Agreement may be amended without the consent of any Lender or Agent (i) in connection with the permitted entry into such Customary Intercreditor Agreement of any class of additional secured creditors holding First Lien Obligations, Equal Priority Obligations or Junior Lien Obligations, as applicable, to effectuate such entry into such Customary Intercreditor Agreement and to make the lien of such class equal and ratable with, or junior or senior to, as applicable, the lien of the First Lien Obligations, Equal Priority Obligations or Junior Lien Obligations or (ii) to otherwise effectuate the purposes of such Customary Intercreditor Agreement.

(d) Each Lender hereunder (x) consents to the amendment of any Loan Document in the manner and for the purposes set forth in the foregoing clauses (b) and (c) of this Section 13.1, (y) agrees that it will be bound by and will take no actions contrary to the provisions of any amendment to any Loan Document pursuant to such clauses and (z) authorizes and instructs the Administrative Agent to enter into any amendment to any Loan Document pursuant to such clauses on behalf of such Lender. After an amendment under clauses (b) or (c) of this Section 13.1 becomes effective, the Borrower shall mail to the Administrative Agent, who shall promptly notify the Lenders, a notice briefly describing such amendment. The failure to give such notice to the Administrative Agent, or any defect therein, shall not impair or affect the validity of any such amendment.

13.2. Notices. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder or under any other Loan Document shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(a) if to the Borrower or the Administrative Agent or the Collateral Agent, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 13.2 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

(b) if to any Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Borrower and the Administrative Agent and the Collateral Agent.

All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, three Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail, when delivered; provided that notices and other communications to the Administrative Agent or the Lenders pursuant to Sections 2.3, 2.6, 2.9 and 5.1 hereof shall not be effective until received.

13.3. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent, the Collateral Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Requirements of Law.

13.4. Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

13.5. Payment of Expenses; Indemnification. The Borrower agrees (a) to pay or reimburse the Agents for all their reasonable and documented out-of-pocket costs and expenses incurred in connection with the preparation and execution and delivery of, and any amendment, waiver, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees, disbursements and other charges of Cahill Gordon & Reindel LLP and Mayer Brown LLP, in their capacity as counsel to the Joint Lead Arrangers ~~and~~, the Joint Bookrunners, the Amendment No. 1 Joint Lead Arrangers and the Amendment No. 1 Joint Bookrunners and one counsel in each appropriate local jurisdiction (other than any allocated costs of in-house counsel), (b) to pay or reimburse each Agent for all its reasonable and documented out-of-pocket costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including the reasonable fees, disbursements and other charges of one counsel to the Administrative Agent, the Collateral Agent and the other Agents (unless there is an actual or perceived conflict of interest in which case each such Person may retain its own counsel), or such other counsel retained with the Borrower’s consent (such consent not to be unreasonably withheld), (c) to pay, indemnify, and hold harmless each Lender and Agent from, any and all recording and filing fees and (d)

to pay, indemnify, and hold harmless each Lender and Agent and their respective Related Parties from and against any and all other liabilities, obligations, losses, damages, penalties, claims or demands arising out of any actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, whether or not such proceedings are brought by the Borrower, any of its Related Parties or any other third Person, including reasonable and documented fees, disbursements and other charges of one primary counsel for all such Persons, taken as a whole, and, if necessary, by a single firm of local counsel in each appropriate jurisdiction for all such Persons, taken as a whole (unless there is an actual or perceived conflict of interest in which case each such Person may, with the consent of the Borrower (not to be unreasonably withheld or delayed) retain its own counsel), relating to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including, without limitation, any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law (other than by such indemnified person or any of its Related Parties (other than any trustee or advisor)) or to any actual or alleged presence, release or threatened release of Hazardous Materials involving or attributable to the operations of the Borrower, any of its Subsidiaries or any of the Oil and Gas Properties (all the foregoing in this clause (d), collectively, the “Indemnified Liabilities”); provided that the Borrower shall have no obligation hereunder to any Agent or any Lender or any of their respective Related Parties with respect to Indemnified Liabilities to the extent it has been determined by a final non-appealable judgment of a court of competent jurisdiction to have resulted from (i) the gross negligence, bad faith or willful misconduct of the party to be indemnified or any of its Related Parties, (ii) any material breach (or, in the case of a proceeding brought by the Borrower, any breach) of any Loan Document by the party to be indemnified or (iii) disputes, claims, demands, actions, judgments or suits not arising from any act or omission by the Borrower or its Affiliates, brought by an indemnified Person against any other indemnified Person (other than disputes, claims, demands, actions, judgments or suits involving claims against any Agent in its capacity as such). No Person entitled to indemnification under clause (d) of this Section 13.5 shall be liable for any damages arising from the use by others of any information or other materials obtained through internet, electronic, telecommunications or other information transmission systems (including IntraLinks or SyndTrak Online) in connection with this Agreement, except to the extent that such damages have resulted from the willful misconduct, bad faith or gross negligence of the party to be indemnified or any of its Related Parties (as determined by a court of competent jurisdiction in a final and non-appealable decision), nor shall any such Person, the Borrower or any of its Subsidiaries have any liability for any special, punitive, indirect or consequential damages (including, without limitation, any loss of profits, business or anticipated savings) relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date). All amounts payable under this Section 13.5 shall be paid within 10 Business Days of receipt by the Borrower of an invoice relating thereto setting forth such expense in reasonable detail. The agreements in this Section 13.5 shall survive repayment of the Loans and all other amounts payable hereunder. This Section 13.5 shall not apply with respect to any claims for Taxes which shall be governed exclusively by Section 5.4 and, to the extent set forth therein, Section 2.11.

13.6. Successors and Assigns; Participations and Assignments.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) except as expressly permitted by Section 11.3 hereof, the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 13.6. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in clause (c) of this Section 13.6) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Collateral Agent and the Lenders and each other Person entitled to indemnification under Section 13.5) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in clause (b)(ii) below, any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent (such consent not be unreasonably withheld or delayed; it being understood that, without limitation, the Borrower shall have the right to withhold or delay its consent to any assignment if, in order for such assignment to comply with applicable law, the Borrower would be required to obtain the consent of, or make any filing or registration with, any Governmental Authority) of:

(A) the Borrower, provided that no consent of the Borrower shall be required for an assignment to (1) a Lender, an Affiliate of a Lender, an Approved Fund or (2) if an Event of Default under Section 11.1(I)(a), (b), (g) or (h) hereof has occurred and is continuing, any other assignee; and

(B) the Administrative Agent (which consent shall not be unreasonably withheld or delayed), provided that no consent of the Administrative Agent shall be required for an assignment of any Loan to a Lender, an Affiliate of a Lender or an Approved Fund.

Notwithstanding the foregoing, no such assignment shall be made to a natural person.

(iv) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 in excess thereof or, unless each of the Borrower and the Administrative Agent otherwise consents (which consents shall not be unreasonably withheld or delayed), provided that no such consent of the Borrower shall be required if an Event of Default under Section 11.1(I)(a), (b), (g) or (h) hereof has occurred and is continuing; provided further that contemporaneous assignments to a single assignee made by Affiliates of Lenders and related Approved Funds shall be aggregated for purposes of meeting the minimum assignment amount requirements stated above;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee in the amount of $3,500; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment;

(D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an administrative questionnaire in a form approved by the Administrative Agent (the “Administrative Questionnaire”); and

(E) any assignment to Holdings, a Borrower, any Subsidiary or an Affiliated Lender shall also be subject to the requirements of Section 13.6(h).

(v) Subject to acceptance and recording thereof pursuant to clause (b)(iv) of this Section 13.6, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.10, 2.11, 5.4 and 13.5 hereof). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 13.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (c) of this Section 13.6.

(vi) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, the Commitments of, and principal amount of the Loans owing to each Lender pursuant to the terms hereof from time to time (the “Register”). Further, each Register shall contain the name and address of the Administrative Agent and the lending office through which each such Person acts under this Agreement. The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Collateral Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Collateral Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(vii) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in clause (b) of this Section 13.6 (unless waived) and any written consent to such assignment required by clause (b) of this Section 13.6, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register.

(c) (i) Any Lender may, without the consent of the Borrower, or the Administrative Agent, sell participations to one or more banks or other entities (each, a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it), provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (C) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document, provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clause (i) of the proviso to Section 13.1 that affects such Participant. Subject to clause (c)(ii) of this Section 13.6, the Borrower agrees that each Participant shall be entitled to the benefits of Section 2.10, 2.11 and 5.4 hereof to the same extent as if it were a Lender (subject to the limitations and requirements of those Sections as though it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section 13.6, including the requirements of clause (e) of Section 5.4). To the extent permitted by Requirements of Law, each Participant also shall be entitled to the benefits of Section 13.8(b) hereof as though it were a Lender, provided such Participant agrees to be subject to Section 13.8(a) hereof as though it were a Lender.

(ii) A Participant shall not be entitled to receive any greater payment under Section 2.10, 2.11 or 5.4 hereof than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent (which consent shall not be unreasonably withheld); provided that the Participant shall be subject to the provisions in Section 2.12 as if it were an assignee under clauses (a) and (b) of this Section 13.6. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and related interest amounts) of each participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”). The entries in the Participant Register shall be conclusive, absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. No Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.

(d) Any Lender may, without the consent of the Borrower or the Administrative Agent, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank having jurisdiction over such Lender, and this Section 13.6 shall not apply to any such pledge or assignment of a security interest, provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. The Borrower hereby agrees that, upon request of any Lender at any time and from time to time after the Borrower has made its initial borrowing hereunder, the Borrower shall provide to such Lender, at the Borrower’s own expense, a promissory note, substantially in the form of Exhibit I hereto, as the case may be, evidencing the Loans, owing to such Lender.

(e) Subject to Section 13.16 hereof, the Borrower authorizes each Lender to disclose to any Participant, secured creditor of such Lender or assignee (each, a “Transferee”) and any prospective Transferee any and all financial information in such Lender’s possession concerning the Borrower and its Affiliates that has been delivered to such Lender by or on behalf of the Borrower and its Affiliates pursuant to this Agreement or that has been delivered to such Lender by or on behalf of the Borrower and its Affiliates in connection with such Lender’s credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement.

(f) The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Acceptance shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(g) SPV Lender. Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (a “SPV”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPV to make any Loan and (ii) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPV hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPV shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPV, it shall not institute against, or join any other person in instituting against, such SPV any bankruptcy, reorganization, arrangement, Insolvency or Liquidation Proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 13.6, any SPV may (i) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Borrower and Administrative Agent) providing liquidity and/or credit support to or for the account of such SPV to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPV. This Section 13.6(g) may not be amended without the written consent of the SPV. Notwithstanding anything to the contrary in this Agreement, subject to the following sentence, each SPV shall be entitled to the benefits of Sections 2.10, 2.11 and 5.4 to the same extent as if it were a Lender (subject to the limitations and requirements of Sections 2.10, 2.11 and 5.4 as though it were a Lender and has acquired its interest by assignment pursuant to clause (b) of this Section 13.6, including the requirements of clause (e) of Section 5.4). Notwithstanding the prior sentence, an SPV shall not be entitled to receive any greater payment under Section 2.10, 2.11 or 5.4 than its Granting Lender would have been entitled to receive absent the grant to such SPV, unless such grant to such SPV is made with the Borrowers’ prior written consent (which consent shall not be unreasonably withheld).

(h) Notwithstanding anything to the contrary contained herein, (x) any Lender may, at any time, assign all or a portion of its rights and obligations under this Agreement in respect of its Loans to Holdings, the Borrower, any Subsidiary or an Affiliated Lender and (y) Holdings, the Borrower and any Subsidiary may, from time to time, purchase or prepay Loans, in each case, on a non-pro rata basis in accordance with Section 5.1(b); provided that:

(i) any Loans acquired by Holdings, the Borrower or any Subsidiary shall be retired and cancelled promptly upon the acquisition thereof;

(ii) by its acquisition of Loans, an Affiliated Lender shall be deemed to have acknowledged and agreed that:

(A) it shall not have any right to (i) attend (including by telephone) any meeting or discussions (or portion thereof) among the Administrative Agent or any Lender to which representatives of the Borrowers are not then present, (ii) receive any information or material prepared by the Administrative Agent or any Lender or any communication by or among Administrative Agent and one or more Lenders, except to the extent such information or materials have been made available to the Borrowers or its representatives (and in any case, other than the right to receive notices of prepayments and other administrative notices in respect of its Loans required to be delivered to Lenders pursuant to Article II), or (iii) make or bring (or participate in, other than as a passive participant in or recipient of its pro rata benefits of) any claim, in its capacity as a Lender, against the Administrative Agent or any other Lender with respect to any duties or obligations or alleged duties or obligations of such Agent or any other such Lender under the Loan Documents;

(B) except with respect to any amendment, modification, waiver, consent or other action described in clause (i) of the second proviso of Section 13.1 or that alters an Affiliated Lender’s pro rata share of any payments given to all Lenders, the Loans held by an Affiliated Lender shall be disregarded in both the numerator and denominator in the calculation of any Lender vote (and shall be deemed to have been voted in the same percentage as all other applicable Lenders voted if necessary to give legal effect to this paragraph);

(C) if a case under the Bankruptcy Code is commenced by or against any Loan Party, any plan of reorganization of such Loan Party shall provide (and each Affiliated Lender shall consent thereto) that the vote of any Affiliated Lender (in its capacity as a Lender) with respect to any plan of reorganization of such Loan Party shall not be counted except that such Affiliated Lender’s vote (in its capacity as a Lender) may be counted to the extent any such plan of reorganization proposes to treat the Obligations held by such Affiliated Lender in a manner that is less favorable to such Affiliated Lender than the proposed treatment of similar Obligations held by Lenders that are not Affiliates of the Borrower; each Affiliated Lender hereby irrevocably appoints the Administrative Agent (such appointment being coupled with an interest) as such Affiliated Lender’s attorney-in-fact, with full authority in the place and stead of such Affiliated Lender and in the name of such Affiliated Lender (solely in respect of Loans and participations therein and not in respect of any other claim or status such Affiliated Lender may otherwise have), from time to time in the Administrative Agent’s discretion to take any action and to execute any instrument that the Administrative Agent may deem reasonably necessary to carry out the provisions of this clause (C);

(D) the aggregate principal amount of Loans held at any one time by Affiliated Lenders may not exceed 30% of the aggregate principal amount of all Loans outstanding at such time under this Agreement; and

(E) any such Loans acquired by an Affiliated Lender may, with the consent of the Borrower, be contributed to the Borrower and exchanged for debt or equity securities that are otherwise permitted to be issued at such time.

For the avoidance of doubt, the foregoing limitations in this clause (h) shall not be applicable to Affiliated Institutional Lenders; provided that for purposes of determining whether the Required Lenders or any other requisite Class vote required by this Agreement have (i) consented (or not consented) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document or any departure by any Loan Party therefrom, (ii) otherwise acted on any matter related to any Loan Document, or (iii) directed or required the Administrative Agent, Collateral Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, the aggregate amount of Term Loans held by Affiliated Institutional Lenders will be excluded to the extent in excess of 49.9% of the amount required to constitute “Required Lenders” (any such excess amount shall be deemed to be not outstanding on a pro rata basis among all Affiliated Institutional Lenders).

13.7. Replacements of Lenders Under Certain Circumstances.

(a) The Borrower shall be permitted to replace any Lender that (a) requests reimbursement for amounts owing pursuant to Section 2.10 or 5.4 hereof, (b) is affected in the manner described in Section 2.10(a)(iii) hereof and as a result thereof any of the actions described in such Section is required to be taken or (c) becomes a Defaulting Lender, with a replacement bank or other financial institution, provided that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default under Section 11.1(I)(a), (b), (g) or (h) hereof shall have occurred and be continuing at the time of such replacement, (iii) the Borrower shall repay (or the replacement bank or institution shall purchase, at par) all Loans and other amounts (other than any disputed amounts), pursuant to Section 2.10, 2.11 or 5.4 hereof, as the case may be) owing to such replaced Lender prior to the date of replacement, (iv) the replacement bank or institution, if not already a Lender, and the terms and conditions of such replacement, shall be reasonably satisfactory to the Administrative Agent, (v) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 13.6 hereof (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein) and (vi) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.

(b) If any Lender (such Lender, a “Non-Consenting Lender”) has failed to consent to a proposed amendment, waiver, discharge or termination that pursuant to the terms of Section 13.1 hereof requires the consent of all of the Lenders affected and with respect to which the Required Lenders shall have granted their consent, then provided no Event of Default then exists, the Borrower shall have the right (unless such Non-Consenting Lender grants such consent) to replace such Non-Consenting Lender by requiring such Non-Consenting Lender to assign its Loans, and its Commitments hereunder to one or more assignees reasonably acceptable to the Administrative Agent, provided that (a) all Obligations of the Borrower owing to such Non-Consenting Lender being replaced shall be paid in full to such Non-Consenting Lender concurrently with such assignment and (b) the replacement Lender shall purchase the foregoing by paying to such Non-Consenting Lender a price equal to the principal amount thereof plus accrued and unpaid interest thereon. In connection with any such assignment, the Borrower, Administrative Agent, such Non-Consenting Lender and the replacement Lender shall otherwise comply with Section 13.6 hereof.

(c) Notwithstanding anything herein to the contrary, each party hereto agrees that any assignment pursuant to the terms of this Section 13.7 may be effected pursuant to an Assignment and Acceptance executed by the Borrower, the Administrative Agent and the assignee and that the Lender making such assignment need not be a party thereto.

13.8. Adjustments; Set-off.

(a) If any Lender (a “benefited Lender”) shall at any time receive any payment in respect of any principal of or interest on all or part of the Loans made by it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 11.1(I)(g) or (h) hereof, or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender’s Loans, or interest thereon, such benefited Lender shall (i) notify the Administrative Agent of such fact, and (ii) purchase for cash at face value from the other Lenders a participating interest in such portion of each such other Lender’s Loans, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably in accordance with the aggregate principal of and accrued interest on their respective Loans and other amounts owing them; provided, however, that, (A) if all or any portion of such excess payment or benefits is thereafter recovered from such benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest and (B) the provisions of this paragraph shall not be construed to apply to (1) any payment made by the Borrower or any other Loan Party pursuant to and in accordance with the express terms of this Agreement and the other Loan Documents, (2) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or Commitments to any assignee or participant or (3) any disproportionate payment obtained by a Lender as a result of the extension by Lenders of the maturity date or expiration date of some but not all Loans or Commitments or any increase in the Applicable LIBOR Margin in respect of Loans or Commitments of Lenders that have consented to any such extension. Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under Requirements of Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

(b) After the occurrence and during the continuance of an Event of Default, in addition to any rights and remedies of the Lenders provided by Requirements of Law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable Requirements of Law, upon any amount becoming due and payable by the Borrower hereunder or under any Loan Document (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower (excluding, for the avoidance of doubt, any Settlement Assets, except to the effect of Settlement Payments such Lender is obligated to make to a third party in respect of such Settlement Assets or as otherwise agreed in writing between the Borrower and such Lenders). Each Lender agrees promptly to notify the Borrower (and the Loan Parties, if applicable) and the Administrative Agent after any such set-off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.

13.9. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile or other electronic transmission, i.e. a “pdf” or a “tif”), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

13.10. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

13.11. Integration. This Agreement and the other Loan Documents represent the agreement of the Borrower, the Guarantors, the Administrative Agent, the Collateral Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Borrower, the Administrative Agent nor any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

13.12. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

13.13. Submission to Jurisdiction; Waivers. Each party hereto irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

(b) consents that any such action or proceeding shall be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address set forth on Schedule 13.2 hereto at such other address of which the Administrative Agent shall have been notified pursuant to Section 13.2 hereto;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by Requirements of Law or shall limit the right to sue in any other jurisdiction;

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 13.13 any special, exemplary, punitive or consequential damages; and

(f) agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

13.14. Acknowledgments. The Borrower hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

(b) (i) the credit facilities provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Borrower and the other Loan Parties, on the one hand, and the Administrative Agent, the Lenders and the other Agents on the other hand, and the Borrower and the other Loan Parties are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, each of the Administrative Agent, other Agents and the Lenders, is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary for any of the Borrower, any other Loan Parties or any of their respective Affiliates, equity holders, creditors or employees or any other Person; (iii) neither the Administrative Agent, any other Agent nor any Lender has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Borrower or any other Loan Party with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether the Administrative Agent or any other Agent or any Lender has advised or is currently advising any of the Borrower, the other Loan Parties or their respective Affiliates on other matters) and none of the Administrative Agent, any Agent or any Lender has any obligation to any of the Borrower, the other Loan Parties or their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (iv) the Administrative Agent and its Affiliates, each other Agent and each of its Affiliates and each Lender and its Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its respective Affiliates, and none of the Administrative Agent, any other Agent or any Lender has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) none of the Administrative Agent, any Agent or any Lender has provided and none will provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. The Borrower hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Administrative Agent and each Agent with respect to any breach or alleged breach of agency or fiduciary duty; and

(c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower, on the one hand, and any Lender, on the other hand.

13.15. WAIVERS OF JURY TRIAL. THE BORROWER, EACH AGENT AND EACH LENDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

13.16. Confidentiality. The Administrative Agent, each other Agent and each Lender shall hold all non-public information furnished by or on behalf of the Borrower or any of its Subsidiaries in connection with such Lender’s evaluation of whether to become a Lender hereunder or obtained by such Lender, the Administrative Agent or such other Agent pursuant to the requirements of this Agreement (“Confidential Information”), confidential in accordance with its customary procedure for handling confidential information of this nature and in any event may make disclosure (a) pursuant to the order of any court or administrative agency or in any pending legal, judicial or administrative proceeding or as otherwise required or requested by any Governmental Authority, regulatory, self-regulatory agency or representative thereof or pursuant to legal process or applicable Requirements of Law or regulation, (b) to such Lender’s or the Administrative Agent’s or such other Agent’s attorneys, professional advisors, independent auditors, trustees or Affiliates, in each case who need to know such information in connection with the administration of the Loan Documents and are informed of the confidential nature of such information, (c) to an investor or prospective investor in a securitization that agrees its access to information regarding the Loan Parties, the Loans and the Loan Documents is solely for purposes of evaluating an investment in a securitization and who agrees to treat such information as confidential, (d) to a trustee, collateral manager, servicer, backup servicer, noteholder or secured party in connection with the administration, servicing and reporting on the assets serving as collateral for a securitization and who agrees to treat such information as confidential, (e) to a nationally recognized ratings agency that requires access to information regarding the Loan Parties, the Loans and Loan Documents in connection with ratings issued with respect to a securitization, (f) to the extent that such information becomes publicly available other than by reason of disclosure in violation of this Section 13.16; (g) to the extent that such information is received from a third party that is not, to such Lender’s, Administrative Agent’s or other Agent’s knowledge, subject to confidentiality obligations owing to the Borrower or any of its Subsidiaries, (h) to the extent that such information was already in such Lender’s, Administrative Agent’s or other Agent’s possession prior to entering into this Agreement or is independently developed by such Lender, Administrative Agent or other Agent and (h) for purposes of establishing a “due diligence” defense; provided that unless specifically prohibited by applicable Requirements of Law, rule or regulation, each Lender, the Administrative Agent and each other Agent shall endeavor to notify the Borrower (without any liability for a failure to so notify the Borrower) of any request made to such Lender, the Administrative Agent or such other Agent, as applicable, by any governmental, regulatory or self-regulatory agency or representative thereof (other than any such request in connection with a routine or ordinary course audit or examination conducted by bank accountants or any governmental or bank regulatory authority exercising examination or regulatory authority) for disclosure of any such non-public information prior to disclosure of such information; provided further that in no event shall any Lender, the Administrative Agent or any other Agent be obligated or required to return any materials furnished by the Borrower or any Subsidiary. In addition, each Lender, the Administrative Agent and each other Agent may provide Confidential Information to prospective Transferees or to any pledgee referred to in Section 13.6 or to prospective direct or indirect contractual counterparties in Hedging Agreements to be entered into in connection with Loans made hereunder as long as such Person is advised of and agrees to be bound by the provisions of this Section 13.16 or confidentiality provisions at least as restrictive as those set forth in this Section 13.16.

13.17. [Reserved].

13.18. Direct Website Communications.

(a) The Borrower may, at its option, provide to the Administrative Agent any information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to the Loan Documents, including, without limitation, all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (A) relates to a request for a new, or a conversion of an existing, borrowing or other extension of credit (including any election of an interest rate or interest period relating thereto), (B) relates to the payment of any principal or other amount due under the RBL Credit Agreement prior to the scheduled date therefor, (C) provides notice of any default or event of default under this Agreement or (D) is required to be delivered to satisfy any condition precedent to the effectiveness of the RBL Credit Agreement and/or any borrowing or other extension of credit thereunder (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium in a format reasonably acceptable to the Administrative Agent to the Administrative Agent at an email address provided by the Administrative Agent from time to time; provided that: (i) upon written request by the Administrative Agent, the Borrower shall deliver paper copies of such documents to the Administrative Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by the Administrative Agent and (ii) the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents. Nothing in this Section 13.18 shall prejudice the right of the Borrower, the Administrative Agent, any other Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

(b) The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its e-mail address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents. Each Lender agrees that notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender agrees (A) to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and (B) that the foregoing notice may be sent to such e-mail address.

(c) The Borrower further agrees that any Agent may make the Communications available to the Lenders by posting the Communications on Intralinks or a substantially similar electronic transmission system (the “Platform”), so long as the access to such Platform (i) is limited to the Agents, the Lenders and Transferees or prospective Transferees and (ii) remains subject to the confidentiality requirements set forth in Section 13.16.

(d) THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties” and each an “Agent Party”) have any liability to the Borrower, any Lender, or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the internet, except to the extent the liability of any Agent Party resulted from such Agent Party’s (or any of its Related Parties’ (other than any trustee or advisor)) gross negligence, bad faith or willful misconduct or material breach of the Loan Documents.

(e) The Borrower and each Lender acknowledge that certain of the Lenders may be “public-side” Lenders (Lenders that do not wish to receive material non-public information with respect to the Borrower, its Subsidiaries or their securities) and, if documents or notices required to be delivered pursuant to the Loan Documents or otherwise are being distributed through the Platform, any document or notice that the Borrower has indicated contains only publicly available information with respect to the Borrower may be posted on that portion of the Platform designated for such public-side Lenders. If the Borrower has not indicated whether a document or notice delivered contains only publicly available information, the Administrative Agent shall post such document or notice solely on that portion of the Platform designated for Lenders who wish to receive material nonpublic information with respect to the Borrower, its Subsidiaries and their securities. Notwithstanding the foregoing, the Borrower shall use commercially reasonable efforts to indicate whether any document or notice contains only publicly available information.

13.19. USA PATRIOT Act. The Agents and each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Agent and such Lender to identify each Loan Party in accordance with the Patriot Act.

13.20. Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to any Agent or any Lender, or any Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect.

13.21. Reinstatement. This Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any substantial part of its property, or otherwise, all as though such payments had not been made.

13.22. Release of Liens. Notwithstanding anything to the contrary in the Security Documents:

(a) Collateral may be released from the Lien and security interest created by the Security Documents to secure the Loans and obligations under this Agreement at any time or from time to time in accordance with the provisions of the Intercreditor Agreements or as provided hereby. The applicable property and assets included in the Collateral shall be automatically released from the Liens securing the Loans, and the applicable Subsidiary Guarantor shall be automatically released from its obligations under this Agreement and the Security Documents, under any one or more of the following circumstances or any applicable circumstance as provided in the Intercreditor Agreements or the Security Documents:

(1) to enable a Loan Party and its Subsidiaries to consummate the disposition of such property or assets to a Person that is not a Loan Party to the extent not prohibited under Section 9.8;

(2) in respect of the property and assets of a Subsidiary Guarantor, (i) upon the designation of such Subsidiary Guarantor to be an Unrestricted Subsidiary in accordance with Section 9.5 and the definition of “Unrestricted Subsidiary”, and such Subsidiary Guarantor shall be automatically released from its obligations hereunder and under the Security Documents or (ii) upon the release of such Subsidiary Guarantee pursuant to Section 13.23;

(3) in respect of the property and assets of a Guarantor, upon the release or discharge of the guarantee by such Guarantor of the Obligations under the Credit Agreement or any other Indebtedness which resulted in the obligation to become a Guarantor;

(4) in respect of any assets or property constituting Collateral securing First Lien Obligations, upon the release of the security interests in such assets or property securing any First Lien Obligations, other than in connection with a Discharge (as defined in the First Lien/Second Lien Intercreditor Agreement) of First Lien Obligations;

(5) to the extent such Collateral is comprised of property leased to a Loan Party, upon termination or expiration of such lease;

(6) if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders (or such other percentage of the Lenders whose consent may be required in accordance with Section 13.1); and

(7) as provided in Section 13.1.

(b) Notwithstanding the foregoing, if an Event of Default exists on the date of Discharge (as defined in the First Lien/Second Lien Intercreditor Agreement) of First Lien Obligations, the second priority Liens on the Collateral securing the Loans will not be released, except to the extent such Collateral or any portion thereof was disposed of in order to repay the First Lien Obligations, and thereafter the Collateral Agent (or another designated representative appointed pursuant to the terms of the Equal Priority Lien Intercreditor Agreement) will have the right to foreclose or direct the First Lien Agent to foreclose upon the Collateral (but in such event, the Liens on the Collateral securing the First Lien Obligations will be released when such Event of Default and all other Events of Default cease to exist).

(c) In connection with any termination or release pursuant to this Section 13.22 or a release of a Subsidiary Guarantee pursuant to Section 13.23, the Collateral Agent shall execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such termination or release (including, without limitation, UCC termination statements), and will duly assign and transfer to such Loan Party, such of the Pledged Collateral (as defined in the Collateral Agreement) that may be in the possession of the Collateral Agent and has not theretofore been sold or otherwise applied or released pursuant to this Agreement or the Security Documents. Any execution and delivery of documents pursuant to this Section 13.22 shall be without recourse to or warranty by the Collateral Agent. In connection with any release pursuant to this Section 13.22 or 13.23, the Loan Party shall be permitted to take any action in connection therewith consistent with such release including, without limitation, the filing of UCC termination statements. Upon the receipt of any necessary or proper instruments of termination, satisfaction or release prepared by the Borrower, the Collateral Agent shall execute, deliver or acknowledge such instruments or releases to evidence the release of any Collateral permitted to be released pursuant to this Agreement or the Security Documents or the Senior Lien lntercreditor Agreement.

The security interests in all Collateral securing the Loans also will be released upon payment in full of the principal of, together with accrued and unpaid interest on, the Loans and all other Obligations under this Agreement and the Security Documents that are due and payable at or prior to the time such principal, together with accrued and unpaid interest, are paid.

13.23. Release of Subsidiary Guarantee. Each Subsidiary’s Subsidiary. Guarantees shall be automatically released upon:

(a) the sale, disposition, exchange or other transfer (including through merger, consolidation, amalgamation or otherwise) of the Capital Stock (including any sale, disposition or other transfer following which the applicable Subsidiary Guarantor is no longer a Restricted Subsidiary), of the applicable Subsidiary Guarantor if such sale, disposition, exchange or other transfer is made in a manner not in violation of this Agreement;

(b) the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the definition of “Unrestricted Subsidiary”;

(c) the release or discharge of the guarantee by such Guarantor of the Obligations under the RBL Credit Agreement or other Indebtedness or the guarantee of any other Indebtedness which resulted in the obligation to guarantee the Loans;

(d) discharge of the Loan Obligations in accordance with the terms hereof;

(e) such Restricted Subsidiary ceasing to be a Subsidiary as a result of any foreclosure of any pledge or security interest in favor of First Lien Obligations, subject to, in each case, the application of the proceeds of such foreclosure in the manner described in Section 13.22;

(f) the occurrence of a Covenant Suspension Event and

(g) as provided in Section 13.1.

A Restricted Subsidiary’s Subsidiary Guarantee shall also be automatically released upon the applicable Subsidiary ceasing to be a Subsidiary as a result of any foreclosure of any pledge or security interest securing Bank Indebtedness or other exercise of remedies in respect thereof.

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

SAMSON INVESTMENT COMPANY, as Borrower

By:
Name:
Title:

BANK OF AMERICA, N.A., as Administrative Agent, Collateral Agent and a Lender

By:
Name:
Title:

Signature Page

Samson Investment Company

Second Lien Term Loan Credit Agreement

[ ], as a Lender

By:
Name:
Title:

Signature Page

Samson Investment Company

Second Lien Term Loan Credit Agreement